Filed Pursuant to Rule 424(b)(3)
File Number 333-136129

PROSPECTUS SUPPLEMENT NO. 2
to our Prospectus dated November 27, 2006

BULLION RIVER GOLD CORP.

This Prospectus Supplement No. 2 supplements our Prospectus dated November 27, 2006 and the following supplements to that Prospectus: Prospectus Supplement No. 1 dated February 14, 2007. The shares that are the subject of our Prospectus have been registered to permit their resale to the public by the selling stockholders named in our Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 2 together with our Prospectus and Prospectus Supplement No. 1.

This Prospectus Supplement includes the attached Current Report on Form 8-K of Bullion River Gold Corp. dated March 12, 2007 as filed by us with the Securities and Exchange Commission.

This Prospectus Supplement includes the attached Current Report on Form 8-K of Bullion River Gold Corp. dated March 20, 2007, as filed by us with the Securities and Exchange Commission.

This Prospectus Supplement includes the attached Current Report on Form 8-K of Bullion River Gold Corp. dated March 30, 2007, as filed by us with the Securities and Exchange Commission.

This Prospectus Supplement includes the attached Current Report on Form 8-K of Bullion River Gold Corp. dated March 30, 2007, as filed by us with the Securities and Exchange Commission.

This Prospectus Supplement includes the attached Current Report on Form 10-KSB of Bullion River Gold Corp. dated April 5, 2007 as filed by us with the Securities and Exchange Commission.

This Prospectus Supplement includes the attached Current Report on Form 10-KSB/A of Bullion River Gold Corp. dated April 5, 2007 as filed by us with the Securities and Exchange Commission.

This Prospectus Supplement includes the attached Current Report on Form 8-K of Bullion River Gold Corp. dated April 7, 2007 as filed by us with the Securities and Exchange Commission.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “BLRV.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is May 4, 2007

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 12, 2007

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

333-85414 COMMISSION FILE NUMBER 3500 Lakeside Court, Suite 200 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	98-0377992 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89509 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

FORM 8-K

BULLION RIVER GOLD CORP.

March 20, 2007

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2007, the Bullion River Gold Corp. (the “Company”)entered into a Securities Purchase Agreement with Elton Participation Corp., a British Virgin Islands corporation (the "Investor") for an aggregate amount of (i) $1,000,000 in secured convertible notes, and (ii) warrants to purchase 1,333,334 shares of the Company’s common stock (the "Financing"). The Company anticipates that the proceeds of the Financing will be used to continue development of the French Gulch Mine.

The Financing was made in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation S as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

The Financing was completed in one closing. The closing consisted of gross proceeds of $1,000,000. The net proceeds from the transaction were $1,000,000.

The Investor received a convertible debenture (the "Debenture") due September 12, 2007 bearing simple interest at 10% per annum. The Debenture is convertible into the Company’s common stock at a price equal to $0.75. In addition, the Company granted the Investor a security interest in 100% of the shares of French Gulch (Nevada) Mining Corp., the subsidiary carrying out the mining activity in French Gulch. Should the company close another financing for $10,000,000 or more before the due date, the repayment would be accelerated to the closing of that additional financing. Under certain specified circumstances, should the Company issue shares of common stock below the conversion price of the Debenture or 80% of a volume average market price, the conversion price would be adjusted.

The parties entered into a Registration Rights Agreement whereby the Company is required to file a registration statement with the Securities and Exchange Commission by March 31, 2007, registering the common stock underlying the secured convertible debenture and the warrants.

The Investor received two year warrants to purchase a total of 1,333,334 common shares of the Company at a purchase price of $1.00 per share.

Under certain specified circumstances, should the Company issue shares of common stock below the conversion price of the Debenture or 80% of a volume average market price, the exercise price of the warrants will be reduced based on a certain formula and the number of warrants increased.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company were to pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

As of the closing date of this transaction, the Debentures had not been converted, in whole or in part.

Item 2.03. Creation of a Direct Financial Obligation.

See Item 1.01 of this Current Report.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired. None; not applicable.

(b)	Pro Forma Financial Information. None; not applicable.

(c)	Exhibits.

Exhibit
Number	Description

10.1
Securities Purchase Agreement, as amended, with the following Exhibits:
Exhibit A: 10% Secured Convertible Debenture in the principal amount of $1,000,000
Exhibit B: Registration Rights Agreement
Exhibit C: Pledge Agreement
Exhibit D: Common Stock Purchase Warrant

10.2	Amendment to Debenture
10.3	Amendment to Securities Agreement

Incorporated by Reference.

None; not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 20, 2007

Bullion River Gold Corp.

/s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer

Exhibit 10.1

The securities sold hereunder have been issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Regulation S thereunder. The securities sold hereunder cannot be transferred, offered, or sold in the United States or to U.S. Persons (as that term is defined in Regulation S) except pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 12, 2007 among Bullion River Gold Corp., a Nevada corporation (the “Company”), and Elton Participation Corp., a British Virgin Islands corporation (including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I -DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries (excluding any securities purchasable or issuable pursuant to this Agreement), which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Debentures” means, the 10% Secured Convertible Debentures due, subject to the terms therein, on March 12, 2007, issued by the Company to the Purchasers hereunder, in the form of Exhibit A.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued upon the conversion of the Debentures, provided that the terms of such Debentures shall not have been amended since the date of this Agreement to reduce the conversion price below $0.05 (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors, provided that (i) any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (ii) no registration rights shall be granted in connection with such issuance.

“French Gulch” means French Gulch (Nevada) Mining Corp., a Nevada corporation.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.15.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledge Agreement” means the Pledge Agreement in the form of the attached Exhibit C.

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“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Regulation S” means Regulation S promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Debentures, the Underlying Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: OTC Bulletin Board, the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Pledge Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Debentures and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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“Warrants” means the Common Stock Purchase Warrants in the form of the attached Exhibit D.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II - PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase $1,000,000 in principal amount of the Debentures. The Purchaser shall deliver to the Company via wire transfer or a certified check immediately available funds equal to the Subscription Amount and the Company shall deliver to the Purchaser the Debenture as determined pursuant to Section 2.2(a) issuable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.2 and 23, the Closing shall occur at the offices of the Company, or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a Debenture duly executed by the Company with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iii) the Pledge Agreement, duly executed by the Company, in the form of Exhibit C attached hereto, and the certificates representing the Pledged Stock thereunder; and

(v) the Registration Rights Agreement duly executed by the Company.

(b) On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Registration Rights Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company

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2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date, as applicable, shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III- REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Purchaser.

(a) Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law .

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Form 8-K promulgated under the Exchange Act and (ii) the filing with the Commission of the Registration Statement, (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares.

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(g) Capitalization. The capitalization of the Company is as set forth in its most recently filed periodic reports under the Exchange Act. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, except as specified in Schedule 3.1(g) and other than pursuant to the exercise of employee stock options under the Company’s stock option plans, exercise of options by consultants, the issuance of shares of Common Stock to employees under employment agreements or pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(i) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and to the best knowledge, after due inquiry, of its directors and officers.

(j) General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(k)  Material Changes or Liabilities. Since the date of the latest financial statements included within the Company’s filings with the Securities and Exchange Commission (“SEC Reports”), except as set forth on Schedule 3.1 (k) or specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

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(l)  The Company owns all of the issued and outstanding shares of capital stock of French Gulch free and clear with no Liens. Other than its common stock, French Gulch has no other authorized classes of securities and no Common Stock Equivalents outstanding. French Gulch is in the process of exercising an option agreement with Washington Niagra Mining Partnership to purchase 28 patented and 27 unpatented claims. See schedule 3.1 (l) for current payment status. The option is paid current to date. In addition the French Gulch owns 66 staked unpatented claims. All claim filing fees are current.

Purchaser acknowledges that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated other than those specifically set forth in this Section 3.1.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

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(c) Disclosure of Information. Purchaser carefully reviewed all filings made by the Company with the Commission as of the date of this Agreement and has received and carefully reviewed any information Purchaser has requested from the Company that Purchaser considers necessary or appropriate for deciding whether to acquire the Securities, including, without limitation, all material risk factors relating to the Company. Purchaser further represents that Purchaser has had ample opportunity to ask questions and receive answers from the Company concerning the information and the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to Purchaser. Purchaser is making its investment in the Company after having reviewed, analyzed, sought professional advice regarding, and fully understanding the risk, uncertainties, and liabilities associated with the Company.

(d) Regulation S.

(i) Purchaser either has been duly formed and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of incorporation set forth on the signature page to this Agreement or is an individual who is not a citizen or resident of the United States. Purchaser is not organized under the laws of the United States and is not a “U.S. Person” as that term is defined in Rule 902(o) of Regulation S.

(ii) Purchaser was not formed for the purpose of investing in Regulation S securities or for the purpose of investing in the Securities sold under this Agreement. Purchaser is not registered as an issuer under the Securities Act and is not required to be registered with the SEC under the Investment Company Act of 1940, as amended. Purchaser is entering into this Agreement and is participating in the offering of the Shares for its own account, and not on behalf of any U.S. Person as defined in Rule 902(o) of Regulation S.

(iii) The Company has not made an offer to enter into this Agreement to Purchaser in the United States other than as permitted in the case of an account managed by a professional fiduciary resident in the United States within the meaning of Section 902(o)(2) of Regulation S. At the times of the offer and execution of this Agreement and, to the best knowledge of Purchaser, at the time the offering originated, Purchaser was located and resident outside the United States, other than as permitted in the case of an account managed by a professional fiduciary resident in the United States within the meaning of Section 902(o)(2) of Regulation S.

(iv) Neither Purchaser, nor any of its Affiliates, nor any person acting on its behalf or on behalf of any Affiliate has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Shares or for any securities that are convertible into or exercisable for the common stock of the Company, including, but not limited to, effecting any sale or short sale of the Company’s securities through Purchaser or any of its Affiliates before the expiration of any restricted period contained in Regulation S. To the best knowledge of Purchaser, this Agreement and the transactions contemplated by it are not part of a plan or scheme to evade the registration provisions of the Securities Act, and Purchaser is purchasing the Shares for investment purposes. Purchaser and, to the best knowledge of Purchaser, each distributor, if any, participating in this offering of the Securities have agreed that they will neither offer nor sell any Securities before the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as amended from time to time) to U.S. Persons or for the account or benefit of U.S. Persons, and they will offer or sell any of the Securities only in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Purchaser and its representatives have not conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and will not engage in any Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

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(v) Purchaser acknowledges that following the expiration of any restricted period provided by Rule 903 of Regulation S, any interest in this Agreement or in the Securities sold may be resold within the jurisdiction of the United States or to U.S. Persons as defined in Rule 902(o) of Regulation S by or for the account of the parties only (i) pursuant to a registration statement under the Securities Act, or (ii) if applicable, pursuant to an exemption from registration for sales by a person other than an issuer, underwriter, or dealer as those terms are used in Section 4(1) and related provisions of the Securities Act and regulations or pursuant to another exemption from registration, only following the expiration of any restricted period (if applicable) required by Regulation S. Purchaser acknowledges that this Agreement and the Securities have not been registered under the Securities Act or qualified under state securities laws of the United States and that their transferability within the jurisdiction of the United States is restricted by the Securities Act as well as state laws. Purchaser acknowledges it has received a copy of Regulation S, is familiar with and understands its terms, and has had the opportunity to consult with its legal counsel concerning this Agreement and Regulation S.

(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

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The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV- OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, Regulation S or Rule 144, to the Company or to an affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

This debenture has not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, US. Persons, except as set forth below. By its acquisition hereof, the holder (1) represents that it is not a U.S. Person and is acquiring this debenture in an offshore transaction, (2) agrees that it will not within two years after the original issuance of this debenture resell or otherwise transfer this debenture except (a) to the company or any subsidiary thereof, (b) pursuant to an effective registration statement under the Securities Act, (c) inside the United States to a qualified institutional buyer in compliance with Rule 144a under the Securities Act, (d) inside the United States to an accredited investor that, prior to such transfer, furnishes (or has furnished on its behalf by a United States broker-dealer) to the Company a signed letter containing certain representations and agreements relating to the restrictions on transfer of this debenture (the form of which letter can be obtained from the Company), (e) outside the United States in an offshore transaction in compliance with rule 904 under the Securities Act or (f) pursuant to any other exemption from registration under the Securities Act (if available) and (3) agrees that it will give to each person to whom this debenture is transferred a notice substantially to the effect of this legend. In connection with any transfer of this debenture within two years after original issuance of this debenture, if the proposed transferee is an accredited investor, the holder must, prior to such transfer, furnish to the company and the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act. As used herein, the terms “offshore transaction,” “United States” and “U.S. Person” have the meanings given to them by Regulation S under the Securities Act.

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(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

If all or any portion of a Debenture is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends.

The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2 Conversion Procedures. The form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to convert the Debentures. No additional legal opinion or other information or instructions shall be required of the Purchasers to convert their Debentures. The Company shall honor conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.3 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.4 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder substantially for the development of the French Gulch Mine.

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4.5 Reservation and Listing of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

4.6 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.7 Delivery of Securities after Closing. The Company will deliver, or cause to be delivered, the respective Shares and Warrants purchased by each Purchaser to the Purchaser within 3 Trading Days of the Closing Date.

4.8Resale by Purchaser. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC takes the position that the coverage of short sales of shares of the Common Stock “against the box” before the Effective Date of the Registration Statement with the Shares is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, no Purchaser will use any of the Shares to cover any short sales made before the Effective Date. Further, each Purchaser will comply with any obligations it may have under Regulation M with respect to the resale of the Securities.

4.9 Not Future Indebtedness. So long as any Debenture is outstanding, the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, without the prior approval of Purchaser, other than in the ordinary course of businees or pursuant to existing obligations, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

ARTICLE V - MISCELLANEOUS

5.1 Termination. This Agreement may be terminated only by mutual written agreement of the parties or by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or about March 12, 2007; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (with receipt of successful transmission) at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Nevada time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile (with receipt of successful transmission) at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Nevada time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by US. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Persons.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Reno. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Reno, State of Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.9 Survival. The covenants and other agreements of the parties shall survive the Closing. The representations and warranties contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities for two years.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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5.15 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

5.17 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BULLION RIVER GOLD CORP. INC. By: /s/ Peter Kuhn Peter Kuhn, President	Address for Notice: 3500 Lakeside Court, Suite 200 Reno, Nevada 89509 (775) 324-4881

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With a copy to (which shall not constitute notice):

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[PURCHASER SIGNATURE PAGES TO BULLION RIVER GOLD CORP., INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Elton Participation Corp.

Signature of Authorized Signatory of Purchaser: /s/ Peter-Paul Stengel
Name of Authorized Signatory: Peter-Paul Stengel
Title of Authorized Signatory: President
Email Address of Purchaser:______________________________________________________

Address for Notice of Purchaser:__________________________________________________
________________________________________________________________________________________

Address for Delivery of Securities for Purchaser (if not same as above):_____________________
___________________________________________________________________________

Principal Amount: $1,000,000.00
Warrant Shares: 1,333,334

[SIGNATURE PAGES CONTINUE]

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Schedule 3.1.g
Bullion River Gold Corp.
Common Stock and Warrants
As of July 31, 2006

	Common Stock	Warrants
As of March 31, 2006	48,853,875	27,030,136
Granted or sold since March 31,2006	7,916,391	7,350,009
Cancelled since March 31, 2006	(166,667)	(383,333)
Exercised since March 31, 2006	1,173,960	(1,173,960)
Total	57,777,559	32,822,852

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Schedule 3.1.k

Bullion River Gold Debt and Lease Obligations

As of June 30, 2006

Accounts Payable and accruals of $841,028

Long Term Reclamation Obligations $106,070, changes as required by law

On October 3, 2005, the Company entered into a third party agreement to lease (2) Caterpillar IT28G loaders for a period of 36 months in the amount of $5,736 per month. This lease ends on October 3, 2008.

On December 21, 2005, the Company entered into a third party agreement to lease (1) Skid Loader for the North Fork property. The term is 36 months ending December 2008 with a monthly payment of $938.

On February 14, 2006, the Company entered into a third party agreement to lease office space which commenced on April 1, 2006 and will end on March 31, 2009. This agreement was sought out to accommodate the growing support needs of the company and to reduce the rental cost per square foot. Payments under this agreement are:
•	$6,000 per month from April 1 to June 30, 2006
•	$7,855 per month from July 1, 2006 to March 31, 2007
•	$8,091 per month from April 1, 2007 to March 31, 2008
•	$8,333 per month from April 1, 2008 to March 31, 2009

On February 15, 2006, the Company entered into a third party agreement to lease an Elphinstone R-1300 loader for a period of 36 months ending in February 2009 in the amount of $6,776 per month. This equipment will be used at French Gulch.

On April 12, 2005, the Company entered into a lease agreement for a copier/printer for a 48-month term ending April 30, 2009. Payment under this agreement is $221 per month.

On April 16, 2006, the Company entered a rental agreement for office/housing space for the French Gulch property whereby the Company is committed to pay $1,550 per month until April 15, 2007.

On May 1, 2006, the Company extended a rental agreement for office/housing space for the North Fork property whereby the Company is committed to pay $1,030 per month until October 2006.

Additional leases up to $200,000 for leased vehicles

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Schedule 3.1.l

French Gulch Mine Purchase Schedule
WASHINGTON-NIAGARA PURCHASE OPTION
Date	7/31/2006

Statement	Total amount of Purchase	$ 1,500,000.00
	Remaining Amount for purchase	$ 896,084.00

Date	Description	Amount	Balance Due

5/19/2005	French Gulch exercises Option to purchase the Washington-Niagara
	Property and receives the following credits to the purchase price
	for payments made on Washington-Niagara's behalf.

	Purchase price	$ 1,500,000.00
	Initial Purchase Option payment	(10,000.00)
	Advance for tax arrearages to Shasta County	(15,000.00)
	Additional overage of tax arrearages for Shasta County (paid 10/12/04)	(27,588.07)
	Additional overage of tax arrearages for Trinity County (paid 10/12/04)	(5,612.00)
	2004-2005 claim maintenance fees paid to BLM and Counties	(3,416.00)
	State of CA Mining Operation Annual Reports for 2001, 2002, 2003 (paid 12/7/04)	(3,238.00)	$ 1,435,145.93

5/19/2005	June Option payment (less deductions), check #3075	(13,561.93)	1,421,584.00

8/5/2005	August Option payment, check #3146	(50,000.00)	1,371,584.00

10/28/2005	October Option payment, check #3237	(50,000.00)	1,321,584.00

12/1/2006	December Option payment, check #3270	(50,000.00)	1,271,584.00

2/1/2006	February Option payment, check #3360	(50,000.00)	1,221,584.00

4/3/2006	April Option payment, check #1721	(50,000.00)	1,171,584.00

5/26/2006	June Option payment, check #2056	(50,000.00)	1,121,584.00

7/14/2006	Reduction of Purchase Price for Investment	(175,500.00)	946,084.00

7/27/2006	August Option payment, check #2508	(50,000.00)	896,084.00

Planned Schedule of Payments

9/27/2006	October Payment	(175,000.00)	721,084.00

11/27/2006	December Payment	(175,000.00)	546,084.00

1/27/2007	February Payment	(175,000.00)	371,084.00

3/28/2007	April Payment	(175,000.00)	196,084.00

5/27/2007	June Payment	(175,000.00)	21,084.00

7/27/2007	August Payment	(21,084.00)	-

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EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: March 12, 2007
Conversion Price $0.75

$1,000,000.00

10% SECURED CONVERTIBLE DEBENTURE
Due September 12, 2007

This 10% Secured Convertible Debentures of Bullion River Gold Corp., a Nevada corporation, having a principal place of business at 3500 Lakeside Court, Suite 200, Reno, NV 89509 (the “Company”), designated as its 10% Secured Convertible Debenture, due September 12, 2007 (this debenture, the “Debenture” and collectively with the other such series of debentures, the “Debentures”). This Debenture is secured as provided for in the Securities Purchase Agreement and the Pledge Agreement referred to therein.

FOR VALUE RECEIVED, the Company promises to pay to Elton Participation Corp. or its registered assigns (each a “Holder”), the principal sum of $1,000,000.00 by September 12, 2007, or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1. Definitions

For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 6.3.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of Nevada are authorized or required by law or other government action to close.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 4.1.

“Conversion Price” shall have the meaning set forth in Section 4.3.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Debenture or as payment of interest in accordance with the terms.

“Effectiveness Period” shall have the meaning given to such term in the Registration Rights Agreement.

“Event of Default” shall have the meaning set forth in Section 8.

“Fundamental Transaction” shall have the meaning set forth in Section 6.3.

“Interest Conversion Rate” means $0.75 per share.

“Interest Payment Date” shall have the meaning set forth in Section 2.2.

“Maturity Date” means September 12, 2007.

“Nevada Courts” shall have the meaning set forth in Section 9.4.

“Notice of Conversion” shall have the meaning set forth in Section 4.1.

“Optional Prepayment” shall have the meaning set forth in Section 7.

“Optional Prepayment Amount” shall have the meaning set forth in Section 7

“Optional Prepayment Date” shall have the meaning set forth in Section 7.

“Optional Prepayment Notice” shall have the meaning set forth in Section 7.

“Original Issue Date” shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of March 12, 2007, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The Over The Counter Bulletin Board, the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.

Section 2. Interest

2.1 Accrual of Interest. Interest shall accrue on the principal balance of this Debenture at the rate of ten percent (10%) per annum.

2.2 Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 10% simple interest per annum, payable on the Maturity Date (except that, if that date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an “Interest Payment Date”). Interest may be paid in cash, or if by mutual consent of the Company and the Holder, by shares of Common Stock at the “Interest Conversion Rate” or a combination of shares and cash.

Section 3. Repayment of Principal

3.1 Repayment in U.S. Dollars. On or before the Maturity Date, the Company shall repay the unpaid principal amount of this Debenture in U.S. Dollars.

3.2 The Company and the Holder may before or at the Maturity Date mutually agree to extend the Maturity Date for additional period(s).

Section 4.Conversion Into Shares of Common Stock

4.1 Voluntary Conversion. At any time after the Original Issue date and until this Debenture is no longer outstanding, this Debenture shall be convertible into shares of Common Stock (“Conversion Shares”) at the option of the Holder, in whole or in part, at any time and from time to time. The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Debenture, and accrued interest thereon, to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. Any and all conversion hereunder shall be made in amounts of not less than $10,000 (and in increments of $10,000) unless the balance of the outstanding debenture amount is less than $10,000 and then in such event, the entire amount of the debenture shall be converted into shares of Common Stock if Holder elects to convert such balance.

4.2 Conversion Records. The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver a copy of its records as to Holder in a reasonable time following any conversion. If Holder disagrees with the Company’s records, Holder shall provide notice of such objection to the Company within twenty days following the Company’s mailing of such record to holder. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof. Notwithstanding anything herein to the contrary, the Holders right to convert hereunder shall in no way excuse the Company from having to meet its obligation to pay the outstanding principal and interest on this Debenture nor shall it limit the Holder’s right to seek any other remedy against the Company for failing to meet such obligations. The right to convert this Debenture into Conversion Shares is in addition to any other rights or remedies the Holder may have hereunder or under law.

4.3 Conversion Price. The conversion price in effect on any Conversion Date shall be $0.75 (subject to adjustment as provided herein)(the “Conversion Price”).

4.4 Mechanics of Conversion

(a) Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

(b) Delivery of Certificate Upon Conversion. Not later than seven Trading Days after any Conversion Date, the Company will deliver or cause to be delivered to the Holder (A) a certificate or certificates representing the Conversion Shares which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Debenture including payment of interest in shares of Common Stock. The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(c) Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of this Debenture tendered for conversion.

(d) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Debentures), not less than such number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 6) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

(e) Fractional Shares. The Holder shall be entitled to receive, in lieu of fractional shares, one whole share of Common Stock.

(g). Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Registration of Transfers and Exchanges

5.1 Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

5.2 Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

5.3 Reliance on Debenture Register. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 6. Certain Adjustments

6.1 Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture, including as interest thereon), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

6.2 Subsequent Equity Issuances. If the Company or any subsidiary thereof, at any time while any Debenture is outstanding, issues, sells or grants any option to purchase or issues, sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition of) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the higher of (i) the then Conversion Price and (ii) 80% of the then VWAP (such lower effective price price per share, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”) (if a holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the higher of the then Conversion Price or 80% of the then VWAP, as applicable, on such date of the Dilutive Issuance), then the Conversion Price shall be reduced, and only reduced, by multiplying the Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding (on a fully-diluted basis) immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the actual cash offering price for such Dilutive Issuance would purchase at the then Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding (on a fully-diluted basis) immediately prior to the Dilutive Issuance plus the number of shares of Common Stock and Common Stock Equivalents so issued or issuable in connection with the Dilutive Issuance, but in no event shall such adjustment reduce the Conversion Price to less than $0.05.

Notwithstanding the foregoing, no adjustment will be made under this Section 6.2 in respect of an Exempt Issuance. The Company shall notify each Holder in writing, no later than the five (5) Business Days prior to the issuance of any Common Stock or Common Stock Equivalents subject to this Section 6.2, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 6.2, upon the occurrence of any Dilutive Issuance, each Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether such Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

6.3 Fundamental Transaction. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

6.4 Calculations. All calculations under this Section 6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 6, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

6.5 Notice to the Holder.

(a) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any of this Section 6, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement).

(b) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company or (F) the Company shall authorize entering into any other type of Fundamental Transaction; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last addresses as it shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange, or other Fundamental Transaction, is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, or other Fundamental Transaction; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

Section 7. Optional Prepayment Right

Prior to the later of (i) August 3, 2007 and (ii) the date on which the Conversion Shares are registered pursuant to a registration statement filed with and declared effective by the Commission, the Company may only prepay the Debenture with the approval of the holder thereof. Following August 3, 2007, upon the Conversion Shares being registered pursuant to a registration statement filed with and declared effective by the Commission, the Company may, upon five (5) Business Days prior written notice to the Holder, prepay in part or in full the Debenture in accordance with this Section 7. The prepayment amount must be $300,000 or a greater amount. Notice of any proposed prepayment hereunder (an “Optional Prepayment”) shall be delivered to the Holder of the Debentures and shall state (1) that the Company wishes to prepay the Debentures issued on the Original Issue Date and (2) the date of prepayment (the “Optional Prepayment Notice”). Subject to receiving the written consent of the Holder, on the date fixed for prepayment (the “Optional Prepayment Date”), the Company shall make payment of the Optional Prepayment Amount (as defined below) to the Holder. If the Company prepays a Debenture, the Company shall make payment to the Holder of an amount in cash equal to the principal amount to be prepaid plus any amount of interest owed hereunder to the Holder (“Optional Prepayment Amounts”). The Holder shall at all times prior to the Optional Prepayment Date maintain the right to convert all or any portion of the Debenture (and, thereafter, any unconverted portion) and any portion of Debenture so converted after receipt of an Optional Prepayment Notice and prior to the Optional Prepayment Date set forth in such notice and payment of the aggregate Optional Prepayment Amount shall be deducted from the principal amount of Debenture which is otherwise subject to prepayment pursuant to such notice.

Section 8.Events of Default.

8.1 “Event of Default”. Wherever used herein, an Event of Default means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) any default in the payment of (A) the principal amount of any Debenture, or (B) interest on any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within three (3) Trading Days;

(b) the Company shall fail to observe or perform any other material covenant or material agreement contained in this Debenture or any other Debenture which failure is not cured, if possible to cure, within the earlier to occur of five (5) Trading Days after notice of such default sent by the Holder or by any other Holder;

(c) a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents,

(d) any representation or warranty or covenant made herein, in any other Transaction Documents, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(e) (i) the Company or any of its Subsidiaries shall commence a case, as debtor, under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary thereof or (ii) there is commenced a case against the Company or any Subsidiary thereof, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto which remains undismissed for a period of 60 days; or (iii) the Company or any Subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (v) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, any of its debts or its debts generally as they become due; or (vii) the Company or any Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (viii) the Company or any Subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Company or any Subsidiary thereof for the purpose of effecting any of the foregoing; or

(f) the Company or any Subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $1,000,000, whether such indebtedness now exists or shall hereafter, be created, unless otherwise approved in writing by the Holder.

8.2 Remedies Upon Event of Default. If any Event of Default occurs, the Company shall give Holder prompt notice thereof and the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. Upon the payment in full of the principal and interest under the Debenture under this Section 8.2, the Holder shall promptly surrender this Debenture to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous

9.1 Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (775) 324-7893, Attn: Peter Kuhn or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Nevada time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Nevada time) on any date and earlier than 11:59 p.m. (Nevada time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

9.2 Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture is second in priority to the previous Company/Holder $3,000,000 Debenture covering substantially the same subject matter as this Debenture.

9.3 Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

9.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Reno, State of Nevada (the “Nevada Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Nevada Courts are improper or inconvenient venue for such proceeding.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9.5 Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

9.6 Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

9.7 Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day or Trading Day, such payment or obligation shall be made or performed on the next succeeding Business Day.

9.8 Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

9.9 Assumption. Any successor to the Company or surviving entity in a Fundamental Transaction shall (i) assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) prior to such Fundamental Transaction and (ii) to issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Debentures held by the Holder and having similar ranking to this Debenture, and satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9.9 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

BULLION RIVER GOLD CORP.

By: /s/ Peter Kuhn
Name: Peter Kuhn
Title: President

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal (and accrued interest thereon) under the 10% Secured Convertible Debenture of Bullion River Gold Corp., a Nevada corporation (the “Company”), due on September 12, 2007 into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:___________________

Principal Amount of Debenture to be Converted: $________
Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of
Conversion at Issue.

Number of shares of Common Stock to be issued:
_______________________________________

Signature:________________________________

Name:___________________________________

Address: _________________________________

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This registration rights agreement (this “Agreement”) is made as of March 12, 2007 among Bullion River Gold Corp., a Nevada corporation (the “Company”), and the purchasers (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date of this Agreement among the Company and the Purchasers (the “Purchase Agreement”). The Company and the Purchasers agree that:

1. Definitions. Capitalized terms used and not otherwise defined in this Agreement have the same meanings as they have in the Purchase Agreement. As used in this Agreement:

“Effectiveness Period” is defined in Section 2.

“Filing Date” means on or about March 31, 2007.

“Holder” or “Holders” means the holder or holders from time to time of Registerable Securities.

“Indemnified Party” is defined in Section 5(b).

“Indemnifying Party” is defined in Section 5(b).

“Losses” includes all losses, claims, damages, liabilities, costs, attorneys’ fees and expenses.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, whether pre- or post-effective and all material incorporated by reference or deemed to be incorporated by reference in the prospectus.

“Registerable Securities” means all of the Securities, Warrants and the Warrant Shares, together with any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event that affects the Shares or the Warrant Shares.

“Registration Statement” means the registration statements required to be filed hereunder, including the Prospectus, amendments and supplements to the registration statement or Prospectus, whether pre- and post-effective amendments, all exhibits to them, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as this Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as this Rule.

2. Registration. By the Filing Date, the Company will make best efforts to prepare and file with the Commission the Registration Statement covering the resale of all of the Registerable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Subject to the terms of this Agreement, the Company will use its best efforts to cause the Registration Statement to be declared effective under the Securities Act on or about March 12, 2007 and will use its best efforts to keep the Registration Statement continuously effective under the Securities Act until all Registerable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) (the “Effectiveness Period”).

3. Registration Procedures.

(a) Each Holder will furnish to the Company, upon request from the Company, a completed Questionnaire in the form attached to this Agreement as Annex A at least five Trading Days before the Filing Date or earlier at the Company’s request; and will furnish, at the Company’s request, a statement certifying the number of shares of Common Stock beneficially owned by the Holder and, if required by the Commission, the name of the Person who has voting and dispositive control over the Shares

(b) The Company will (i) prepare and file with the Commission the amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the Registerable Securities for the Effectiveness Period; (ii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of Regisetrable Securities covered by the Registration Statement during the applicable period.

(c) The Company will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registerable Securities for sale in any jurisdiction.

(d) The Company will use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of Registerable Securities for the resale by the Holder under the securities or Blue Sky laws of the jurisdictions within the United States as any Holder reasonably requests in writing, to keep the Registration or qualification (or exemption) effective during the Effectiveness Period and to do any other acts or things reasonably necessary to enable the disposition in those jurisdictions of the Registerable Securities covered by the Registration Statement; provided, that the Company is not required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any jurisdiction where it is not then so subject, or file a general consent to service of process in any such jurisdiction.

(e) The Company will comply with all applicable rules and regulations of the Commission.

(f) The Company will notify the Holders immediately, with confirmation in writing, if it receives during the Effectiveness Period a notice from any federal or state regulatory authority of any action that could affect the Holders’ ability to sell the Registerable Securities.

4. Registration Expenses. The Company will bear all fees and expenses that it incurs in performing or complying with this Agreement whether or not any Registerable Securities are sold pursuant to the Registration Statement.

5. Indemnification

(a) Indemnification by Holders. Each Holder will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of the controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based solely upon (i) the Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or arising out of or relating to any omission or alleged omission of a material fact required to be stated or necessary to make the statements not misleading but only if the untrue statement or omission is contained in written information furnished by the Holder to the Company specifically for inclusion in the Registration Statement.

(b) Conduct of Indemnification Proceedings. If any Proceeding is brought or asserted against any Person entitled to indemnity under this Agreement (an “Indemnified Party”), the Indemnified Party will promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party may assume the defense, including the employment of counsel reasonably satisfactory to the Indemnified Party, and will pay all fees and expenses incurred in connection with defense; but an Indemnified Party’s failure to give the notice does not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, unless a court of competent jurisdiction (whose decision is not subject to appeal or further review) decides that the failure has prejudiced the Indemnifying Party. Notwithstanding the foregoing, an Indemnified Party may employ separate counsel in any Proceeding and participate in the defense, and will bear the expense of the counsel unless (i) the Indemnifying Party has agreed in writing to pay the fees and expenses, (ii) the Indemnifying Party has failed promptly to assume the defense of the Proceeding and to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) the named parties to the Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably believes that a material conflict of interest is likely to exist if the same counsel were to represent the Indemnified Party and the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party may not assume the defense and must bear the reasonable fees and expenses of the separate counsel). The Indemnifying Party is not liable for any settlement of any Proceeding without its written consent, which consent cannot be unreasonably withheld. No Indemnifying Party will, without the prior written consent of the Indemnified Party, settle any Proceeding that includes an Indemnified Party unless the settlement includes an unconditional release of the Indemnified Party from all liability on the claims that are the subject matter of the Proceeding. The Indemnifying Party will pay all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses incurred in connection with investigating or preparing to defend a Proceeding in a manner consistent with this Section) to the Indemnified Party within ten Trading Days of written notice to the Indemnifying Party.

(c) Contribution. If a claim for indemnification under Section 5(a) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of the Losses, in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in the Losses and any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party must be determined by referring to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the action, statement or omission. The amount paid or payable by a party as a result of any Losses is deemed to include, subject to the limitations set out in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by the party in connection with any Proceeding to the extent that the party would have been indemnified for the fees or expenses if the indemnification provided for in this Section 5 was available to the party. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous

(a) Remedies. If the Company or a Holder breaches any of its obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, is entitled to specific performance of its rights under this Agreement.

(b) Compliance. Each Holder will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registerable Securities pursuant to the Registration Statement.

(c) Discontinued Disposition. Each Holder will, when it receives a notice from the Company under Section 3(f), immediately stop selling the Registerable Securities under the Registration Statement until the Holder has received written notice from the Company that the use of the applicable Prospectus may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from its provisions may not be given, unless they are written and signed by the Company and each Holder of the then outstanding Registerable Securities.

(e) Notices. Any notices or other communications or deliveries required or permitted to be provided hereunder must be made in accordance with the provisions of the Purchase Agreement.

(f) Successors and Assigns. This Agreement inures to the benefit of and binds the successors and permitted assigns of each of the parties and inures to the benefit of each Holder.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts and delivered to the other parties by any means, each of which when so executed is deemed to be an original and, all of which taken together will constitute one and the same Agreement.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement will be determined with the provisions of the Purchase Agreement.

(i) Cumulative Remedies. The remedies provided are cumulative and do not exclude any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions remain in full force and effect and are in no way affected, impaired or invalidated, and the parties will use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by the term, provision, covenant or restriction. The parties stipulate that they would have executed the remaining terms, provisions, covenants and restrictions without including any that might be declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience of reference only and do not limit or otherwise affect the meaning.

(l) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder are several and not joint with the obligations of any other Holder, and no Holder can be responsible in any way for the performance of the obligations of any other Holder. Nothing in the Transaction Documents delivered at any Closing, and no action taken by any Holder pursuant to them, can be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder is entitled to protect and enforce its rights and it is not necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

*************************

In witness whereof, the parties have executed this Registration Rights Agreement as of the date first written above.

BULLION RIVER GOLD CORP.
By:/s/ Peter Kuhn Peter Kuhn President

[Signature page of holders follow.]

[Holders’ signature pages to BLRV Registration Rights Agreement]

Name of Holder: Elton Participation Corp

Signature of Authorized Signatory of Holder: /s/ Peter-Paul Stengel

Name of Authorized Signatory: Peter-Paul Stengel

Title of Authorized Signatory: President

[SIGNATURE PAGES CONTINUE]

Annex A

Bullion River Gold Corp.

Selling Security-holder Notice and Questionnaire

The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of Bullion River Gold Corp., a Nevada corporation (the “Company”), (the “Registerable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement for the registration and resale under Rule 415 of the Securities Act of 1933 (the “Securities Act”), of the Registerable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of March 12, 2007 (the “Registration Rights Agreement”), among the Company and the Purchasers. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling security-holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registerable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security-holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Security-holder”) of Registerable Securities hereby elects to include the Registerable Securities owned by it and listed below in Item 3 (unless otherwise specified under Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that this information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full legal name of Selling Security-holder

(b)	Full legal name of registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c)	Full legal name of natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for notices to Selling Security-holder:

Telephone:
Fax:
Contact person:

3.	Beneficial Ownership of Registerable Securities:

(a)	Type and number of Registerable Securities beneficially owned:

4.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐       No ☐

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes ☐       No ☐

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registerable Securities in the ordinary course of business, and at the time of the purchase of the Registerable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registerable Securities?

Yes ☐       No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Security-holder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and number of other securities beneficially owned by the Selling Security-holder:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to notify the Company promptly of any inaccuracies or changes in the foregoing information that may occur subsequent to this date at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained in its answers to Items 1 through 6 and the inclusion of the information in the Registration Statement and the related Prospectus. The undersigned understands that the Company will rely upon this information in connection with its preparation or amendment of the Registration Statement and the related Prospectus.

In witness whereof the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:_______________________	Beneficial Owner:_______________________________

By:__________________________________________
Name:
Title:

Please fax a copy of this completed and executed Notice and Questionnaire to 775-324-7893; and return the original by overnight mail to Bullion River Gold Corp., 3500 Lakeside Court, Suite 200, Reno, NV 89509.

EXHIBIT C

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”), dated as of March 12, 2007, among Bullion River Gold Corp., a Nevada corporation (“Pledgor”) and Elton Participation Corp., a British Virgin Islands corporation (the“Secured Party”).

Recitals

The Pledgor is contemporaneously herewith entering into a Securities Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), with Secured Party, pursuant to which the Secured Party agrees to purchase a Debenture from the Pledgor in accordance with and subject to the terms of the Purchase Agreement.

It is a condition precedent to a Secured Party’s obligation to purchase a Debenture under the Purchase Agreement that the Pledgor execute and deliver to the Secured Party a Pledge Agreement in substantially the form hereof.

French Gulch (Nevada) Mining Corp., a corporation organized under the laws of the State of Nevada (“French Gulch”), is a wholly-owned subsidiary of Pledgor. Pledgor has agreed to pledge all of its shares of French Gulch to the Secured Party to secure Pledgor’s obligations to the Secured Party under the Purchase Agreement and other Transaction Documents

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.  Defined Terms. All capitalized terms used herein which are not defined herein shall have the meanings given to them in the Purchase Agreement.

2.  Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Purchase Agreement, the other Transaction Documents and all extensions or renewals thereof, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to the Borrower or any other Pledgor, would accrue on such obligations, whether or not such interest is an allowed claim), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the “Obligations”), the Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Secured Party in all of the following (the “Collateral”):

(a)  all shares of stock of French Gulch owned by Pledgor (the “Pledged Stock”), the certificates representing the Pledged Stock and all dividends, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

(b)  all additional shares of stock of French Gulch from time to time acquired by Pledgor in any manner, including, without limitation, stock dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(c)  all options, warrants and rights, whether as an addition to, in substitution of or in exchange for any shares of any Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such options, warrants and rights; and

(d) to the extent not covered by clauses (a) through (c) above, all Proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to such Pledgor or the Secured Party from time to time with respect to any of the Collateral

3.  Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the Pledgor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, at any time in its discretion and without notice to the Pledgor, to register in the name of the Secured Party or any of its nominees, as pledgee, any or all of the Collateral. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

4.  Representations and Warranties of the Pledgor. The Pledgor represents and warrants to the Secured Party (which representations and warranties shall be deemed to continue to be made until all of the Obligations have been indefeasibly paid in full and each Transaction Document and each agreement and instrument entered into in connection therewith has been irrevocably terminated) that:

(a)  the execution, delivery and performance by the Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to Pledgor;

(b)  this Agreement constitutes the legal, valid, and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms;

(c)  (i) the Pledgor is the direct and beneficial owner of each share of the Pledged Stock;

(d)  all of the shares of the Pledged Stock have been duly authorized, validly issued and are fully paid and nonassessable;

(e)  no consent or approval of any person, corporation, governmental body, regulatory authority or other entity, is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Secured Party of any rights with respect to the Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder;

(f)  there are no pending or, to the best of Pledgor’s knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may adversely affect the Collateral;

(g)  the Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Secured Parties in accordance with the terms of this Agreement;

(h)  the Pledgor owns each item of the Collateral and, except for the pledge and security interest granted to Secured Party previously and hereunder, the Collateral is and shall be at all times free and clear of any other security interest, mortgage, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, “Liens”);

(i)  there are no restrictions on transfer of the Pledged Stock contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of Pledgor or French Gulch or otherwise which have not otherwise been enforceably and legally waived by the necessary parties;

(j)  none of the Pledged Stock has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(k) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Collateral, securing the payment of the Obligations; provided, that the Secured Party retains physical possession of any of the Pledged Stock the possession of which is required for perfection;

(l) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Pledgor with respect to the Collateral is accurate and complete in all material respects;

(m)  the pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in the Secured Party all rights of the Pledgor in the Collateral as contemplated by this Agreement; and

(n)  subject to (h), the Pledged Stock constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of French Gulch.

5.  Covenants. The Pledgor covenants that, until the Obligations shall be indefeasibly satisfied in full:

(a)  the Pledgor will not sell, assign, transfer, convey, grant any option with respect to or otherwise dispose of its rights in or to the Pledged Stock or any interest therein; nor will Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Pledged Stock or the proceeds thereof other than that created hereby.

(b)  the Pledgor will, at its expense, defend Secured Party’s right, title and security interest in and to the Collateral against the claims of any other party.

(c)  the Pledgor shall at any time, and from time to time, upon the written request of Secured Party, execute and deliver such further documents and do such further acts and things as Secured Party may reasonably request in order to effectuate the purposes of this Agreement including, but without limitation, delivering to Secured Party, upon the occurrence of an Event of Default, irrevocable proxies in respect of the Collateral in form satisfactory to Secured Parties. Until receipt thereof, upon an Event of Default that has occurred and is continuing beyond any applicable grace period, this Agreement shall constitute Pledgor’s proxy to Secured Parties or its nominee to vote all shares of Collateral then registered in the Pledgor’s name. The Pledgor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) describe the Collateral as the collateral thereunder and (b) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment. The Pledgor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request. The Pledgor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(d)  Pledgor will not consent to or approve the issuance of (i) any additional shares of any class of capital stock or other equity interests of French Gulch; or (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares, unless, in either case, such shares are pledged as Collateral pursuant to this Agreement.

(e) Except for use by the Company in its ordinary course of business, the Company or its subsidiaries shall not make any distributions or dividend payments. The Secured Party acknowledges and agrees that the general and administrative expense of the Company and its currently planned exploration activities in its other subsidiaries will be funded by the operations of French Gulch. The Company and its subsidiaries with not enter into any new ventures nor make any divergent exploration expenses from what is disclosed in its Securities Act or Exchange Act filings, until the Company has set aside an amount equal to the amount need to repay the Debenture in full into an account pledged for such repayment and satisfactory in all respect to Secured Party or has in fact repayed the Debenture in full, without prior approval of the Secured Party, which shall not be unreasonably withheld.

(f) In the event the Company determines to wind up and terminate its operations or the operations of French Gulch, it shall provide twenty (20) days written notice to Secured Party prior to taking any substantive step in connection with such winding up and termination of business.

6.  Voting Rights and Dividends. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Stock for any purpose not inconsistent with the terms of this Agreement or the Purchase Agreement; provided, however, that the Pledgor shall not exercise any such right if the Secured Party shall have notified the Pledgor that, in the Secured Party’s judgment, such action would have an adverse effect on the value of the Pledged Stock or any part thereof; and provided, further, that the Pledgor shall give the Secured Party at least five days’ prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive any and all cash dividends paid on the Pledged Stock.

In addition to the Secured Party’s rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and be continuing, (i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to the immediately preceding paragraph shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; (ii) all rights of Pledgor to receive the dividends or other distributions which it would otherwise be authorized to receive and retain pursuant to the immediately preceding paragraph shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends or other distributions.

Following the occurrence of an Event of Default, all dividends and all other distributions in respect of any of the Collateral, shall be delivered to the Secured Party to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

In order to permit the Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to this Section 6 and to receive all dividends and other distributions which it may be entitled to receive herein, (i) the Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), the Pledgor hereby grants to the Secured Party an irrevocable proxy to vote the Pledged Stock pledged by it hereunder and to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged Stock would be entitled (including, without limitation, giving or withholding written consents of shareholders or members, calling special meetings of shareholders or members and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such Pledged Stock on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Stock or any officer or agent thereof), upon the occurrence of an Event of Default and which proxy shall only terminate upon the indefeasible payment in full in cash of the Obligations.

7.  Event of Default. An “Event of Default” under this Agreement shall occur upon the happening of any of the following events:

(a)  an “Event of Default” under any Transaction Document or any agreement or note related to any Transaction Document shall have occurred;

(b)  the Pledgor shall default in the performance of any of its obligations under any Transaction Document, including, without limitation, this Agreement, and such default shall not be cured during the cure period applicable thereto;

(c)  any representation or warranty of the Pledgor made herein, in any Transaction Document or in any agreement, statement or certificate given in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect;

(d)  any portion of the Collateral is subjected to a levy of execution, attachment, distraint or other judicial process or any portion of the Collateral is the subject of a claim (other than by the Secured Party) of a Lien or other right or interest in or to the Collateral and such levy or claim shall not be cured, disputed or stayed within a period of fifteen (15) business days after the occurrence thereof; or

(e)  the Pledgor shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

8.  Remedies. In case an Event of Default shall have occurred and is continuing, the Secured Party may:

(a)  transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

(b)  exercise all corporate rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if the Secure Party were the absolute owner thereof, including, but without limitation, the right to exchange, at their discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

(c)  subject to any requirement of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Secured Party, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Secured Party in its sole discretion may determine, or as may be required by applicable law.

The Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, the Secured Party may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by the Secured Party hereunder, whether upon sale of the Collateral or any part thereof or otherwise, shall be held by the Secured Party and applied as provided in Section 10 hereof. No failure or delay on the part of the Secured Party in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof. The Secured Party may exercise their rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Obligations. In addition to the foregoing, Secured Party shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of Nevada (the “UCC”) regardless of the jurisdiction in which enforcement hereof is sought.

9.  Private Sale. The Pledgor recognizes that the Secured Party may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. The Pledgor agrees that the Secured Party has no obligation to delay sale of any Collateral for the period of time necessary to permit French Gulch to register the Collateral for public sale under the Securities Act.

10.  Proceeds of Sale. The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied by the Secured Party as follows:

(a)  first, to the payment of all costs, reasonable expenses and charges of the Secured Party and to the reimbursement of the Secured Party for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Collateral), attorneys’ fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by Secured Party in the protection, enforcement or exercise of its rights, powers or remedies hereunder;

(b)  second, to the payment of the Obligations, in whole or in part, in such order as the Secured Party may elect, whether or not such Obligations are then due;

(c)  third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-615(a)(3) of the UCC; and

(d)  fourth, to the extent of any surplus, to the Pledgor or as a court of competent jurisdiction may direct.

In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Obligations, the Pledgor shall be jointly and severally liable for the deficiency plus the costs and fees of any attorneys employed by Secured Party to collect such deficiency.

11.  No Waiver. Any and all of the Secured Party’s rights with respect to the Liens granted under this Agreement shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of any Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Secured Party in reference to any of the Obligations. The Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if such Pledgor had expressly agreed thereto in advance. No delay or extension of time by the Secured Party in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Secured Party to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Secured Party’s right to take any action against any Pledgor or to exercise any other power of sale, option or any other right or remedy.

12.  Expenses. The Collateral shall secure, and the Pledgor shall pay to Secured Party on demand, from time to time, all reasonable costs and expenses, (including but not limited to, reasonable attorneys’ fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Secured Party under this Agreement or with respect to any of the Obligations.

13.  The Secured Party Appointed Attorney-In-Fact and Performance by the Secured Parties. Upon the occurrence of an Event of Default, the Pledgor hereby irrevocably constitutes and appoints the Secured Party as the Pledgor’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in the Pledgor’s name, place and stead, all such acts, things and deeds for and on behalf of and in the name of such Pledgor, which the Pledgor could or might do or which the Secured Party may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into the Secured Party’s name. The Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable. If any Pledgor fails to perform any agreement herein contained, the Secured Party may itself perform or cause performance thereof, and any costs and expenses of the Secured Party incurred in connection therewith shall be paid by the Pledgor as provided in Section 10 hereof.

14. Continuing Security Interest; Transfer Of Secured Obligations. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the indefeasible payment in full in cash of all Obligations. Upon the indefeasible payment in full in cash of all Obligations, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Pledgor.

15.  Waivers. THE PARTIES HERETO DESIRES THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEN IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

16.  Recapture. Notwithstanding anything to the contrary in this Agreement, if the Secured Party receives any payment or payments on account of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Secured Party, the Pledgor’s obligations to the Secured Party shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Secured Party, which payment shall be due on demand.

17.  Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

18. Action by Secured Party. If the Secured Party shall take any action, including any waiver, under this Pledge Agreement, the action of the Secured Party shall be determined by the written consent of the holders of a majority of the dollar amount of the Debentures then outstanding.

19.  Miscellaneous.

(a)  This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.

(b)  No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(c)  In the event that any provision of this Agreement or the application thereof to any Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

(d)  This Agreement shall be binding upon the Pledgor, and Pledgor’s successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns.

(e)  Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with the Security Purchase Agreement

(f)  THIS AGREEMENT AND THE OTHER DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PLEDGOR AND THE SECURED PARTY HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF WASHOE, STATE OF NEVADA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN PLEDGOR AND THE SECURED PARTY, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

(i)  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

BULLION RIVER GOLD CORP,
a Nevada corporation

By: /s/ Peter M. Kuhn
   Peter M. Kuhn

Elton Participation Corp.
a British Virgin Islands corporation

By: /s/ Peter-Paul Stengel
Peter-Paul Stengel

EXHIBIT D

Neither this security nor the securities into which this security is exercisable have been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933 (the “Securities Act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which will be reasonably acceptable to the company.

This security and the securities into which this security is exercisable have been issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to regulation S thereunder. This security and the securities into which this security is excercisable cannot be transferred, offered, or sold in the united states or to U.S. Persons (as that term is defined in regulation S) except pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

COMMON STOCK PURCHASE WARRANT

To purchase 1,333,334 shares of common stock of

BULLION RIVER GOLD CORP.

Dated: March 12, 2007

This common stock purchase warrant (the “Warrant”) certifies that, for value received, Elton Participation Corp. (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after March 12, 2007 (the “Initial Exercise Date”) and by the close of business on March 12, 2009 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Bullion River Gold Corp., a Nevada corporation (the “Company”), up to 1,333,334 shares (subject to adjustment as provided herein) (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant is equal to the Exercise Price, as defined in Section 2.

1. Definitions. Capitalized terms used and not otherwise defined in this Warrant have the same meanings as they have in the Securities Purchase Agreement (the “Purchase Agreement”), March 12, 2007, among the Company and the Holder as Purchaser.

2. Exercise Price. The exercise price of the Common Stock under this Warrant is $1.00, as adjusted from time to time pursuant to Section 5 hereof (the “Exercise Price”).

3. Exercise of Warrant. The Holder may exercise the purchase rights represented by this Warrant, in whole or in part, at any time and from time to time from the Initial Exercise Date to five o’clock in the afternoon, Reno time, on the Termination Date by delivering to the Company (i) a duly executed facsimile copy of the annexed Notice of Exercise, and, (ii) within 5 Trading Days of delivering the Notice of Exercise to the Company, (A) this Warrant, and (B) by wire, or cashier’s check drawn on a United States bank, the United States dollar amount equal to the number of Warrant Shares being purchased times the Exercise Price (the “Exercise Amount”).

4. Mechanics of Exercise.

4.1 Authorization of Warrant Shares. The Company will issue all Warrant Shares as duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with the issue).

4.2 Delivery of Certificates Upon Exercise. The Company’s transfer agent will deliver certificates for Warrant Shares to the Holder to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the later of (A) the Company’s receipt of the Notice of Exercise, (B) the Holder’s surrender of this Warrant, and (C) the Company’s receipt of the Exercise Amount as set out in Section 2 (“Warrant Share Delivery Date”). This Warrant is deemed to have been exercised on the date the Exercise Amount is received by the Company (“Exercise Date”); and the Warrant Shares are deemed to have been issued, and Holder is deemed to have become a holder of record of the shares for all purposes, on the Exercise Date.

4.3 Delivery of New Warrants Upon Exercise. If this Warrant is exercised in part, the Company will, when it delivers the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares, identical in all other respects with this Warrant.

4.4. Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares by the Warrant Share Delivery Date, then the Holder may rescind the exercise, in addition to its other rights and remedies.

4.5 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares may be issued upon the exercise of this Warrant. If the Holder would otherwise be entitled to fractional shares upon the exercise, the Company will pay a cash adjustment in respect of the fraction in an amount equal to the fraction multiplied by the Exercise Price.

4.6 Charges, Taxes and Expenses. The Company will issue certificates for Warrant Shares in the name of the Holder and will not charge the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of the certificate.

4.7 Closing of Books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant.

5. Certain Adjustments.

5.1 Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend or otherwise makes a distribution on shares of its Common Stock or any other Common Stock Equivalent (which, for avoidance of doubt, does not include any shares of Common Stock issued by the Company pursuant to this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Exercise Price must be multiplied by a fraction of which the numerator is the number of shares of Common Stock (excluding treasury shares, if any) outstanding before the event and of which the denominator is the number of shares of Common Stock outstanding after the event, and the number of shares issuable upon exercise of this Warrant must be proportionately adjusted by this fraction. Any adjustment made pursuant to this Section 6 is effective immediately after the record date for the determination of stockholders entitled to receive the dividend or distribution and is effective immediately after the effective date in the case of a subdivision, combination or re-classification.

5.2 Subsequent Equity Issuancess. If the Company or any subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the higher of the (i) then Conversion Price and (ii) 80% of the then VWAP (such lower effective price per share, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the higher of (i) the Conversion Price or (ii) 80% of the then VWAP, as applicable, on such date of the Dilutive Issuance), then (i) the Exercise Price shall be reduced, and only reduced, to equal the Exercise Price multiplied by the Base Share Price divided by the Conversion Price of the Debenture and (ii) the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 5.2 in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5.2, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

5.3 Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company merges or consolidates with or into another Person, (ii) the Company sells all or substantially all of its assets in one or a series of related transactions, (iii) any Person completes a tender offer or exchange offer by which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company reclassifies its Common Stock or completes any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Warrant, the Holder has the right to receive, for each Warrant Share that would have been issued upon the exercise absent the Fundamental Transaction, the same consideration as the Company has given its other holders of its Common Stock for the conversion of each share of Common Stock outstanding at the time of the Fundamental Transaction (the “Alternate Consideration”).

Any successor to the Company or surviving entity in a Fundamental Transaction must issue to the Holder a new warrant consistent with the foregoing provisions with evidence of the Holder’s right to exercise the warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is completed must include terms requiring the successor or surviving entity to comply with the provisions of this Section 5.3 and insuring that this Warrant (or any replacement security) is similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

5.4 Adjustment Upon Default. The number of Warrant Shares issuable upon exercise of this Warrant shall be automatically increased by twenty-five percent (25%) upon any Event of Default occurring under any of the Debentures.

5.5 Calculations. All calculations under this Warrant must be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company. For the purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date is the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

5.6 Notice to Holders. If the Company makes adjustments under this Section 5, the Company will promptly mail to each Holder a notice containing a description of the event that required the adjustment. If the Company proposes any transaction that affects the rights of the holders of its Common Stock, then the Company will notify the Holders of the proposal at least twenty (20) days before the record date set for the transaction.

6. Warrant Register. The Company will register this Warrant on its warrant register and will treat the registered Holder as the absolute owner for all purposes.

7. Miscellaneous.

7.1 Transfer. This Warrant is transferable by Holder in whole or in part upon notice to the Company.

7.2 No Rights as Shareholder until Exercise Date. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company before the Exercise Date. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Company will issue the Warrant Shares to the Holder as the record owner of the Warrant Shares as of the close of business on the Exercise Date.

7.3 Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of the Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of the cancellation, in lieu of the Warrant or stock certificate.

7.4 Saturdays, Sundays, Holidays, etc. If the last date for doing anything under this Warrant falls on a Saturday, Sunday or a legal holiday, then the thing may be done on the next succeeding Trading Day.

7.5 Authorized Shares. The Company covenants that, while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares are issued as provided without a violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed or quoted. Unless waived or consented to by the Holder, the Company will not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out of all its terms and take whatever actions is necessary or appropriate to protect the rights of Holder under this Warrant from impairment.

7.6 Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant must be determined in accordance with the provisions of the Purchase Agreement.

7.7 Restrictions. The Holder acknowledges that the Holder’s sale or transfer of the Warrant Shares, if not registered, will be subject to restrictions upon resale imposed by state and federal securities laws.

7.8 No Waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder operates as a waiver of the right or otherwise prejudices Holder’s rights, powers or remedies.

7.9 Notice. Any notice, request or other document required or permitted to be given or delivered by either party to the other must be delivered in accordance with the notice provisions of the Purchase Agreement.

7.10 Successors and Assigns. Subject to applicable securities laws, this Warrant inures to the benefit of and binds the successors and permitted assigns of the Company and the Holder.

7.11 Amendment. Any amendment of this Warrant must be in writing and signed by both the Company and the Holder.

7.12 Severability. Wherever possible, each provision of this Warrant must be interpreted under applicable law, but if any provision of this Warrant is prohibited by or invalid under applicable law, the provision is ineffective to the extent of the prohibition or invalidity, without invalidating the remaining provisions of this Warrant.

7.13 Headings. The headings used in this Warrant are for the convenience of reference only and are not, for any purpose, deemed a part of this Warrant.

In witness whereof the Company has caused this Warrant to be executed by its duly authorized officer.

Dated: March 12, 2007

BULLION RIVER GOLD CORP.
By:/s/ Peter Kuhn Peter Kuhn President

NOTICE OF EXERCISE

To:	Bullion River Gold Corp.

The undersigned hereby elects to purchase _______________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full; if exercised in part, attach a copy of the Warrant), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment will take the form of lawful money of United States.

Please deliver the Warrant Shares to the following:

Signature of Holder or authorized signatory of Holder

Name of Holder:________________________________________________________________
Name of authorized signatory:_____________________________________________________
Title of authorized signatory:______________________________________________________
Date:______________________________________

Exhibit 10.2

AMENDMENT TO DEBENTURE

THE PARTIES (COMPANY AND HOLDER) AGREE THAT the Secured Convertible Debenture (the Debenture) dated March 12, 2007, by and between Company and Holder is amended to modify the repayment date specified in the second paragraph of the Debenture (which starts with the words “FOR VALUE RECEIVED…”) as follows:

“Notwithstanding Company’s obligation to repay Holder by September 12, 2007, if Company and Holder close another transaction providing Company with $10,000,000 prior to that date, the repayment date shall be accelerated to the date of that closing.”

AGREED TO THIS 14th DAY OF MARCH, 2007.

BULLION RIVER GOLD CORP. INC.	Address for Notice:
3500 Lakeside Court, Suite 200
Reno, Nevada 89509
(775) 324-4881

By: /s/ Peter Kuhn

Peter Kuhn,
President

ELTON PARTICIPATION CORPORATION

By: /s/ Peter-Paul Stengel

Name: Peter-Paul Stengel
Title: President

Principal Amount: $1,000,000

Warrant Shares:

1

Exhibit 10.3

AMENDMENT TO SECURITIES
PURCHASE AGREEMENT
(“Amendment”)

THE PARTIES AGREE THAT the Securities Purchase Agreement dated March 12, 2007, by and between the Company and Purchaser is amended to add the following language to paragraph 2.2:
(iv) the Common Stock Purchase Warrant duly executed by the Company in the Form of Exhibit D, attached hereto.

BULLION RIVER GOLD CORP. INC.	Address for Notice:

3500 Lakeside Court, Suite 200
Reno, Nevada 89509
(775) 324-4881
By: /s/ Peter Kuhn

Peter Kuhn,
President

ELTON PARTICIPATION CORPORATION

Signature of Authorized Representative: /s/ Peter-Paul Stengel
Name of Authorized Signatory: Peter-Paul Stengel
Title of Authorized Signatory: President
Email Address of Purchaser:_________________________________________________________

Address for Notice of Purchaser:______________________________________________________
____________________________________________________________________________________________

Address for Delivery of Securities for Purchaser (if not same as above):_________________________
____________________________________________________________________________________________

Principal Amount: $1,000,000.00

Warrant Shares:

1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 20, 2007

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

333-85414 COMMISSION FILE NUMBER 3500 Lakeside Court, Suite 200 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	98-0377992 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89509 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

FORM 8-K

BULLION RIVER GOLD CORP.

March 20, 2007

Item 3.02 Unregistered Sales of Equity Securities.

On March 20, 2007 the Registrant completed the offer and sale of an aggregate of 2,280,336 Units, with each Unit consisting of one share of Common Stock and one Warrant to acquire one share of Common Stock. Through March 20, 2007 the Registrant received $1,710,250 in gross proceeds from the subscriptions and $1,539,250 in net proceeds from the subscriptions after the deduction $171,000 in finder’s fees and other fees and expenses in the offering

With respect to the issuance and sale of the Units to the Investors, exemption from registration requirements is claimed under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) of the Securities Act, Regulation D or Regulation S promulgated thereunder. The subject Investors represented their intention to acquire the Registrant’s shares for investment only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the certificates evidencing the shares in such transaction. Furthermore, with respect to issuance and sale in reliance upon Regulation S, the subject Investors represented there are not U.S. persons and that they will resell the Registrant’s shares only in accordance with the provisions of Regulation S. The subject Investors had acquired access to information about the Registrant.

Name of subscriber	Subscription amount
James R. Carrick	50,000
Goldberg Partners, LP	100,000
Marjorie L. Gorelik	50,000
Abundance Partners LP	225,000
Arjun Rich	50,250
PLY Holdings, Inc.	435,000
Verity Absolute Return Fund LLC	150,000
Karno Capital Corp.	500,000
Glynn Fisher	65,000
Allen Wilson	85,000

Investors purchased units (“Units”) in the Registrant for a purchase price of $0.75 per unit, each of which consists of (A) one restricted share of the Registrant’s common stock (“Common Stock”), and (B) one twenty four month warrant (“Warrant”) to purchase one restricted share of Common Stock at an exercise price of $1.00 per share as evidenced by a common stock purchase warrant.

In connection with the Offering, the Registrant and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Registrant has agreed to register for resale the shares of Common Stock sold to the Investors in the Offering and the shares of Common Stock underlying the Warrants (“Registrable Securities”). Pursuant to the Registration Rights Agreement, the Registrant agreed to file a registration statement (“Registration Statement”) with the Securities and Exchange Commission (the “SEC”) within ninety (90) days following the date of the Securities Purchase Agreement and use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after its filing, but in any event not later than the earlier of (A) the 180 th calendar day following the date of the Securities Purchase Agreement and (B) the fifth trading day following the date on which the SEC notifies the Registrant that it will not review the Registration Statement or that the Registration Statement is no longer subject to review and comments. The Registrant further agreed to use its best efforts to keep the Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 20, 2007

Bullion River Gold Corp.

/s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 30, 2007

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

333-85414 COMMISSION FILE NUMBER 3500 Lakeside Court, Suite 200 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	98-0377992 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89509 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

BULLION RIVER GOLD CORP.

Item 1.01 Entry Into a Material Definitive Agreement.

On March 30, 2007, Bullion River Gold Corporation (the "Company") entered into an Agreement, Including Promissory Note with Marjorie Gorelik, an individual investor located in Clifton Park, NY (the "Investor"). That transaction incorporated a Common Stock Purchase Warrant and Registration Rights Agreement. The foregoing combination of documents include the following terms and conditions material to the Company:

Investor transferred the principal amount of $250,000.00 to Company, which Company promised to repay in full on or before June 30, 2007. That principal amount bears an interest rate of zero (0) percent.

From March 30, 2007 to close of business March 30, 2009, Investor may subscribe for and purchase up to 250,000 warrant shares of Company common stock for $1.00 per share.

Provided, the warrant price may be adjusted under circumstances specified in the warrant, such as the payment of dividends, combining or dividing Company stock into greater or lesser numbers, or acting in a manner to dilute the selling Investor's interest in the Company.

As of the filing of this Form, Investor has not elected to purchase warrant shares under this reported transaction.

Investor may invest or reinvest under the same terms and conditions as those offered to other participants, if any, in the same transaction.

Investor is granted a security interest in French Gulch (Nevada) Corporation common stock junior to the security interest of Elton Corporation, a British Virgin Islands Corporation.

Legal actions regarding the transaction are subject to Nevada law and the state or federal courts in Reno, Nevada, having jurisdiction of the parties and issues raised.

Company is required to file a registration statement pertaining to this transaction on or about March 30, 2007.

Item 2.03 Creation of a Direct Financial Obligation

As specified under Item 1.01, above.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

TABLE OF EXHIBITS: 3 Documents, Including 1. Agreement, Including Promissory Note,  2. Common Stock Purchase Warrant, 3. Registration Rights Agreement (Note: Financial  Statement and Pro Forma Financial Information not applicable).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 3, 2007

Bullion River Gold Corp.

/s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer

Exhibit 1

AGREEMENT, INCLUDING PROMISSORY NOTE  (herein, the "Agreement")
 (Short Term)

Amount: $150,000.00

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Bullion River Gold Corporation ("Maker") PROMISES TO PAY John Cade ("Holder") the principal sum of $150,000.00, subject to the following terms and conditions:

1. The principal amount will bear an interest rate of zero percent (0.00%), and will be due and payable on or before June 30, 2007. There is no penalty for prepayment of any amount.

2. Until this Note is paid in full, and Subject to agreement by Elton Participation Corporation, a British Virgin Islands Corporation ("Elton"), Maker grants Holder a security interest in French Gulch (Nevada) Mining Corporation ("French Gulch") common stock that, regardless of perfection date, is junior to Elton's senior security interest in four million dollars ($4,000,000.00) of French Gulch stock.

3. Holder is granted the right to subscribe for and purchase up to one hundred fifty thousand (150,000) warrant shares of Maker's common stock according to the terms and provisions of the Common Stock Purchase Warrant and Registration Rights Agreement that are, respectively, attached and incorporated as Attachments 1 and 2. One warrant share may be purchased for each dollar Holder advances to Maker under this Note (for example only, if $100,000 is inserted as the principal sum above, 100,000 warrant shares may be purchased).

4. Maker agrees that Holder may, at Holder's discretion, and any time from March 30, 2007, to March 30, 2008, participate (including investment and/or reinvestment) in any transaction that provides financing to Maker. Holder has until March 30, 2008, to invest or reinvest under the same terms and conditions as those offered to other participants, if any, in the same transaction.

Unless and until written notice to the contrary is given to Maker, all payments under this Note shall be made in United States currency or negotiable instruments, at the discretion of Holder, delivered):

John Cade
2186 Vallejo St. #4
San Francisco, CA 94123

Any assignment for the benefit of creditors by Maker, or the institution by or against Maker of any proceedings under the Bankruptcy Act or law of similar effect shall make this Note immediately due and payable.

This document, together with Attachments 1 and 2, the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile, with receipt of successful transmission at the facsimile numbers set forth in this document prior to 5:30 p.m. (Nevada time), Monday through Friday, excluding holidays and weekends ("Regular Business Days"); (b) the next Regular Business Day after the date of transmission, if such notice or communication is delivered via facsimile, with receipt of successful transmission, at the facsimile number set forth in this document, that is not a Regular Business Day or later than 5:30 p.m. (Nevada time) on the Regular Business Day, (c) the 2nd Regular Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

All questions concerning the construction, validity, enforcement and interpretation of this document or any documents referenced herein shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other documents referred to herein (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Reno. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Reno, State of Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the documents referenced herein), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement or the herein referenced documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of March 30, 2007.

BULLION RIVER GOLD CORP. INC.	Address for Notice:

3500 Lakeside Court, Suite 200
/s/ Peter M. Kuhn	Reno, Nevada 89509
By: Peter M. Kuhn	Fax: (775) 324-7893
Its: President

HOLDER:	Address for Notice:
John Cade
By: 2186 Vallejo St. #4
Its: San Francisco, CA 94123

Exhibit 2

ATTACHMENT 1

Neither this security nor the securities into which this security is exercisable have been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933 (the “Securities Act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which will be reasonably acceptable to the company.

This security and the securities into which this security is exercisable have been issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to regulation S thereunder. This security and the securities into which this security is excercisable cannot be transferred, offered, or sold in the united states or to U.S. Persons (as that term is defined in regulation S) except pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

COMMON STOCK PURCHASE WARRANT

To purchase 150,000 shares of common stock of

BULLION RIVER GOLD CORP.

Dated: March 30, 2007

This common stock purchase warrant (the “Warrant”) certifies that, for value received, John Cade (the “Holder”) is entitled, pursuant to Holder's rights granted under the Note, and upon the terms and subject to the limitations on exercise and conditions hereinafter set forth, at any time on or after March 30, 2007 (the “Initial Exercise Date”) and by the close of business on March 30, 2009 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Bullion River Gold Corp., a Nevada corporation (the “Company”), up to 150,000 shares (subject to adjustment as provided herein) (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant is equal to the Exercise Price, as defined in Section 2.

1. Definitions. Capitalized terms used and not otherwise defined in this Warrant have the same meanings as they have in the Agreement, Including Promissory Note (the “Note”), dated March 30, 2007, among the Company and the Holder.

2. Exercise Price. The exercise price of the Common Stock under this Warrant is $0.75, as adjusted from time to time pursuant to Section 5 hereof (the “Exercise Price”).

3. Exercise of Warrant. The Holder may exercise the purchase rights represented by this Warrant, in whole or in part, at any time and from time to time from the Initial Exercise Date to five o’clock in the afternoon, Reno time, on the Termination Date by delivering to the Company (i) a duly executed facsimile copy of the annexed Notice of Exercise, and, (ii) within 5 Trading Days of delivering the Notice of Exercise to the Company, (A) this Warrant, and (B) by wire, or cashier’s check drawn on a United States bank, the United States dollar amount equal to the number of Warrant Shares being purchased times the Exercise Price (the “Exercise Amount”).
4. Mechanics of Exercise.

4.1 Authorization of Warrant Shares. The Company will issue all Warrant Shares as duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with the issue).

4.2 Delivery of Certificates Upon Exercise. The Company’s transfer agent will deliver certificates for Warrant Shares to the Holder to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the later of (A) the Company’s receipt of the Notice of Exercise, (B) the Holder’s surrender of this Warrant, and (C) the Company’s receipt of the Exercise Amount as set out in Section 2 (“Warrant Share Delivery Date”). This Warrant is deemed to have been exercised on the date the Exercise Amount is received by the Company (“Exercise Date”); and the Warrant Shares are deemed to have been issued, and Holder is deemed to have become a holder of record of the shares for all purposes, on the Exercise Date.

4.3 Delivery of New Warrants Upon Exercise. If this Warrant is exercised in part, the Company will, when it delivers the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares, identical in all other respects with this Warrant.

4.4. Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares by the Warrant Share Delivery Date, then the Holder may rescind the exercise, in addition to its other rights and remedies.

4.5 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares may be issued upon the exercise of this Warrant. If the Holder would otherwise be entitled to fractional shares upon the exercise, the Company will pay a cash adjustment in respect of the fraction in an amount equal to the fraction multiplied by the Exercise Price.

4.6 Charges, Taxes and Expenses. The Company will issue certificates for Warrant Shares in the name of the Holder and will not charge the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of the certificate.

4.7 Closing of Books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant.

5. Certain Adjustments.

5.1 Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend or otherwise makes a distribution on shares of its Common Stock or any other Common Stock Equivalent (which, for avoidance of doubt, does not include any shares of Common Stock issued by the Company pursuant to this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Exercise Price must be multiplied by a fraction of which the numerator is the number of shares of Common Stock (excluding treasury shares, if any) outstanding before the event and of which the denominator is the number of shares of Common Stock outstanding after the event, and the number of shares issuable upon exercise of this Warrant must be proportionately adjusted by this fraction. Any adjustment made pursuant to this Section 6 is effective immediately after the record date for the determination of stockholders entitled to receive the dividend or distribution and is effective immediately after the effective date in the case of a subdivision, combination or re-classification.

5.2 Subsequent Equity Issuances. If the Company or any subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the higher of the (i) then Conversion Price and (ii) 80% of the then VWAP (such lower effective price per share, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the higher of (i) the Conversion Price or (ii) 80% of the then VWAP, as applicable, on such date of the Dilutive Issuance), then (i) the Exercise Price shall be reduced, and only reduced, to equal the Exercise Price multiplied by the Base Share Price divided by the Conversion Price of the Debenture and (ii) the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 5.2 in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5.2, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

5.3 Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company merges or consolidates with or into another Person, (ii) the Company sells all or substantially all of its assets in one or a series of related transactions, (iii) any Person completes a tender offer or exchange offer by which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company reclassifies its Common Stock or completes any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Warrant, the Holder has the right to receive, for each Warrant Share that would have been issued upon the exercise absent the Fundamental Transaction, the same consideration as the Company has given its other holders of its Common Stock for the conversion of each share of Common Stock outstanding at the time of the Fundamental Transaction (the “Alternate Consideration”).

Any successor to the Company or surviving entity in a Fundamental Transaction must issue to the Holder a new warrant consistent with the foregoing provisions with evidence of the Holder’s right to exercise the warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is completed must include terms requiring the successor or surviving entity to comply with the provisions of this Section 5.3 and insuring that this Warrant (or any replacement security) is similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

5.4 Adjustment Upon Default. The number of Warrant Shares issuable upon exercise of this Warrant shall be automatically increased by twenty-five percent (25%) upon any default occurring under the Company/Holder note dated March 30, 2007.

5.5 Calculations. All calculations under this Warrant must be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company. For the purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date is the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

5.6 Notice to Holders. If the Company makes adjustments under this Section 5, the Company will promptly mail to each Holder a notice containing a description of the event that required the adjustment. If the Company proposes any transaction that affects the rights of the holders of its Common Stock, then the Company will notify the Holder of the proposal at least twenty (20) days before the record date set for the transaction.

6. Warrant Register. The Company will register this Warrant on its warrant register and will treat the registered Holder as the absolute owner for all purposes.

7. Miscellaneous.

7.1 Transfer. This Warrant is transferable by Holder in whole or in part upon notice to the Company.

7.2 No Rights as Shareholder until Exercise Date. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company before the Exercise Date. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Company will issue the Warrant Shares to the Holder as the record owner of the Warrant Shares as of the close of business on the Exercise Date.

7.3 Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of the Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of the cancellation, in lieu of the Warrant or stock certificate.

7.4 Saturdays, Sundays, Holidays, etc. If the last date for doing anything under this Warrant falls on a Saturday, Sunday or a legal holiday, then the thing may be done on the next succeeding Trading Day.

7.5 Authorized Shares. The Company covenants that, while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares are issued as provided without a violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed or quoted. Unless waived or consented to by the Holder, the Company will not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out of all its terms and take whatever actions is necessary or appropriate to protect the rights of Holder under this Warrant from impairment.

7.6 Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant must be determined in accordance with the provisions of the Note.

7.7 Restrictions. The Holder acknowledges that the Holder’s sale or transfer of the Warrant Shares, if not registered, will be subject to restrictions upon resale imposed by state and federal securities laws.

7.8 No Waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder operates as a waiver of the right or otherwise prejudices Holder’s rights, powers or remedies.

7.9 Notice. Any notice, request or other document required or permitted to be given or delivered by either party to the other must be delivered in accordance with the notice provisions of the Note.

7.10 Successors and Assigns. Subject to applicable securities laws, this Warrant inures to the benefit of and binds the successors and permitted assigns of the Company and the Holder.

7.11 Amendment. Any amendment of this Warrant must be in writing and signed by both the Company and the Holder.

7.12 Severability. Wherever possible, each provision of this Warrant must be interpreted under applicable law, but if any provision of this Warrant is prohibited by or invalid under applicable law, the provision is ineffective to the extent of the prohibition or invalidity, without invalidating the remaining provisions of this Warrant.

7.13 Headings. The headings used in this Warrant are for the convenience of reference only and are not, for any purpose, deemed a part of this Warrant.

In witness whereof the Company has caused this Warrant to be executed by its duly authorized officer.

Dated: March 30, 2007

BULLION RIVER GOLD CORP.
By: Peter M. Kuhn Its: President

NOTICE OF EXERCISE

To: Bullion River Gold Corp.

The undersigned hereby elects to purchase __________________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full; if exercised in part, attach a copy of the Warrant), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment will take the form of lawful money of United States.

Please deliver the Warrant Shares to the following:

Signature of Holder or authorized signatory of Holder

Name of Holder:  ______________________________________________________
Name of authorized signatory: ____________________________________________
Title of authorized signatory: _____________________________________________
Date: ____________________________

Exhibit 3

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This registration rights agreement (this “Agreement”) is made as of March 30, 2007, among Bullion River Gold Corp., a Nevada corporation (the “Company”), and the purchasers (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Agreement, Including Promissory Note among the Company and the Purchasers dated as of the date of this Agreement (the “Purchase Agreement”). The Company and the Purchasers agree that:

1. Definitions. Capitalized terms used and not otherwise defined in this Agreement have the same meanings as they have in the Note. As used in this Agreement:

“Effectiveness Period” is defined in Section 2.

“Filing Date” means on or about March 30, 2007.

“Holder” or “Holders” means the holder or holders from time to time of Registerable Securities.

“Indemnified Party” is defined in Section 5(b).

“Indemnifying Party” is defined in Section 5(b).

“Losses” includes all losses, claims, damages, liabilities, costs, attorneys’ fees and expenses.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, whether pre- or post-effective and all material incorporated by reference or deemed to be incorporated by reference in the prospectus.

“Registerable Securities” means all of the Securities, as well as any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event that affects the Shares.

“Registration Statement” means the registration statements required to be filed hereunder, including any Prospectus, amendments and supplements to the registration statement or Prospectus, whether pre- and post-effective amendments, all exhibits to them, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as this Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as this Rule.

2. Registration. By the Filing Date, the Company will make best efforts to prepare and file with the Commission the Registration Statement covering the resale of all of the Registerable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Subject to the terms of this Agreement, the Company will use its best efforts to cause the Registration Statement to be declared effective under the Securities Act on or about March 30, 2007, and will use its best efforts to keep the Registration Statement continuously effective under the Securities Act until all Registerable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) (the “Effectiveness Period”).

3. Registration Procedures.

(a) Each Holder will furnish to the Company, upon request from the Company, a completed Questionnaire in the form attached to this Agreement as Annex A at least five Trading Days before the Filing Date or earlier at the Company’s request; and will furnish, at the Company’s request, a statement certifying the number of shares of Common Stock beneficially owned by the Holder and, if required by the Commission, the name of the Person who has voting and dispositive control over the Shares

(b) The Company will (i) prepare and file with the Commission the amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the Registerable Securities for the Effectiveness Period; (ii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of Regisetrable Securities covered by the Registration Statement during the applicable period.

(c) The Company will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registerable Securities for sale in any jurisdiction.

(d) The Company will use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of Registerable Securities for the resale by the Holder under the securities or Blue Sky laws of the jurisdictions within the United States as any Holder reasonably requests in writing, to keep the Registration or qualification (or exemption) effective during the Effectiveness Period and to do any other acts or things reasonably necessary to enable the disposition in those jurisdictions of the Registerable Securities covered by the Registration Statement; provided, that the Company is not required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any jurisdiction where it is not then so subject, or file a general consent to service of process in any such jurisdiction.

(e) The Company will comply with all applicable rules and regulations of the Commission.

(f) The Company will notify the Holder immediately, with confirmation in writing, if it receives during the Effectiveness Period a notice from any federal or state regulatory authority of any action that could affect the Holders’ ability to sell the Registerable Securities.

4. Registration Expenses. The Company will bear all fees and expenses that it incurs in performing or complying with this Agreement whether or not any Registerable Securities are sold pursuant to the Registration Statement.

5. Indemnification

(a) Indemnification by Holders. Each Holder will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of the controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based solely upon (i) the Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or arising out of or relating to any omission or alleged omission of a material fact required to be stated or necessary to make the statements not misleading but only if the untrue statement or omission is contained in written information furnished by the Holder to the Company specifically for inclusion in the Registration Statement.

(b) Conduct of Indemnification Proceedings. If any Proceeding is brought or asserted against any Person entitled to indemnity under this Agreement (an “Indemnified Party”), the Indemnified Party will promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party may assume the defense, including the employment of counsel reasonably satisfactory to the Indemnified Party, and will pay all fees and expenses incurred in connection with defense; but an Indemnified Party’s failure to give the notice does not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, unless a court of competent jurisdiction (whose decision is not subject to appeal or further review) decides that the failure has prejudiced the Indemnifying Party. Notwithstanding the foregoing, an Indemnified Party may employ separate counsel in any Proceeding and participate in the defense, and will bear the expense of the counsel unless (i) the Indemnifying Party has agreed in writing to pay the fees and expenses, (ii) the Indemnifying Party has failed promptly to assume the defense of the Proceeding and to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) the named parties to the Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably believes that a material conflict of interest is likely to exist if the same counsel were to represent the Indemnified Party and the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party may not assume the defense and must bear the reasonable fees and expenses of the separate counsel). The Indemnifying Party is not liable for any settlement of any Proceeding without its written consent, which consent cannot be unreasonably withheld. No Indemnifying Party will, without the prior written consent of the Indemnified Party, settle any Proceeding that includes an Indemnified Party unless the settlement includes an unconditional release of the Indemnified Party from all liability on the claims that are the subject matter of the Proceeding. The Indemnifying Party will pay all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses incurred in connection with investigating or preparing to defend a Proceeding in a manner consistent with this Section) to the Indemnified Party within ten days written notice to the Indemnifying Party.

(c) Contribution. If a claim for indemnification under Section 5(a) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of the Losses, in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in the Losses and any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party must be determined by referring to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the action, statement or omission.

The amount paid or payable by a party as a result of any Losses is deemed to include, subject to the limitations set out in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by the party in connection with any Proceeding to the extent that the party would have been indemnified for the fees or expenses if the indemnification provided for in this Section 5 was available to the party. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous

(a) Remedies. If the Company or a Holder breaches any of its obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, is entitled to specific performance of its rights under this Agreement.

(b) Compliance. Each Holder will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registerable Securities pursuant to the Registration Statement.

(c) Discontinued Disposition. Each Holder will, when it receives a notice from the Company under Section 3(f), immediately stop selling the Registerable Securities under the Registration Statement until the Holder has received written notice from the Company that the use of an applicable Prospectus may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from its provisions may not be given, unless they are written and signed by the Company and each Holder of the then outstanding Registerable Securities.

(e) Notices. Any notices or other communications or deliveries required or permitted to be provided hereunder must be made in accordance with the provisions of the Note.

(f) Successors and Assigns. This Agreement inures to the benefit of and binds the successors and permitted assigns of each of the parties and inures to the benefit of each Holder.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts and delivered to the other parties by any means, each of which when so executed is deemed to be an original and, all of which taken together will constitute one and the same Agreement.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement will be determined with the provisions of the Note.

(i) Cumulative Remedies. The remedies provided are cumulative and do not exclude any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions remain in full force and effect and are in no way affected, impaired or invalidated, and the parties will use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by the term, provision, covenant or restriction. The parties stipulate that they would have executed the remaining terms, provisions, covenants and restrictions without including any that might be declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience of reference only and do not limit or otherwise affect the meaning.

(l) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder are several and not joint with the obligations of any other Holder, and no Holder can be responsible in any way for the performance of the obligations of any other Holder. Nothing in the documents delivered at any Closing, and no action taken by any Holder pursuant to them, can be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder is entitled to protect and enforce its rights and it is not necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

*************************

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BULLION RIVER GOLD CORP.
By: Its: President

[Signature page of holders follow.]

[Holders’ signature pages to BLRV Registration Rights Agreement]

Name of Holder:  _____________________________________________________
Signature of Authorized Signatory of Holder: _______________________________
Name of Authorized Signatory:  __________________________________________
Title of Authorized Signatory:  Secretary

[SIGNATURE PAGES CONTINUE]

Annex A

Bullion River Gold Corp.

Selling Security-holder Notice and Questionnaire

The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of Bullion River Gold Corp., a Nevada corporation (the “Company”), (the “Registerable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement for the registration and resale under Rule 415 of the Securities Act of 1933 (the “Securities Act”), of the Registerable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of March 30, 2007 (the “Registration Rights Agreement”), among the Company and the Purchasers. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling security-holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registerable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security-holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Security-holder”) of Registerable Securities hereby elects to include the Registerable Securities owned by it and listed below in Item 3 (unless otherwise specified under Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that this information is accurate:

QUESTIONNAIRE

1. Name.

(a)	Full legal name of Selling Security-holder

(b)	Full legal name of registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c)	Full legal name of natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for notices to Selling Security-holder:

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

Telephone: __________________________________________________________________________________________________
Fax: ________________________________________________________________________________________________________
Contact person: _______________________________________________________________________________________________

3. Beneficial Ownership of Registerable Securities:

(a)	Type and number of Registerable Securities beneficially owned:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐   No  ☐

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes  ☐   No  ☐

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registerable Securities in the ordinary course of business, and at the time of the purchase of the Registerable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registerable Securities?

Yes  ☐   No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Security-holder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and number of other securities beneficially owned by the Selling Security-holder:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exception shere:

The undersigned agrees to notify the Company promptly of any inaccuracies or changes in the foregoing information that may occur subsequent to this date at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained in its answers to Items 1 through 6 and the inclusion of the information in the Registration Statement and the related Prospectus. The undersigned understands that the Company will rely upon this information in connection with its preparation or amendment of the Registration Statement and the related Prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ________________________	Beneficial Owner:

By: _______________________________________________
Name: _____________________________________________
Title: ______________________________________________

Please fax a copy of this completed and executed Notice and Questionnaire to 775-324-7893; and return the original by overnight mail to Bullion River Gold Corp., 3500 Lakeside Court, Suite 200, Reno, NV 89509.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 30, 2007

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

333-85414 COMMISSION FILE NUMBER 3500 Lakeside Court, Suite 200 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	98-0377992 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89509 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

BULLION RIVER GOLD CORP.

Item 1.01 Entry Into a Material Definitive Agreement.

On March 30, 2007, Bullion River Gold Corporation (the "Company") entered into an Agreement, Including Promissory Note with Marjorie Gorelik, an individual investor located in Clifton Park, NY (the "Investor"). That transaction incorporated a Common Stock Purchase Warrant and Registration Rights Agreement. The foregoing combination of documents include the following terms and conditions material to the Company:

Investor transferred the principal amount of $250,000.00 to Company, which Company promised to repay in full on or before June 30, 2007. That principal amount bears an interest rate of zero (0) percent.

From March 30, 2007 to close of business March 30, 2009, Investor may subscribe for and purchase up to 250,000 warrant shares of Company common stock for $1.00 per share.

Provided, the warrant price may be adjusted under circumstances specified in the warrant, such as the payment of dividends, combining or dividing Company stock into greater or lesser numbers, or acting in a manner to dilute the selling Investor's interest in the Company.

As of the filing of this Form, Investor has not elected to purchase warrant shares under this reported transaction.

Investor may invest or reinvest under the same terms and conditions as those offered to other participants, if any, in the same transaction.

Investor is granted a security interest in French Gulch (Nevada) Corporation common stock junior to the security interest of Elton Corporation, a British Virgin Islands Corporation.

Legal actions regarding the transaction are subject to Nevada law and the state or federal courts in Reno, Nevada, having jurisdiction of the parties and issues raised.

Company is required to file a registration statement pertaining to this transaction on or about March 30, 2007.

Item 2.03 Creation of a Direct Financial Obligation

As specified under Item 1.01, above.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

TABLE OF EXHIBITS: 3 Documents, Including 1. Agreement, Including Promissory Note,  2. Common Stock Purchase Warrant, 3. Registration Rights Agreement (Note: Financial  Statement and Pro Forma Financial Information not applicable).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 3, 2007

Bullion River Gold Corp.

/s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer

Exhibit 1

AGREEMENT, INCLUDING PROMISSORY NOTE  (herein, the "Agreement")
 (Short Term)

Amount: $150,000.00

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Bullion River Gold Corporation ("Maker") PROMISES TO PAY John Cade ("Holder") the principal sum of $150,000.00, subject to the following terms and conditions:

1. The principal amount will bear an interest rate of zero percent (0.00%), and will be due and payable on or before June 30, 2007. There is no penalty for prepayment of any amount.

2. Until this Note is paid in full, and Subject to agreement by Elton Participation Corporation, a British Virgin Islands Corporation ("Elton"), Maker grants Holder a security interest in French Gulch (Nevada) Mining Corporation ("French Gulch") common stock that, regardless of perfection date, is junior to Elton's senior security interest in four million dollars ($4,000,000.00) of French Gulch stock.

3. Holder is granted the right to subscribe for and purchase up to one hundred fifty thousand (150,000) warrant shares of Maker's common stock according to the terms and provisions of the Common Stock Purchase Warrant and Registration Rights Agreement that are, respectively, attached and incorporated as Attachments 1 and 2. One warrant share may be purchased for each dollar Holder advances to Maker under this Note (for example only, if $100,000 is inserted as the principal sum above, 100,000 warrant shares may be purchased).

4. Maker agrees that Holder may, at Holder's discretion, and any time from March 30, 2007, to March 30, 2008, participate (including investment and/or reinvestment) in any transaction that provides financing to Maker. Holder has until March 30, 2008, to invest or reinvest under the same terms and conditions as those offered to other participants, if any, in the same transaction.

Unless and until written notice to the contrary is given to Maker, all payments under this Note shall be made in United States currency or negotiable instruments, at the discretion of Holder, delivered):

John Cade
2186 Vallejo St. #4
San Francisco, CA 94123

Any assignment for the benefit of creditors by Maker, or the institution by or against Maker of any proceedings under the Bankruptcy Act or law of similar effect shall make this Note immediately due and payable.

This document, together with Attachments 1 and 2, the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile, with receipt of successful transmission at the facsimile numbers set forth in this document prior to 5:30 p.m. (Nevada time), Monday through Friday, excluding holidays and weekends ("Regular Business Days"); (b) the next Regular Business Day after the date of transmission, if such notice or communication is delivered via facsimile, with receipt of successful transmission, at the facsimile number set forth in this document, that is not a Regular Business Day or later than 5:30 p.m. (Nevada time) on the Regular Business Day, (c) the 2nd Regular Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

All questions concerning the construction, validity, enforcement and interpretation of this document or any documents referenced herein shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other documents referred to herein (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Reno. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Reno, State of Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the documents referenced herein), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement or the herein referenced documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of March 30, 2007.

BULLION RIVER GOLD CORP. INC.	Address for Notice:

3500 Lakeside Court, Suite 200
/s/ Peter M. Kuhn	Reno, Nevada 89509
By: Peter M. Kuhn	Fax: (775) 324-7893
Its: President

HOLDER:	Address for Notice:
John Cade
By: 2186 Vallejo St. #4
Its: San Francisco, CA 94123

Exhibit 2

ATTACHMENT 1

Neither this security nor the securities into which this security is exercisable have been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933 (the “Securities Act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which will be reasonably acceptable to the company.

This security and the securities into which this security is exercisable have been issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to regulation S thereunder. This security and the securities into which this security is excercisable cannot be transferred, offered, or sold in the united states or to U.S. Persons (as that term is defined in regulation S) except pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

COMMON STOCK PURCHASE WARRANT

To purchase 150,000 shares of common stock of

BULLION RIVER GOLD CORP.

Dated: March 30, 2007

This common stock purchase warrant (the “Warrant”) certifies that, for value received, John Cade (the “Holder”) is entitled, pursuant to Holder's rights granted under the Note, and upon the terms and subject to the limitations on exercise and conditions hereinafter set forth, at any time on or after March 30, 2007 (the “Initial Exercise Date”) and by the close of business on March 30, 2009 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Bullion River Gold Corp., a Nevada corporation (the “Company”), up to 150,000 shares (subject to adjustment as provided herein) (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant is equal to the Exercise Price, as defined in Section 2.

1. Definitions. Capitalized terms used and not otherwise defined in this Warrant have the same meanings as they have in the Agreement, Including Promissory Note (the “Note”), dated March 30, 2007, among the Company and the Holder.

2. Exercise Price. The exercise price of the Common Stock under this Warrant is $0.75, as adjusted from time to time pursuant to Section 5 hereof (the “Exercise Price”).

3. Exercise of Warrant. The Holder may exercise the purchase rights represented by this Warrant, in whole or in part, at any time and from time to time from the Initial Exercise Date to five o’clock in the afternoon, Reno time, on the Termination Date by delivering to the Company (i) a duly executed facsimile copy of the annexed Notice of Exercise, and, (ii) within 5 Trading Days of delivering the Notice of Exercise to the Company, (A) this Warrant, and (B) by wire, or cashier’s check drawn on a United States bank, the United States dollar amount equal to the number of Warrant Shares being purchased times the Exercise Price (the “Exercise Amount”).
4. Mechanics of Exercise.

4.1 Authorization of Warrant Shares. The Company will issue all Warrant Shares as duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with the issue).

4.2 Delivery of Certificates Upon Exercise. The Company’s transfer agent will deliver certificates for Warrant Shares to the Holder to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the later of (A) the Company’s receipt of the Notice of Exercise, (B) the Holder’s surrender of this Warrant, and (C) the Company’s receipt of the Exercise Amount as set out in Section 2 (“Warrant Share Delivery Date”). This Warrant is deemed to have been exercised on the date the Exercise Amount is received by the Company (“Exercise Date”); and the Warrant Shares are deemed to have been issued, and Holder is deemed to have become a holder of record of the shares for all purposes, on the Exercise Date.

4.3 Delivery of New Warrants Upon Exercise. If this Warrant is exercised in part, the Company will, when it delivers the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares, identical in all other respects with this Warrant.

4.4. Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares by the Warrant Share Delivery Date, then the Holder may rescind the exercise, in addition to its other rights and remedies.

4.5 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares may be issued upon the exercise of this Warrant. If the Holder would otherwise be entitled to fractional shares upon the exercise, the Company will pay a cash adjustment in respect of the fraction in an amount equal to the fraction multiplied by the Exercise Price.

4.6 Charges, Taxes and Expenses. The Company will issue certificates for Warrant Shares in the name of the Holder and will not charge the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of the certificate.

4.7 Closing of Books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant.

5. Certain Adjustments.

5.1 Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend or otherwise makes a distribution on shares of its Common Stock or any other Common Stock Equivalent (which, for avoidance of doubt, does not include any shares of Common Stock issued by the Company pursuant to this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Exercise Price must be multiplied by a fraction of which the numerator is the number of shares of Common Stock (excluding treasury shares, if any) outstanding before the event and of which the denominator is the number of shares of Common Stock outstanding after the event, and the number of shares issuable upon exercise of this Warrant must be proportionately adjusted by this fraction. Any adjustment made pursuant to this Section 6 is effective immediately after the record date for the determination of stockholders entitled to receive the dividend or distribution and is effective immediately after the effective date in the case of a subdivision, combination or re-classification.

5.2 Subsequent Equity Issuances. If the Company or any subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the higher of the (i) then Conversion Price and (ii) 80% of the then VWAP (such lower effective price per share, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the higher of (i) the Conversion Price or (ii) 80% of the then VWAP, as applicable, on such date of the Dilutive Issuance), then (i) the Exercise Price shall be reduced, and only reduced, to equal the Exercise Price multiplied by the Base Share Price divided by the Conversion Price of the Debenture and (ii) the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 5.2 in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5.2, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

5.3 Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company merges or consolidates with or into another Person, (ii) the Company sells all or substantially all of its assets in one or a series of related transactions, (iii) any Person completes a tender offer or exchange offer by which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company reclassifies its Common Stock or completes any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Warrant, the Holder has the right to receive, for each Warrant Share that would have been issued upon the exercise absent the Fundamental Transaction, the same consideration as the Company has given its other holders of its Common Stock for the conversion of each share of Common Stock outstanding at the time of the Fundamental Transaction (the “Alternate Consideration”).

Any successor to the Company or surviving entity in a Fundamental Transaction must issue to the Holder a new warrant consistent with the foregoing provisions with evidence of the Holder’s right to exercise the warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is completed must include terms requiring the successor or surviving entity to comply with the provisions of this Section 5.3 and insuring that this Warrant (or any replacement security) is similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

5.4 Adjustment Upon Default. The number of Warrant Shares issuable upon exercise of this Warrant shall be automatically increased by twenty-five percent (25%) upon any default occurring under the Company/Holder note dated March 30, 2007.

5.5 Calculations. All calculations under this Warrant must be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company. For the purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date is the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

5.6 Notice to Holders. If the Company makes adjustments under this Section 5, the Company will promptly mail to each Holder a notice containing a description of the event that required the adjustment. If the Company proposes any transaction that affects the rights of the holders of its Common Stock, then the Company will notify the Holder of the proposal at least twenty (20) days before the record date set for the transaction.

6. Warrant Register. The Company will register this Warrant on its warrant register and will treat the registered Holder as the absolute owner for all purposes.

7. Miscellaneous.

7.1 Transfer. This Warrant is transferable by Holder in whole or in part upon notice to the Company.

7.2 No Rights as Shareholder until Exercise Date. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company before the Exercise Date. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Company will issue the Warrant Shares to the Holder as the record owner of the Warrant Shares as of the close of business on the Exercise Date.

7.3 Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of the Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of the cancellation, in lieu of the Warrant or stock certificate.

7.4 Saturdays, Sundays, Holidays, etc. If the last date for doing anything under this Warrant falls on a Saturday, Sunday or a legal holiday, then the thing may be done on the next succeeding Trading Day.

7.5 Authorized Shares. The Company covenants that, while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares are issued as provided without a violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed or quoted. Unless waived or consented to by the Holder, the Company will not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out of all its terms and take whatever actions is necessary or appropriate to protect the rights of Holder under this Warrant from impairment.

7.6 Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant must be determined in accordance with the provisions of the Note.

7.7 Restrictions. The Holder acknowledges that the Holder’s sale or transfer of the Warrant Shares, if not registered, will be subject to restrictions upon resale imposed by state and federal securities laws.

7.8 No Waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder operates as a waiver of the right or otherwise prejudices Holder’s rights, powers or remedies.

7.9 Notice. Any notice, request or other document required or permitted to be given or delivered by either party to the other must be delivered in accordance with the notice provisions of the Note.

7.10 Successors and Assigns. Subject to applicable securities laws, this Warrant inures to the benefit of and binds the successors and permitted assigns of the Company and the Holder.

7.11 Amendment. Any amendment of this Warrant must be in writing and signed by both the Company and the Holder.

7.12 Severability. Wherever possible, each provision of this Warrant must be interpreted under applicable law, but if any provision of this Warrant is prohibited by or invalid under applicable law, the provision is ineffective to the extent of the prohibition or invalidity, without invalidating the remaining provisions of this Warrant.

7.13 Headings. The headings used in this Warrant are for the convenience of reference only and are not, for any purpose, deemed a part of this Warrant.

In witness whereof the Company has caused this Warrant to be executed by its duly authorized officer.

Dated: March 30, 2007

BULLION RIVER GOLD CORP.
By: Peter M. Kuhn Its: President

NOTICE OF EXERCISE

To: Bullion River Gold Corp.

The undersigned hereby elects to purchase __________________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full; if exercised in part, attach a copy of the Warrant), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment will take the form of lawful money of United States.

Please deliver the Warrant Shares to the following:

Signature of Holder or authorized signatory of Holder

Name of Holder:  ______________________________________________________
Name of authorized signatory: ____________________________________________
Title of authorized signatory: _____________________________________________
Date: ____________________________

Exhibit 3

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This registration rights agreement (this “Agreement”) is made as of March 30, 2007, among Bullion River Gold Corp., a Nevada corporation (the “Company”), and the purchasers (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Agreement, Including Promissory Note among the Company and the Purchasers dated as of the date of this Agreement (the “Purchase Agreement”). The Company and the Purchasers agree that:

1. Definitions. Capitalized terms used and not otherwise defined in this Agreement have the same meanings as they have in the Note. As used in this Agreement:

“Effectiveness Period” is defined in Section 2.

“Filing Date” means on or about March 30, 2007.

“Holder” or “Holders” means the holder or holders from time to time of Registerable Securities.

“Indemnified Party” is defined in Section 5(b).

“Indemnifying Party” is defined in Section 5(b).

“Losses” includes all losses, claims, damages, liabilities, costs, attorneys’ fees and expenses.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, whether pre- or post-effective and all material incorporated by reference or deemed to be incorporated by reference in the prospectus.

“Registerable Securities” means all of the Securities, as well as any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event that affects the Shares.

“Registration Statement” means the registration statements required to be filed hereunder, including any Prospectus, amendments and supplements to the registration statement or Prospectus, whether pre- and post-effective amendments, all exhibits to them, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as this Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as this Rule.

2. Registration. By the Filing Date, the Company will make best efforts to prepare and file with the Commission the Registration Statement covering the resale of all of the Registerable Securities for an offering to be made on a continuous basis pursuant to Rule 415. Subject to the terms of this Agreement, the Company will use its best efforts to cause the Registration Statement to be declared effective under the Securities Act on or about March 30, 2007, and will use its best efforts to keep the Registration Statement continuously effective under the Securities Act until all Registerable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) (the “Effectiveness Period”).

3. Registration Procedures.

(a) Each Holder will furnish to the Company, upon request from the Company, a completed Questionnaire in the form attached to this Agreement as Annex A at least five Trading Days before the Filing Date or earlier at the Company’s request; and will furnish, at the Company’s request, a statement certifying the number of shares of Common Stock beneficially owned by the Holder and, if required by the Commission, the name of the Person who has voting and dispositive control over the Shares

(b) The Company will (i) prepare and file with the Commission the amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the Registerable Securities for the Effectiveness Period; (ii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of Regisetrable Securities covered by the Registration Statement during the applicable period.

(c) The Company will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registerable Securities for sale in any jurisdiction.

(d) The Company will use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of Registerable Securities for the resale by the Holder under the securities or Blue Sky laws of the jurisdictions within the United States as any Holder reasonably requests in writing, to keep the Registration or qualification (or exemption) effective during the Effectiveness Period and to do any other acts or things reasonably necessary to enable the disposition in those jurisdictions of the Registerable Securities covered by the Registration Statement; provided, that the Company is not required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any jurisdiction where it is not then so subject, or file a general consent to service of process in any such jurisdiction.

(e) The Company will comply with all applicable rules and regulations of the Commission.

(f) The Company will notify the Holder immediately, with confirmation in writing, if it receives during the Effectiveness Period a notice from any federal or state regulatory authority of any action that could affect the Holders’ ability to sell the Registerable Securities.

4. Registration Expenses. The Company will bear all fees and expenses that it incurs in performing or complying with this Agreement whether or not any Registerable Securities are sold pursuant to the Registration Statement.

5. Indemnification

(a) Indemnification by Holders. Each Holder will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of the controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising out of or based solely upon (i) the Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or arising out of or relating to any omission or alleged omission of a material fact required to be stated or necessary to make the statements not misleading but only if the untrue statement or omission is contained in written information furnished by the Holder to the Company specifically for inclusion in the Registration Statement.

(b) Conduct of Indemnification Proceedings. If any Proceeding is brought or asserted against any Person entitled to indemnity under this Agreement (an “Indemnified Party”), the Indemnified Party will promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party may assume the defense, including the employment of counsel reasonably satisfactory to the Indemnified Party, and will pay all fees and expenses incurred in connection with defense; but an Indemnified Party’s failure to give the notice does not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, unless a court of competent jurisdiction (whose decision is not subject to appeal or further review) decides that the failure has prejudiced the Indemnifying Party. Notwithstanding the foregoing, an Indemnified Party may employ separate counsel in any Proceeding and participate in the defense, and will bear the expense of the counsel unless (i) the Indemnifying Party has agreed in writing to pay the fees and expenses, (ii) the Indemnifying Party has failed promptly to assume the defense of the Proceeding and to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) the named parties to the Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably believes that a material conflict of interest is likely to exist if the same counsel were to represent the Indemnified Party and the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party may not assume the defense and must bear the reasonable fees and expenses of the separate counsel). The Indemnifying Party is not liable for any settlement of any Proceeding without its written consent, which consent cannot be unreasonably withheld. No Indemnifying Party will, without the prior written consent of the Indemnified Party, settle any Proceeding that includes an Indemnified Party unless the settlement includes an unconditional release of the Indemnified Party from all liability on the claims that are the subject matter of the Proceeding. The Indemnifying Party will pay all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses incurred in connection with investigating or preparing to defend a Proceeding in a manner consistent with this Section) to the Indemnified Party within ten days written notice to the Indemnifying Party.

(c) Contribution. If a claim for indemnification under Section 5(a) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying the Indemnified Party, will contribute to the amount paid or payable by the Indemnified Party as a result of the Losses, in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in the Losses and any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party must be determined by referring to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the action, statement or omission.

The amount paid or payable by a party as a result of any Losses is deemed to include, subject to the limitations set out in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by the party in connection with any Proceeding to the extent that the party would have been indemnified for the fees or expenses if the indemnification provided for in this Section 5 was available to the party. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous

(a) Remedies. If the Company or a Holder breaches any of its obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, is entitled to specific performance of its rights under this Agreement.

(b) Compliance. Each Holder will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registerable Securities pursuant to the Registration Statement.

(c) Discontinued Disposition. Each Holder will, when it receives a notice from the Company under Section 3(f), immediately stop selling the Registerable Securities under the Registration Statement until the Holder has received written notice from the Company that the use of an applicable Prospectus may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to departures from its provisions may not be given, unless they are written and signed by the Company and each Holder of the then outstanding Registerable Securities.

(e) Notices. Any notices or other communications or deliveries required or permitted to be provided hereunder must be made in accordance with the provisions of the Note.

(f) Successors and Assigns. This Agreement inures to the benefit of and binds the successors and permitted assigns of each of the parties and inures to the benefit of each Holder.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts and delivered to the other parties by any means, each of which when so executed is deemed to be an original and, all of which taken together will constitute one and the same Agreement.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement will be determined with the provisions of the Note.

(i) Cumulative Remedies. The remedies provided are cumulative and do not exclude any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions remain in full force and effect and are in no way affected, impaired or invalidated, and the parties will use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by the term, provision, covenant or restriction. The parties stipulate that they would have executed the remaining terms, provisions, covenants and restrictions without including any that might be declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience of reference only and do not limit or otherwise affect the meaning.

(l) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder are several and not joint with the obligations of any other Holder, and no Holder can be responsible in any way for the performance of the obligations of any other Holder. Nothing in the documents delivered at any Closing, and no action taken by any Holder pursuant to them, can be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder is entitled to protect and enforce its rights and it is not necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

*************************

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BULLION RIVER GOLD CORP.
By: Its: President

[Signature page of holders follow.]

[Holders’ signature pages to BLRV Registration Rights Agreement]

Name of Holder:  _____________________________________________________
Signature of Authorized Signatory of Holder: _______________________________
Name of Authorized Signatory:  __________________________________________
Title of Authorized Signatory:  Secretary

[SIGNATURE PAGES CONTINUE]

Annex A

Bullion River Gold Corp.

Selling Security-holder Notice and Questionnaire

The undersigned beneficial owner of common stock, par value $0.001 per share (the “Common Stock”), of Bullion River Gold Corp., a Nevada corporation (the “Company”), (the “Registerable Securities”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement for the registration and resale under Rule 415 of the Securities Act of 1933 (the “Securities Act”), of the Registerable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of March 30, 2007 (the “Registration Rights Agreement”), among the Company and the Purchasers. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling security-holder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registerable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security-holder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Security-holder”) of Registerable Securities hereby elects to include the Registerable Securities owned by it and listed below in Item 3 (unless otherwise specified under Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that this information is accurate:

QUESTIONNAIRE

1. Name.

(a)	Full legal name of Selling Security-holder

(b)	Full legal name of registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c)	Full legal name of natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for notices to Selling Security-holder:

______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

Telephone: __________________________________________________________________________________________________
Fax: ________________________________________________________________________________________________________
Contact person: _______________________________________________________________________________________________

3. Beneficial Ownership of Registerable Securities:

(a)	Type and number of Registerable Securities beneficially owned:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐   No  ☐

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes  ☐   No  ☐

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registerable Securities in the ordinary course of business, and at the time of the purchase of the Registerable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registerable Securities?

Yes  ☐   No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Security-holder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and number of other securities beneficially owned by the Selling Security-holder:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exception shere:

The undersigned agrees to notify the Company promptly of any inaccuracies or changes in the foregoing information that may occur subsequent to this date at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained in its answers to Items 1 through 6 and the inclusion of the information in the Registration Statement and the related Prospectus. The undersigned understands that the Company will rely upon this information in connection with its preparation or amendment of the Registration Statement and the related Prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ________________________	Beneficial Owner:

By: _______________________________________________
Name: _____________________________________________
Title: ______________________________________________

Please fax a copy of this completed and executed Notice and Questionnaire to 775-324-7893; and return the original by overnight mail to Bullion River Gold Corp., 3500 Lakeside Court, Suite 200, Reno, NV 89509.

U. S. Securities and Exchange Commission
Washington, D. C. 20549

FORM 10-KSB

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

  For the fiscal year ended December 31, 2006

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

  For the transition period from ____________ to ____________

Commission File No. 333-85414

BULLION RIVER GOLD CORP.
(Name of Small Business Issuer in its Charter)

NEVADA	98-0377992
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

3500 Lakeside Court, Suite 200
Reno, Nevada  89509
(Address of Principal Executive Offices)

Issuer's Telephone Number: (775) 324-4881

Securities Registered under Section 12(b) of the Exchange Act:  None
Name of Each Exchange on Which Registered:  None
Securities Registered under Section 12(g) of the Exchange Act:  None

Check whether the Registrant is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. ☐

Check whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1) Yes ☒ No ☐	(2) Yes ☒ No ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐  No ☒

State the Registrant's revenues for its most recent fiscal year: December 31, 2006 - $804,190.

State the aggregate market value of the voting stock of the Registrant held by non-affiliates computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of a specified date within the past 60 days: March 28, 2007 - $36,391,157. There are approximately 54,315,159 shares of common voting stock of the Registrant beneficially owned by non-affiliates. This valuation is based upon the bid price of the Company’s common as quoted on the OTCBB of the National Association of Securities Dealers, Inc. on that date ($0.67).

Issuers Involved in Bankruptcy Proceedings
During the past Five Years

Not Applicable.

Applicable Only to Corporate Issuers

Indicate the number of shares outstanding of each of the Issuer's classes of common stock, as of the latest practicable date:  March 28, 2007 - 63,079,096

Documents Incorporated by Reference

See Part III, Item 13.

Transitional Small Business Issuer Format: Yes ☐  No ☒

Part I

Item 1.  Description of Business

(a) Business Development

Bullion River Gold Corp. (“the Company”) was incorporated under the laws of the State of Nevada on June 29, 2001, under the original name “Dynasty International Corporation.” The Company was a specialty retailer of home water quality testing kits and water purification devices until December 9, 2003, when it changed its business direction to the exploration of gold and silver in the western United States.

On December 9, 2003, five of the current Nevada subsidiaries of the Company were incorporated and sold to the Company. These subsidiaries are Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork (Nevada) Mining Corp. and Thomas Creek Mining Corp., which changed its name to Wenban Spring Mining Corp. on September 28, 2004. On September 30, 2004, the Company acquired all of the issued and outstanding shares of French Gulch (Nevada) Mining Corporation, which was incorporated in the State of Nevada on September 30, 2004. All of these corporations are sometimes collectively called, the “Subsidiaries”. On January 20, 2004, the Company changed its name to “Bullion River Gold Corp.”

The Company has an authorized capital of 200,000,000 common shares with a par value of $0.001. As of March 28, 2007, there were 63,079,096 common shares issued and outstanding.

In November 2006 the Company announced that it had concluded its bulk sampling and testing phase at the French Gulch mine site. At that point Management concluded that substantial testing of the mining processes and equipment had been completed and the Company was now operating with the intent to extract and process known mineralized deposits in order to generate revenue. As of December 31, 2006, the Company had produced approximately 1281 ounces of gold and 359 ounces of silver and had realized approximately $804,000 in revenue.

The Company intends to carry out exploration activities primarily in regions containing gold or silver deposits in the western United States. The Company is seeking projects that contain or have the potential to contain high grades and large deposits of gold or silver as well as projects that contain the potential for mineralization concealed under post-mineral cover. Although the Company has identified some high grade ore in the French Gulch project, this subsidiary has not yet been cash flow positive. There is no assurance that the Company will locate any additional high grade or large deposits, or locate projects that contain the potential for mineralization concealed under post-mineral cover.

Neither the Company nor any of the Subsidiaries has been involved in any bankruptcy, receivership or similar proceedings. There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of the Company’s business.

(b) Business of Bullion River Gold Corp.

Bullion River Gold Corp. is a mineral production and exploration company. The Company, through the Subsidiaries, conducts gold and silver mineral production and exploration on properties in the western United States. See “Item 2, Description of Property,” regarding the acquisition of the option agreements for more information.

The Company announced production at its French Gulch Subsidiary in November of 2006. Although we believe drilling and test mining in this location has demonstrated there is the potential for a commercially viable mine, to date French Gulch has not provided enough gold to be cash flow positive. There is no assurance that a commercially viable ore body, or reserve, exists in any of the mineral claims until sufficient exploration work is done and an evaluation of that work concludes economic and legal feasibility. The Company’s current plans are strictly limited to research and exploration at its other properties.

Based on successful test mining and drilling at its French Gulch subsidiary the Company is actively mining in this location. The property has not produced enough gold to be cash flow positive and still requires additional working capital to continue operations. There is no assurance that the Company will be able to raise additional working capital through equity or debt financing.

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The Company intends to try to remove any mineralized material from its other subsidiaries’ properties, if economically viable. If mineralized material is found on any of the Company’s mineral exploration projects and removal is warranted, and the Company does not have the adequate working capital to do so, the Company will have to sell additional common shares or borrow money to finance the cost of removing the mineralized material. There is no assurance that the Company will have the working capital to remove the mineralized material from its mineral exploration projects, if warranted, and there is no assurance the Company will be able to raise additional working capital through equity or debt financing.

Competition

The Company competes with other mining and exploration companies possessing greater financial resources and technical facilities than the Company in connection with the acquisition of mineral exploration claims and leases on gold and other precious metals prospects and in connection with the recruitment and retention of qualified personnel. The gold mining industry is fragmented, and the Company is a relatively small participant in the gold and silver mining market. Many of the Company’s competitors have a very diverse portfolio and have not confined their market to one mineral or property, but explore a wide array of minerals and mineral exploration properties. Some of these competitors have been in business for longer than the Company and may have established more strategic partnerships and relationships than the Company.

There is significant competition for the limited number of gold acquisition opportunities and, as a result, the Company may be unable to continue to acquire an interest in attractive gold and silver mineral exploration properties on beneficial terms.

While the Company competes with other exploration companies, there is no competition for the exploration or removal of mineralized material from the Company’s properties. Readily available wholesale purchasers of gold and other precious metals exist in the United States and throughout the world. The largest are Handy & Harman, Englehard Industries and Johnson Matthey, Ltd. The wholesale purchase of precious metals is affected by a number of factors beyond the Company’s control. The factors are:

•	Fluctuations in the market price for gold

•	Fluctuating supplies of gold

•	Fluctuating demand for gold

•	Mining activities by other companies

If the Company finds gold or silver that is deemed of economic grade and in sufficient quantities to justify removal, the Company would seek additional capital through equity or debt financing to build a mine and plant. The Company would then mine the gold or silver. After mining, the Company would process the ore through a series of steps that produces a rough concentrate. This rough concentrate would then be sold to refiners and smelters for the value of the mineral contained therein, less the cost of further concentrating, refining and smelting. Refiners and smelters then sell the gold on the open markets through brokers who work for wholesalers, including the major world wholesalers set forth above.

Mining Equipment, Employee and Contractor Availability

Competitive demand for employees and contractor services and unforeseen shortages of supplies and / or equipment could result in disruption of planned exploration and mining activities.  Current demand for exploration drilling services is robust and may result in suitable equipment and trained manpower being unavailable at scheduled times in the Company's exploration schedule.  The Company will attempt to locate products, equipment and materials after sufficient funds have been raised. If the Company cannot find the products and equipment it needs for the various mineral exploration programs, the Company will have to suspend its mineral exploration and mining programs until the Company can find the employees, contractors and/or equipment it needs.

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Government Controls and Regulations

The various levels of government controls and regulations address, among other things, the environmental impact of mineral exploration and mineral processing operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased. With respect to the regulation of mineral exploration and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards, land use standards and other design or operational requirements for various components of operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations, and may require that some former mineral exploration properties be managed for long periods of time.

The Company’s exploration and development activities are subject to various levels of federal and state laws and regulations relating to protection of the environment, including requirements for closure and reclamation of mineral exploration properties. Some of the laws and regulations include the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act, the Endangered Species Act, the Federal Land Policy and Management Act, the National Environmental Policy Act, the Resource Conservation and Recovery Act and all the related state laws in California and Nevada where the Company mineral interests are situated.

The State of Nevada adopted the Mined Land Reclamation Act (the “Nevada Act” in Nevada) in 1989 that established design, operation, monitoring and closure requirements for all mining facilities. The Nevada Act has increased the cost of designing, operating, monitoring and closing new mining facilities and could affect the cost of operating, monitoring and closing existing mining facilities. The State of Nevada has also adopted reclamation regulations pursuant to which reclamation plans have been prepared and financial assurances established for existing facilities. New facilities are also required to provide a reclamation plan and financial assurance to ensure that the reclamation plan is implemented upon completion of operations. The Nevada Act also requires reclamation plans and permits for exploration projects that will result in more than five acres of surface disturbance. The State of California has similar regulations applicable to California operations.

The Company is required to obtain work permits from the Bureau of Land Management and the U.S. Forest Service for any exploration work that results in a physical disturbance to the land. The Company is not required to obtain a work permit for any phase of its proposed mineral exploration programs that does not involve any physical disturbance to the mineral claims. The Company is required to obtain a work permit if it proceeds with the subsequent phases of its proposed mineral exploration programs. As the exploration programs proceed to the trenching, drilling and bulk-sampling stages, the Company will be required to post bonds and file statements of work with the Bureau of Land Management and with the U.S. Forest Service. The Company will be required by the Bureau of Land Management and the U.S. Forest Service to undertake remediation work on any development activities that results in physical disturbance to the mineral claims. The cost of remediation work will vary according to the degree of physical disturbance.

It is the Company’s objective to provide a safe working environment, not to disrupt archaeological sites and to conduct its activities in such a manner as to cause unnecessary damage to the mineral exploration properties.

The Company has secured and will secure all necessary permits for exploration and will file final plans of operation prior to the commencement of any mineral exploration operations. In July of 2006 the Company accidentally discharged water into an active stream. The discharge was discovered and addressed with all due haste. The Company was charged a fee for this act of $35,270, which was promptly paid by the Company . Management anticipates no additional discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation and re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to law. Any portals, adits or shafts will be sealed upon abandonment of the mineral exploration properties. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of the Company’s proposed activities cannot be determined until it commences operations and knows what that will involve from an environmental standpoint.

The Company and its Subsidiaries are in compliance with the applicable law and will act to comply with that law in the future. Management believes that such compliance will not adversely affect the Company’s business operations in the future or its competitive position. Although the Company makes every attempt to comply with the foregoing, and has put in place contingency plans, there is no guarantee that an unforeseen occurrence may cause non compliance, and the Company may face penalties if there is a non compliance situation.

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Effect of Existing or Probable Governmental Regulations on the Company’s Business

The Company’s business is subject to various levels of governmental controls and regulations, which are supplemented and revised from time to time. The Company is unable to predict what additional legislation or revisions may be proposed that might affect its business or when any such proposals, if enacted, might become effective. Such changes, however, could require increased capital and operating expenditures and could prevent or delay certain operations by the Company or one of its Subsidiaries.

Dependence on One or a Few Major Customers

The Company currently sells 100% of its gold and silver to one customer, however, gold and silver can be readily sold on numerous markets throughout the world and it is not difficult to ascertain their market price at any particular time. Since there are a large number of available gold and silver purchasers, the Company is not dependent upon the sale of gold or silver to any one customer. Management believes that, because of the availability of alternative refiners, no material adverse effect would result if the Company lost the services of its current refiner.

Patents/Trade Marks/Licenses/Franchises/Concessions/Royalty Agreements or Labor Contracts

Neither the Company nor its subsidiaries currently owns any patents or trade marks. Also, they are not party to any license or franchise agreements, concessions, royalty agreements or labor contracts arising from any patents or trademarks.

The Company’s web sites are copyrighted upon loading. www.bullionriver.com and www.bullionrivergold.com are registered domain names of the Company. The Company and its Subsidiaries will seek further trademark protection for any associated domain names.

Number of Total Employees and Number of Full Time Employees

As of December 31, 2006, the Company had 10 full time employees in the corporate offices and 111 full time employees in the field.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained herein and in our filings with the Securities and Exchange Commission that can be viewed in the Edgar Archives at www.sec.gov before deciding whether to invest in our Company. Our business, financial condition or results of operations could be materially adversely affected by these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Annual Report also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Annual Report. With respect to this discussion, the terms “Bullion River,”  “Company,” "we," "us" and "our" refer to Bullion River Gold Corp., and our wholly-owned Subsidiaries.

Please consider the following risk factors before deciding to invest in Bullion River’s common shares.

Risks associated with the Company’s business and properties:

1.	The Company lacks an operating history and has losses that it expects will continue into the future. If the losses continue, the Company will have to suspend operations or cease operations.

The Company has little operating history upon which an evaluation of its future success or failure can be made. The Company has incurred significant operating losses since inception and has limited financial resources to support it until such time that it is able to generate positive cash flow from operations. The Company’s net loss since inception through December 31, 2006 is $24,100,377. For the 12 month period ended December 31, 2006, total net loss was increased by $15,569,578. See “Management Discussion and Analysis” below under Part II, Item 5, for more details.

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The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to (1) locate a profitable mineral property, (2) generate revenues from its planned business operations, and (3) reduce exploration costs. Based upon current plans, the Company expects to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of its mineral properties and the French Gulch property is not operating profitably. The Company cannot guarantee that it will be successful in generating revenues in the future. Failure to generate revenues may cause the Company to suspend or cease operations.

2.
The Company’s auditors have issued a going concern opinion and if the company is unable to raise sufficient capital, it may not be able to achieve its objectives and may have to suspend or cease operations.

The Company’s auditors have issued a going concern opinion. This means that the auditor believes there is uncertainty that the Company can continue as an ongoing business for the next 12 months. If the Company is unable to obtain additional debt or equity funding it may have to suspend or cease operations.

3.
Although the Company identified areas of mineralization on its properties, it has no known ore reserves and cannot guarantee that it will find any ore reserves. The Company does not know if its current mineralized areas or any ore reserves it finds will be profitable. If no profitable mineralized areas or ore reserves are found, the Company may have to cease operations.

Although the Company has started production at its French Gulch property, it is not profitable. All but one of the Company’s mineral claims are in the exploration stage and none of the mineral claims has any known ore reserves or generates any cash flow. With the exception of French Gulch, the Company has not identified any mineable gold or silver reserves on any of the mineral claims and the Company cannot guarantee that it will ever find any ore reserves at its other properties. Although the Company is in production at French Gulch, this property is not cash flow positive. Even if the Company finds that there is gold or silver on any of its mineral claims, the Company cannot guarantee that it will be able to recover enough gold or silver from an ore reserve or generate enough cash flow from that ore reserve to be profitable. Even if the Company recovers gold or silver, it cannot guarantee that it will make a profit. If the Company cannot find gold or silver, or it is not economical to recover the gold or silver, the Company will have to cease operations.

4.	The Company does not have sufficient funds to complete each of the Subsidiary’s proposed mineral exploration programs and as a result may have to suspend operations.

The Company’s mineral exploration programs are limited and restricted by the amount of working capital that the Company has and is able to raise from financings. The Company does not have sufficient funds to complete each of the Subsidiary’s proposed mineral exploration programs. As a result, the particular Subsidiary may have to suspend or cease its operations on those particular mineral claims. The Company’s current operating funds are less than necessary to complete proposed mineral exploration programs of each of the Subsidiaries, and therefore the Company will need to obtain additional financing in order to complete each of the proposed mineral exploration programs. Currently the Company is focusing its development at the French Gulch property. This property is in production, but has not produced enough gold and silver to be cash flow positive. The Company may have to cease operations if it is unable to raise capital to continue operations at French Gulch before the property generates enough gold and silver to be profitable.

The Company can provide no assurance to investors that the Company will be able to find additional financing if required. Obtaining additional financing would be subject to a number of factors, including the availability of gold and silver in commercial quantities, the market prices for gold and silver, investor acceptance of the Company’s mineral claims and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to the Company. The most likely source of future funds presently available to the Company is through the sale of equity capital or debentures. Any sale of share capital will result in dilution to existing shareholders. Issuance of debentures also increases the risk to investors if the Company is unable to repay a debenture, because debt holders will likely be paid before any shareholder on liquidation. Other anticipated alternatives for the financing of further exploration would be the offering by the Company of an interest in the mineral claims to be earned by another party or parties carrying out further exploration, private loans, or bonds.

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5.	The Company’s success is dependent on good labor and employment relations.

Production at French Gulch is dependent upon the efforts of our employees. Relations between the Company and our employees may be impacted by changes in labor relations resulting from, among others, action or inaction employee groups, unions, and the governmental authorities. Adverse changes in such laws, regulations, rules or in the relationship between the Company and our employees, may have a material adverse effect on our business, results of operations, and financial condition.

6.
If the Company and its Subsidiaries do not complete the required exploration expenditures and make the required option payments mandated in the various option agreements, the Company will lose its interest in the mineral claims and the Company’s business may fail.

The Company and its Subsidiaries are obligated to incur a minimum amount of exploration expenditures on certain mineral claims in accordance with the various option agreements that the Subsidiaries are party to in order to maintain the option agreements in good standing and to be able to exercise the option and obtain a 100% interest in the mineral claims. The Company’s existing cash reserves are insufficient to enable it to incur the minimum amount of exploration expenditures required. The Company will require substantial working capital to fund the continued exploration of the mineral claims and to exercise the various options. If the Company does not incur the exploration expenditures required by the option agreements, the Company may forfeit its interest in those respective mineral claims. The Company has not raised the required additional financing and cannot provide any assurance to investors that the additional financing will be available to it on acceptable terms, or at all, to incur exploration expenditures, to make option payments, to continue operations, to fund new business opportunities or to execute its business plan. The Company is currently late in making option payments for French Gulch and North Fork properties. If the Company loses its interest in the optioned mineral claims, then there is a substantial risk that its business will fail.

7.
Adverse weather may make access to certain mineral claims impossible during the year. This will delay the Company’s proposed mineral exploration programs, which could prevent the Company from generating revenues.

The Company’s proposed exploration programs on certain mineral claims can only be performed approximately seven to nine months out of the year. This is because rain and snow cause roads leading to these mineral claims to be impassable during three to five months of the year. When roads are impassible, the Company is unable to continue with its mineral exploration programs on these mineral claims and, as a consequence, unable to generate revenues.

8.	The Company may not have access to all of the supplies and materials that it needs for exploration, which could cause the Company to delay or suspend its operations.

Competitive demand for contractor services and unforeseen shortages of supplies and / or equipment could result in disruption of planned exploration activities.  Current demand for exploration drilling services is robust and may result in suitable equipment and trained manpower being unavailable at scheduled times in the Company's exploration schedule.  The Company will attempt to locate products, equipment and materials after sufficient funds have been raised. If the Company cannot find the products and equipment it needs for the various mineral exploration programs, the Company will have to suspend its mineral exploration programs until the Company can obtain the products and equipment it needs.

9.	The Company may not be able to attract and retain qualified key personnel necessary for the implementation of its business strategy and mineral exploration programs.

The Company’s future success depends largely upon the continued service of its board members, executive officers and other key personnel. The Company’s success also depends on its ability to continue to attract, retain and motivate qualified personnel. Key personnel represent a significant asset, and the competition for these personnel is intense in the mineral exploration industry.

The Company may have particular difficulty attracting and retaining key personnel for its mineral exploration programs. The Company does not maintain key person life insurance on any of its personnel. The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact the Company’s ability to complete its mineral exploration programs.

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10.	Unforeseen title defects may result in a loss of entitlement to production and reserves.

Ownership of the Company’s properties could be subject to prior undetected claims or interests. Although we have performed title reviews of our properties, the reviews do not guarantee or certify the chain of title against all adverse claims or contingencies. If any title defect were to arise, our entitlement to the mineral rights associated with our properties could be jeopardized, and could have a material adverse effect on our financial condition, results of operations and our ability to timely execute our business plan.

Risks associated with the Company’s industry.

11.	Because of the speculative nature of exploration of mineral properties, there is a substantial risk that the Company’s business will fail.

The search for valuable minerals as a business is an extremely high risk enterprise. The Company cannot provide investors with any assurance that its interest in mineral claims that it has optioned contain commercially exploitable reserves of gold or silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by the Company in the exploration for minerals may not result in the discovery of commercial quantities of minerals. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, the Company would be unable to complete its business plan.

12.
The gold and silver markets are volatile markets that can have a direct impact on the Company’s revenues and profits, and the market conditions will effect whether the Company will be able to continue its operations.

As of March 28, 2007, the price of an ounce of gold was approximately $665 and the price of an ounce of silver was approximately $13.32. In order to maintain operations, the Company will have to sell its gold and silver for more than it costs to mine it. While the current prices are favorable, if the Company cannot make a profit, it will have to cease operations until the price of gold increases or cease operations. Because the cost to mine the gold is fixed, but subject to inflation, the lower the market price of gold, the greater the chance that the Company’s operations will not be profitable and that the Company will have to cease operations.

In recent decades, there have been periods of both worldwide overproduction and underproduction of certain mineral resources. Such conditions have resulted in periods of excess supply of, and reduced demand for, these minerals on a worldwide and domestic basis. These periods have been followed by periods of short supply of, and increased demand for, these mineral products. The excess or short supply of mineral products has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

The mining exploration and development industry may be sensitive to any general downturn in the overall economy or currencies of the countries to which the product is produced or marketed. Substantial adverse or ongoing economic, currency, government or political conditions in various world markets may have a negative impact on the Company’s ability to operate profitably.

13.	Because of the inherent dangers involved in mineral exploration, there is a risk that the Company may incur liability or damages as the Company conducts its business.

The search for valuable minerals involves numerous hazards. As a result, the Company may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which the Company cannot insure or against which the Company may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company’s financial position.

14.	The Company faces significant competition in the mineral exploration industry.

The Company competes with other mining and exploration companies possessing greater financial resources and technical facilities than the Company in connection with the acquisition of mineral exploration claims and leases on gold and other precious metals prospects and in connection with the recruitment and retention of qualified personnel. There is significant competition for the limited number of gold or silver acquisition opportunities and, as a result, the Company may be unable to acquire an interest in attractive gold and silver mineral exploration properties on beneficial terms.

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15.	Governmental regulation or any change in such regulation may adversely affect the Company’s business.

There are several governmental regulations that materially restrict the use of minerals. Under the applicable laws and regulations, to engage in certain types of exploration will require work permits, the posting of bonds and the performance of remediation work for physical disturbance to the mineral claims. Also, to operate a working mine, the regulatory bodies that govern may require an environmental review process. Although the Company makes every effort to operate within government regulations, there is no guarantee against an adverse occurrence. In July 2006 the Company accidentally discharged water into a stream. The Company addressed the issue as soon at it was aware of the occurrence; however, the Company paid a fine of thirty five thousand two hundred and seventy dollars. The Company attempts to comply with the laws and regulations, and has put in place contingency plans, but there is no guarantee that another unforeseen occurrence may cause non-compliance, and the Company could face additional penalties if there is a non-compliance.

In addition, the legal and regulatory environment that pertains to the exploration of minerals is uncertain and may change. Uncertainty and new regulations could increase The Company's costs of doing business and prevent the Company from exploring for mineral deposits. The growth of demand for minerals may also be significantly slowed. This could delay growth in potential demand for and limit the Company's ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining or mineral exploration that have not yet been applied. These new laws may increase the Company’s cost of doing business with the result that its financial condition and operating results may be harmed

16.	The Company’s business and operating results will be harmed if it is unable to manage growth in its business.

The Company’s business may experience periods of rapid growth that will place significant demands on the Company’s managerial, operational and financial resources. In order to manage this growth, the Company must continue to improve and expand its management, operational and financial systems and controls, including quality control and delivery capabilities. The Company will also need to continue to expand, train and manage its employee base. The Company must carefully manage mineral exploration capabilities and production and inventory levels to meet product demand. The Company cannot assure that it will be able to timely and effectively meet that demand and maintain the quality standards required by its existing and potential clients. In addition, inaccuracies in the Company’s demand forecasts, or failure of the systems used to develop the forecasts, could quickly result in either insufficient or excessive inventories and disproportionate overhead expenses. If the Company ineffectively manages its growth or is unsuccessful in recruiting and retaining personnel, its business and operating results will be harmed.

Risks associated with the Company’s common stock.

17.	The Company’s stock price is volatile.

The stock markets in general and the stock prices of mineral exploration companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of any specific public company. The market price of the Company’s common shares has fluctuated in the past and is likely to fluctuate in the future as well. Factors that may have a significant impact on the market price of the Company’s common shares include:

a.	actual or anticipated variations in the Company’s results of operations;

b.	The Company’s ability or inability to generate new revenues;

c.	increased competition;

d.	government regulations, including mineral exploration and environmental regulations;

e.	conditions and trends in the mineral exploration industry;

f.	proprietary rights;

g.	rumors or allegations regarding the Company’s financial disclosures or practices; or

h.	the volatility of the gold and silver markets.

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The Company’s stock price may be impacted by factors that are unrelated or disproportionate to its operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of the Company’s common stock.

18.
A small number of the Company’s stockholders own a substantial amount of the Company’s common shares, and if such stockholders were to sell those shares in the public market within a short period of time, the price of the Company’s common shares could drop significantly.

Because a small number of the Company’s stockholders own a substantial amount of the Company’s common shares, those shareholders will be able to significantly decide who will be directors and any other stockholders may not be able to elect any directors. Also, sales of a large number of shares of the Company’s common shares or even the availability of a substantial number of common shares for sale could have the effect of reducing the price per share of the Company’s common shares.

19.	The Company may not be able to attract and retain qualified personnel necessary for the implementation of its business strategy and mineral exploration programs.

The Company’s future success depends largely upon the continued service of its board members, executive officers and other key personnel. The Company’s success also depends on its ability to continue to attract, retain and motivate qualified personnel. Key personnel represent a significant asset, and the competition for these personnel is intense in the mining industry.

The Company may have difficulty attracting and retaining key personnel. The Company does not maintain key person life insurance on any of its personnel. The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact the Company’s ability to complete its mining programs.

20.
Failure by the Company to achieve and maintain effective internal controls over financial reporting in accordance with the rules of the SEC could harm our business and operating results and/or result in a loss of investor confidence in our financial reports, which could have a material adverse effect on our business and stock price.

As a public company, we are required to comply with Section 404 of the Sarbanes-Oxley Act for the year ending December 31, 2007. In order to comply, management will have to assess and attest to the Company's internal controls over financial reporting, and, beginning with the year ending December 31, 2008, we will have to obtain an annual attestation from our independent auditors regarding our internal control over financial reporting and management’s assessment of internal control over financial reporting. We cannot be certain as to the timing of completion of our internal control evaluation, testing and remediation actions or of their impact on our operations. Upon completion of this process, we may identify various control deficiencies under applicable SEC and Public Company Accounting Oversight Board rules and regulations that remain unremediated. We will be required to report, among other things, control deficiencies that constitute a “material weakness” or changes in internal controls that, or that are reasonably likely to, materially affect internal controls over financial reporting. A “material weakness” is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. If we fail to implement the requirements of Section 404 in a timely manner, we might be subject to sanctions or investigation by regulatory authorities, including the SEC. In addition, failure to comply with Section 404 or the report by us of a material weakness may cause investors to lose confidence in our financial statements, and our stock price may be adversely affected as a result. If we fail to remedy any material weakness, our financial statements may be inaccurate, we may face restricted access to the capital markets and our stock price may be adversely affected.

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21.	The Company does not expect to pay dividends in the foreseeable future.

The Company has never paid cash dividends on its common shares and has no plans to do so in the foreseeable future. The Company intends to retain earnings, if any, to develop, carry on, and expand its business.

22.	“Penny Stock” rules may make buying or selling the Company's common shares difficult, and severely limit their market and liquidity.

Trading in the Company’s common shares is subject to certain regulations adopted by the Securities and Exchange Commission (the “SEC”) commonly known as the “penny stock” rules. The Company’s common shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which imposes additional sales practice requirements on broker/dealers who sell the common shares in the aftermarket. The “penny stock” rules govern how broker-dealers can deal with their clients and “penny stocks”. For sales of the Company’s common shares, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. The additional burdens imposed upon broker/dealers by the “penny stock” rules may discourage broker-dealers from effecting transactions in the Company’s common shares, which could severely limit their market price and liquidity of its common shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

Item 2. Description of Property

The Company operates from its principal executive office at 3500 Lakeside Court, Suite 200, Reno Nevada. The Company’s telephone number is 775-324-4881. In February 2006, the Company leased this premises for three years starting on April 1, 2006 subject to tenant improvements.  The Company sought out more office space at a reduced rate per square foot.  The new offices are 6,150 square feet with the initial lease period of 3 months at a rate of $6,000.  Months 4-12 are at $7,687 per month.  This amount will increase to $7,918 per month for the second year, and increase to $8,156 for the third year.  The additional space was required for mine engineering, geology services, and additional investor communications services.  During the fiscal year ending December 31, 2006, Bullion River Gold paid $77,517 for rent. For information about additional property or assets under contract, see the heading “Contractual Obligations” in Part II, Item 6.

1)	French Gulch (Nevada) Mining Corp.

On May 19, 2005, the Company exercised its option with the Washington Niagara Mining Partnership to purchase the patented and unpatented mining claims, the mill, and other personal property included in that agreement. Upon exercise of the option French Gulch gained all rights incident to ownership of real property allowed by law, including the right to develop and mine the property. The Company has a verbal agreement with the Washington Niagara Mining Partnership to delay payments under the original terms of the option agreement. As of December 31, 2006, the Company had delayed its December 2006 option payment of $175,000.

The Company has staked 66 (sixty-six) unpatented claims in the French Gulch district to properly secure and encompass areas of known gold mineralization. The Company has named these newly staked claims, along with the Washington -Niagara property, the “French Gulch" properties. The 66 claims staked by French Gulch are 100%-owned by French Gulch. All claim maintenance fees and taxes were current as of December 31, 2005 and 2006.

During August of 2006, the Company purchased a parcel of undeveloped land located in the township of French Gulch, CA for the sum of $110,203. The property is going to be used for mine administration office space.

On August 31, 2005, the Company entered an agreement with the Stump Family Trust (“Stump”) giving French Gulch the exclusive right to explore, develop, and mine the property. The property is located in Shasta County, California, adjacent to the French Gulch property, and consists of 1 patented lode mining claim ("Colorado Quartz Mine”). The option agreement is for an initial term of ten years and expires on July 21, 2015.

In order to maintain the Stump option in good standing, French Gulch is required to pay the owner annual payments starting July 21, 2006, in the following amounts: $2,500 per year until July 21, 2008; $3,500 per year until July 21, 2011; and $4,500 per year until July 21, 2015. French Gulch is also required to make all maintenance and lease fees as required to keep the property in good standing, and must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per personal injury occurrence and $100,000 for property damage protecting owner against any claims for injury to persons or damage to property resulting from French Gulch’s operations.

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For more information and details on the French Gulch Property, see “Management’s Discussion and Analysis or Plan of Operation” in Part II, Item 6.

2)	North Fork Mining Corp.

On February 23, 2004, the Company, through the wholly-owned subsidiary, North Fork Mining Corp. ("North Fork"), was assigned three options to acquire a 100% undivided right, title, and interest in an aggregate 42 unpatented mineral claims located in Sierra County in the State of California. The options were assigned from Golden Spike Mining, a Nevada corporation controlled by the president of the Company, for an assignment fee of $129,115. Peter M. Kuhn is a director and President of Bullion River and the sole director and officer of North Fork and a director and the President of Golden Spike Mining. As additional consideration for the assignment of the option agreements, North Fork granted Golden Spike Mining a net smelter royalty of 1.5% on the 42 unpatented mineral claims. See Exhibit 10.5 for more information as referenced in Part III, Item 13.

On February 18, 2004, all required payments under the original (3) option agreements dated July 1, 2002, July 3, 2002, and March 3, 2003, had been made and the owners of the mineral claims consented to the assignment of the option agreements to North Fork.

•
The required payments under the July 1 and July 3, 2002, option agreements were; $10,000 per agreement on the original signing dates of July 1 and 3, 2002; $150 per month for each agreement for the year ending July 3, 2003; and $250 per month for each agreement for the period ended February 23, 2004.

•	The March 3, 2003, agreement required $10,000 to be paid upon signing of a final agreement.

The original option agreements dated July 1 and 3, 2002, are for terms of 5 years. To keep these option agreements in good standing, North Fork is required to make minimum royalty payments, per agreement, of $250 per month until July 3, 2004; $500 per month until July 3, 2005; $1,000 per month until July 3, 2006; and the greater of $5,000 per month or a 5% net smelter royalty (“NSR”) until July 3, 2007. North Fork is also required to make all maintenance and lease payments to keep the mineral claims in good standing during the term of the option agreements. At the end of the five year term, after all of the royalty payments have been made, North Fork will have acquired a 100% undivided right, title and interest in 35 unpatented mineral claims subject to a 5% net smelter royalty payable, until a maximum of $750,000 in royalty payments have been made under each agreement.

The March 4, 2003, option agreement for seven unpatented claims has no term. North Fork can acquire an undivided 100% interest in these claims by paying $10,000 once North Fork has successfully completed its stage 1 drilling and exploration program and decides to continue with exploration and by paying the owner $70,000 once North Fork has successfully completed its stage 2 drilling and exploration program and decides to continue with exploration.

The Company has a verbal agreement with owners to delay payments under the original terms of the option agreement. As of December 31, 2006, the Company had delayed its December 2006 option payments of $5,000 each.

For more information and details on the North Fork Property see “Management’s Discussion and Analysis or Plan of Operations” in Part II, Item 6.

3)	Antone Canyon Property

On January 9, 2004, the Company's wholly-owned subsidiary, Antone Canyon Mining Corp. ("Antone"), was assigned an option to acquire a 100% undivided interest in 60 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from Golden Spike Mining, a Nevada corporation controlled by the president of the Company, for an assignment fee of $146,142.

See Exhibit 10.1 for more information as referenced in Part III, Item 13.

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The option agreement is for a term of ten years and expires on December 11, 2012. In order to maintain the option in good standing, Antone is required to pay the owner annual payments of $40,000 on or before December 12, commencing December 12, 2004, until the option expires or until Antone exercises the option in accordance with one of the following three exercise options, which are; payment to the owner of (1) $4,000,000, (2) $400,000 plus a 3% net smelter royalty ("NSR") granted to the owner, or (3) $2,500,000 plus a 1% NSR granted to the owner.

At December 31, 2006 all option payments have been paid and are in good standing.

For more information and details on the Antone Canyon Property see “Management’s Discussion and Analysis or Plan of Operations” in Part II, Item 6

4)	Corcoran Canyon Mining Corp.

On February 18, 2004, the Company's wholly-owned subsidiary, Corcoran Canyon Mining Corp. ("Corcoran"), was assigned an option to acquire a 100% undivided interest in 41 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from Golden Spike Mining, a Nevada corporation controlled by the President of the Company, for an assignment fee of $43,596. See Exhibit 10.2 for more information as referenced in Part III, Item 13.

In addition, Golden Spike Mining agreed to transfer all of its right, title and interest in 89 contiguous unpatented mineral claims to Corcoran.

The option agreement with Landore Resources expired on February 28, 2006. At that time, the Company started negotiations with the owner to purchase the property as required by the terms set forth in the original agreement noted above. Two partial payments of $20,000 were made on February 28 and March 30, 2006. On May 19, 2006 the Company made a final payment of $160,000 to take ownership of the property.

On June 16, 2006 the Company and Silver Quest Resources LTD and Silver Quest Resources (US) LTD (together “Silver Quest”) entered into a joint venture. Silver Quest was required to pay the Company $10,000 within five days of execution of the agreement. Within 60 days from the date of the agreement Silver Quest was to receive TSXV acceptance and at that time pay the Company $30,000 and 100,000 common shares of Silver Quest Resources LTD to keep the option in good standing.

Silver Quest can acquire an initial 51% interest in the property by making cash payments of $250,000, issuing 400,000 shares, and incurring $1,500,000 in exploration and development expenditures over a three year period. Silver Quest has a further option to increase its interest to 75%, by paying an additional $1.0 million, issuing an additional 500,000 shares, and incurring an additional $1.75 million (U.S.) in expenditures.

At December 31, 2006, Silver Quest was in compliance with all of the terms of the option agreement with the Company.

For more information and details on the Corcoran Canyon Property, see “Management’s Discussion and Analysis or Plan of Operations” in Part II, Item 6.

5)	Cimarron Mining Corp.

As of August 23, 2006, the Company and Brancote US, owner of the majority of the Cimarron claims, have allowed the option agreement for the property to expire as of that date because both parties were unable to come to an agreement with the holder of the remaining claims in the middle of the claim block.

6)	Wenban Spring Mining Corp.

On February 20, 2004, Bullion River Gold’s wholly-owned subsidiary, Thomas Creek Mining Corp. ("Thomas Creek"), was assigned an option to acquire a 100% undivided right, title and interest in 76 unpatented mineral claims located in Eureka County in the State of Nevada. The option was assigned from a company controlled by the President of Bullion River Gold for an assignment fee of $53,740. See Exhibit 10.4 for more information as referenced in Part III, Item 13.

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During the year ended December 31, 2004, the Company terminated their option on the Thomas Creek property and acquired a 100% interest in the Wenban property by staking 238 claims covering approximately 7.25 square miles in the Cortez Hills region of Nevada. On September 28, 2004, the Company changed its name from Thomas Creek Mining Corp. to Wenban Spring Mining Corp.

On January 19, 2006, the Company entered into an option agreement with Senator Minerals “Senator”, a Vancouver based mineral exploration company (TSX-V: SNR) for two properties, the Cortez South and the Gold Valley property, located in Lander County. These two properties are directly adjacent to the south of the Wenban Spring property. The Cortez South property consists of 30 mineral claims and the Gold Valley property consists of 24 mineral claims. The terms of the agreement include: $10,000 in cash for each property, which was paid on January 20, 2006 and 125,000 restricted shares of Bullion River common stock for each property which were issued on May 1, 2006. Bullion River is obliged to spend $150,000 in exploration including all maintenance fees over the next two years in order to obtain a 51 % ownership in the claims. By spending another $200,000, Bullion River can increase its ownership to 76%. After that, the partners have to spend on a $350,000 to $110,000 basis (Bullion River to Senator) or get diluted accordingly. Once a partner has less than 10% ownership, it can elect a three percent NSR. The properties are so-called ‘grassroots’ properties, no significant exploration has been done to this point.

For more information and details on the Wenban Spring Property see “Management’s Discussion and Analysis or Plan of Operations” in Part II, Item 6.

7)	Painted Hills Claims

As of September 1, 2006, management has decided not to pursue any additional exploration at the Painted Hills property and has chosen not to renew the mining claims.

8)	Mission Mine Claims

On February 18, 2006, the Company entered into an exploration agreement with an option to purchase the “Mission Mine” from TKM Corporation. The property consists of 26 unpatented lode mining claims situated in Riverside County, California. In order to maintain this agreement, the Company has made the following payments to TKM Corp.

1.	Non-refundable $10,000 payment on February 18, 2006 upon entering into the agreement.
2.	$40,000 on February 24, 2006 for the right to explore the property through August 31, 2006.
3.	$50,000 on September 1, 2006 for the right to explore the property from September 1, 2006 until September 1, 2009.

TKM has granted the Company the exclusive right and option to purchase the property as follows:

1.	Option executed up until August 31, 2007 - $1.5 million.
2.	Option executed from September 1, 2007 to August 31, 2008 - $2.0 million.
3.	Option executed from September 1, 2008 to August 31, 2009 - $2.5 million.

In addition to the dollar amount defined above, the purchase price shall include a 2.5% Net Smelter Royalty for the first three years of production from the property.

On November 16th, 2006 the Company entered into an exploration permit with the option to purchase 34 unpatented lode mining claims from Nevada Eagle Resources LLC (NER). The 32 LA claims ( LA 1-17and 19-31) claims and the MMC 1 and 2 claims are located in the Dale Mining District of Riverside and San Bernardino counties of southern California. The claims were located in the spring of 2006 and were subsequently filed and recorded with the California BLM and the respective recorders offices in San Bernardino and Riverside counties. The Company paid $10,000 upon signing the agreement and can purchase the aforesaid unpatented mining claims from NER as per the following schedule:

$15,000 - April 27, 2007
$20,000 - April 27, 2008
$25,000 - April 27, 2009
$30,000 - April 27, 2010
$50,000 - April 27, 2011

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The purchase option will be considered exercised once the payments totaling $150,000 have been made to NER. NER will retain a 3% net smelter return on the claims, of which 2% may be purchased for $1 million per percentage point by the Company.

All claim maintenance fees and taxes for the property were current as of December 31, 2006.

For more information and details on the Mission Mine project see “Management’s Discussion and Analysis or Plan of Operations” in Part II, Item 6.

9)	Company Claim Summary

The following is a summary of the claims held by the Company as of December 31, 2006 by state and subsidiary:

California:
French Gulch	121
Mission Mine	97
North Fork	42
Total California claims	260

Nevada:
Antone Canyon	60
Corcoran Canyon	130
Wenban Spring	292
Total Nevada claims	482

Total claims	742

Item 3. Legal Proceedings

The Company is not party to any pending legal proceedings and, to the best of the Company’s knowledge, none of the Company’s property or assets are the subject of any pending legal proceedings. No director or executive officer, to the knowledge of management, is a party to any action adverse to the Company.

Item 4. Submission of Matters to a Vote of Security Holders

During the fourth quarter three proposal items, detailed below, were submitted for votes to securities holders through solicitation of proxies. 31,327,828 shares cast votes of 58,142,970 eligible shares or 53.9% of eligible shares.

PROPOSAL 1 - Shall the following persons be elected to serve on the
Company's Board of Directors until the next annual meeting of common stockholders?

(1) Peter M. Kuhn had 30,129,316 votes for, or 95.5% of the vote.
(2) Susan Jeffs had 30,160,616 votes for, or 96.3% of the vote
(3) Lester Knight had 30,186,916 votes for, or 96.4% of the vote.

PROPOSAL 2 - Shall the Company engage H J & Associates as its independent auditor for the coming year? 29,917,352 votes were cast in favor or 95.5% of the vote.

PROPOSAL 3 - Shall the Company adopt the Stock Incentive Plan reserving up to four million shares of its common stock for issuance to the directors, officers, employees, and consultants of the Company? 24,088,449 shares were cast in favor or 76.9% of the vote

All three proposals were approved by the necessary majority of the shareholders.

Item 8B. Other Information

None

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Part II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchasers of Equity Securities

(a)	Market Information

The Company’s common shares have been quoted on the NASD OTC Bulletin Board since October 1, 2003, under the symbol “BLRV” (formerly “DYSI”). However, the first trade occurred in November, 2003. The table below gives the high and low bid information for each fiscal quarter since the Company’s common shares have been quoted. The bid information was obtained from OTC Bulletin Board and reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

High & Low Bids
Quarter Ended	High	Low	Source
31-Dec-06	$1.08	$0.65	Yahoo Finance
30-Sep-06	$0.92	$0.72	Yahoo Finance
30-Jun-06	$1.04	$0.44	Yahoo Finance
31-Mar-06	$0.70	$0.44	Yahoo Finance
31-Dec-05	$0.67	$0.41	Yahoo Finance
30-Sep-05	$0.86	$0.46	Yahoo Finance
30-Jun-05	$1.26	$0.75	Yahoo Finance
31-Mar-05	$1.42	$0.75	Yahoo Finance
31-Dec-04	$0.93	$0.89	OTC Bulletin Board
30-Sep-04	$0.84	$0.77	OTC Bulletin Board
30-Jun-04	$0.66	$0.60	OTC Bulletin Board
31-Mar-04	$1.37	$0.90	OTC Bulletin Board
31-Dec-03	$ -	$ -	OTC Bulletin Board

(b)	Holders of Record

As of December 31, 2006, there are approximately 2,500 holders of record of the Company’s common shares.

(c)	Dividends

The Company has declared no dividends on its common shares, with the exception of the following, and is not subject to any restrictions that limit its ability to pay dividends on its common shares. Dividends are declared at the sole discretion of the Board of Directors.

On December 9, 2003, the Board of Directors declared a stock dividend of nine common shares for every one common share issued. The stock dividend was paid out on December 22, 2003.

On January 13, 2004, the Board of Directors declared a stock dividend of one and one-half common shares for every one common share issued. The stock dividend was paid out on January 23, 2004.

(d)	Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years that would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

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On March 18, 2004, the Company issued 30,000 restricted common shares at $1.15 per share, market price for the day, to KM Exploration Ltd. pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The 30,000 restricted common shares were issued as an option payment pursuant to the terms and conditions of the option agreement for the Thomas Creek Property. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

Also, on March 18, 2004, the Company issued 55,000 restricted common shares at $1.15, market price for the day, to Jacob Margolis pursuant to Section 4(2) of the Securities Act.. 25,000 restricted common shares were issued as a finder’s fee for locating the Painted Hills Property. 30,000 restricted common shares were issued as a consultant fee pursuant to the terms and conditions of a consultant agreement between Bullion River Gold and Jacob Margolis. Jacob Margolis was in possession of all material information relating to the Company. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

The Company relied upon Section 4(2) of the Securities Act and Rule 903 of Regulation S promulgated pursuant to that Securities Act by the Securities and Exchange Commission. Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act have been fully complied with. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Bullion River Gold received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person; (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person; and (c) there was no prearrangement for the sale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares have been legended with the applicable trading restrictions.

The Company relied upon Section 4(2) of the Securities Act and Rule 506 Regulation D promulgated pursuant to Securities Act by the Securities and Exchange Commission. Specifically, the offer was made to only accredited investors, as that term is defined under applicable federal and state securities laws. The share certificates representing the shares have been legended with the applicable trading restrictions.

From March 2004 through July 2004, the Company received subscription agreements for an aggregate $1,025,000 in subscription funds for a total of 1,025,000 units at an offering price of $1.00 per unit, Reg S. Each unit consists of one restricted common share and one restricted warrant. Each restricted warrant is exercisable into one restricted common share. Each restricted warrant was exercisable for two years at an exercise price of $1.50 per warrant. The net proceeds to the Company were $1,025,000 received in April 2004.
to one subscriber.

On September 29, 2004, the Company issued, as part of the $1.00 unit offering, Reg S, 200,000 restricted units as repayment of $200,000 in loan proceeds owed to a lender.

On July 20, 2004, the Company issued 30,000 restricted common shares at $1.03, market price for the day, to Glenn Blachford pursuant to Section 4(2) of the Securities Act.. Glenn Blachford was in possession of all material information relating to Bullion River Gold. The 30,000 restricted common shares were issued as a one time consultant fee in accordance with the terms and conditions of the consultant agreement, which was approved by the directors on June 1, 2004. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

On September 8, 2004, the Company authorized the issuance of up to 5,000,000 units at an offering price of $0.75 per unit. Each unit consisted of one restricted share of common stock and one restricted warrant. Each restricted warrant is convertible into one restricted share of common stock. Each restricted warrant was exercisable for two years at an exercise price of $1.00 per warrant. The value of the units was arbitrarily set by the Company and had no relationship to its assets, book value, revenues or other established criteria of value. All the restricted units issued in this offering were issued for investment purposes in a private transaction.

From September 2004 through May 2005, the Company raised $2,447,725 in cash from the $0.75 unit offering, Reg S, and issued an aggregate 3,263,635 restricted units.

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From December 2004 through May 2005, the Company raised $ 2,449,951 in cash from the $0.75 unit offering, Reg D, and issued an aggregate 3,266,609 restricted units.

On September 29, 2004, Bullion River Gold issued, as part of the $0.75 unit offering, Reg S, 93,334 restricted units as repayment of $70,000 in loan proceeds owed to a lender.

On November 17, 2004, the Board of Directors approved the amendment to all issued and outstanding warrants by changing the term of the warrants from two years to three years and changed the terms of the $0.75 unit offering so that each new warrant issued would be for a term of three years.

On December 10, 2004, the Company issued an aggregate 2,000 restricted units, Reg D, as a finder’s fee to one finder.

In October, 2005, the Company authorized the issuance of up to 10,000,000 units at an offering price of $0.50 per unit. Each unit consisted of one restricted share of common stock and one restricted warrant. Each restricted warrant is convertible into one restricted share of common stock. The restricted warrant was exercisable for two years at an exercise price of $0.75 per warrant. The value of the units was arbitrarily set by the Company and had no relationship to its assets, book value, revenues or other established criteria of value. All the restricted units issued in this offering were issued for investment purposes in a private transaction.

From October 2005 through July 2006, the Company raised $6,918,500 in cash from the $0.50 unit offering, Reg S, and issued an aggregate 13,837,000 restricted units.

From October 2005 through July 2006, the Company raised $3,542,463 in cash from the $0.50 unit offering, Reg D, and issued an aggregate 5,519,950 restricted units.

From July 2006 through August 2006, the Company raised $361,250 in cash from the $0.75 unit offering, Reg S, and issued an aggregate 481,667 restricted units.

From June 2006 through July 2006, the Company raised $1,855,504 in cash from the $0.75 unit offering, Reg D, and issued an aggregate 2,474,005 restricted units.

From January 2006 through December 2006, the Company issued an aggregate 560,000 restricted shares, Reg S, for services.

From January 2006 through July 2006 the Company issued an aggregate 457,386 restricted shares, Reg D, for services.

During October 2006, the Company issued 39,453 restricted shares for conversion of interest payments due on convertible debt.

The Company issued these securities to persons who were either "accredited investors," or "sophisticated investors" who, by reason of education, business acumen, experience or other factors, were fully capable of evaluating the risks and merits of an investment in our Company; and each had prior access to all material information about us. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions, and with respect to the foreign investors, pursuant to Regulation S of the Securities and Exchange Commission.

There are no outstanding options or warrants to purchase, or securities convertible into, common shares in the capital of the Company at this time with the exception of the warrants discussed above.

Item 6. Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING IS A DISCUSSION AND ANALYSIS OF THE CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY FOR THE FISCAL YEARS ENDED DECEMBER 31, 2006 AND 2005. THE FOLLOWING SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE HEREIN.

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This section of the Company’s Annual Report includes a number of forward-looking statements that reflect Bullion River’s current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Annual Report. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

2006 Overview and 2007 Outlook

Summary

During the year ending December 31, 2006, the Company concentrated its activities at the French Gulch project located in northern California. At French Gulch, the Company continued work on the main decline and other access points to access the Washington and Lucky-7 veins. The Company completed excavation of the bulk sample and commenced commercial production during the fourth quarter. The Company finished mill rehabilitation in preparation for commercial production and is continuing to upgrade the facility as necessary. See the French Gulch section below for additional detail.

The Company will continue to seek projects that contain high grades and large deposits of gold or silver as well as projects that contain the potential for mineralization concealed under post-mineral cover. This focus is primarily in the Mother lode belt and Klamath Mountains in California and the Great Basin of the western United States. There is no assurance that the Company will locate high grades and sufficient deposits of mineralization, or locate projects that contain the potential for mineralization concealed under post-mineral cover, or that there is high grade or sufficient tonnage of gold or silver to make a project commercially viable.

Unless the Company’s anticipated production projects contain commercially viable sources of gold or silver and until such time as it achieves significant revenues from the sales of gold or silver, the Company will continue to incur losses. The costs associated with bringing a commercially viable mine into operation are significant and the Company cannot guarantee that it will be able to obtain the required working capital to continue current operations or bring any other mines into commercial production. As the Company proceeds with its production and exploration programs it will need to hire independent contractors as well as purchase or lease additional equipment.

During 2007, the Company plans to continue concentrating its activities at the French Gulch property focusing on production and development activities and implementing capital upgrades in accordance with the mine operating plan. Exploration activities will continue on the Corcoran Canyon property in accordance with the joint venture agreement with Silver Quest Resources Ltd., a Vancouver based mineral exploration company. Currently there is minimal activity planed for the North Fork, Mission Mine, Antone Canyon, and Wenban Spring properties in 2007. If additional funding becomes available, the Company may do some exploration work at North Fork, Antone Canyon, and Wenban Spring.

The Company anticipates continuing to rely on debt and equity sales in order to finance operations until such time that sufficient revenue is generated from precious metal extraction that the Company is capable of supporting itself with internally generated cash flow. The issuance of additional shares will result in dilution to existing shareholders of the Company.

French Gulch Nevada Mining Corp

Current status

During 2006, the Company operated in its test mining phase until November 10, 2006 when commercial production began. The new decline has advanced further towards the Lucky 7 and Washington vein systems and the explosives storage area, the water treatment cut out, and electrical power center cut out have been completed. Furthermore, a drift towards the Niagara vein system in the northwest part of the property was started. On the I-level, the drift towards the Main Decline was extended and ore from an old existing stope was extracted and processed. A new decline from the I-level drift was driven in order to access a previously explored Washington vein area below the existing stope. New stopes were started and mined, both in the Washington and the Dean vein systems. Additionally, the Company extracted ore from the Lucky 7 vein system via the Robillard level.

The Company continued to make improvements on the mill structure throughout the year improving its milling activity. More testing has been completed in order to improve functionality, gold recovery, water flows, and treatment processes. The Company has also installed an improved water treatment plant on surface and made several mechanical and equipment improvements.

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The Company has completed all 16 holes in the most resent drilling program. All assay results are being received and transferred into the company’s 3-D modeling software for further evaluation.

During the year ending December 31, 2006, the Company spent approximately $6.2 million on exploration and development and $600 thousand on mill rehabilitation at French Gulch.

Subsequent and Future Work

Advancement of the main decline is being continued in order to gain access to the Washington and the Niagara vein systems. The Lucky 7 vein has been accessed via a cross-cut from the decline and the first new stope, the 2173, started production in late January and is still being mined. An additional access ramp has been completed to the next stope level, the 2150. Production began in this stope in the mid March.

Mining of the Washington and Dean vein systems accessed via the I-level was suspended in early January due to the opening of the Lucky 7 stope 2173 which currently is less complicated logistically.

The Company is continuing to plan and prepare for expansion of the mill. SGS of Toronto, Canada has been retained to assist in the engineering work required to convert the mill from its current capacity to that of at least 500 tons per day. SGS is a renowned multi disciplined engineering group that operates internationally with its main North American metallurgical office based in Toronto, Canada.

The Company intends to proceed with engineering work focused on the completion of the mill design and other infrastructure requirements that include:
•	Foundation design for the fine ore bin
•	Design of supports / foundations for a larger ball mill.
•	Procurement of equipment.
•	Provision of structure over outdoor flotation cells and electrical equipment.
•	Revision of site electrical distribution system to reflect operational changes from previous operations.
•	Design of site offices and shop.
•	Development of new reclamation plan for the site reflecting changes in provision for waste storage and proactive reclamation proposals.
•	Design and implementation of mine backfill system.
•	Emergency spill response program.

Although the Company has proceeded into the commercial production phase, underground development will continue in an effort to open new stoping blocks in the current development area and to access the Niagara Mine to the northwest. The development program will be an ongoing activity to ensure that sufficient mining areas are available to provide ore to the mill on a continuous basis as well as to provide additional underground drill sites for further exploration

Other planned work in the mine will include the preparation of an underground equipment service and repair facility and an underground dry room for employees. These facilities will be built underground in order to reduce surface congestion as well as make it simpler to contain any possible pollutants within the mine. Engineering work has been completed for these facilities.

Furthermore, the Company contracted Reliance Geological Services Inc. to conduct a Technical Report of the property according to Canadian standard 43-101, which was published on the Company’s website in January 2007.

The Company has a verbal agreement with the Washington Niagara Mining Partnership to delay payments under the original terms of the option agreement. As of December 31, 2006, the Company had delayed its December 2006 option payment of $175,000.

North Fork Mining Corp

Current status

The Company does not claim to have any ores or reserves whatsoever at this time on the North Fork Property.

An exploration permit is in place, which has been extended until December 2008. Currently, the Company has two reclamation bonds in place totaling $29,800 with the U.S. Forest Service for financial assurances for completion of foreseeable reclamation related to underground and surface exploration.

19

The Company suspended activities at North Fork in February 2006 as a result of management’s decision to concentrate manpower and equipment resources at French Gulch. The only significant activity performed at North Fork during the year was general exploration work in the first quarter.

During the year ending December 31, 2006, the Company spent approximately $470 thousand on exploration at North Fork.

The Company has a verbal agreement with owners to delay payments under the original terms of the option agreement. As of December 31, 2006, the Company had delayed its December 2006 option payments of $5,000 each.

Proposed Exploration

Decline rehabilitation at North Fork is planned to resume once the French Gulch mine is providing sufficient positive cash flows to finance the activity. The majority of the equipment required to complete the rehabilitation phase is onsite.

After the completion of the decline rehabilitation, some underground development will be required to prepare one or more diamond drilling stations. This will include:
•	Excavation and securing of the diamond drill station
•	Excavation and securing underground explosives magazines
•	Installing transformers and cable from surface to the underground drill station
•	Excavation and securing a refuge station.

Depending on the results of the early drilling program and the geological information gained from that activity, it may be necessary to advance an exploration drift into what is expected to be the hanging wall of the deposit. This will facilitate the drilling of a pattern of fanned holes back into the deposit from a more advantageous angle.

Antone Canyon Mining Corp

Current status and Proposed Exploration

The Company does not claim to have any ores or reserves whatsoever at this time on the Antone Property.

The Company must conduct exploration to determine what amount of minerals, if any, exist on the Antone Canyon property and if any minerals that are found can be economically extracted and profitably processed. The exploration program is designed to economically explore and evaluate the Antone Canyon property.

Currently, the Company has a reclamation bond in place in the amount of $3,300 with the U.S. Forest Service for financial assurances for completion of foreseeable reclamation related to surface exploration.

Expenses totaled approximately $62,000 for the Antone Canyon property during 2006, primarily attributable to consulting, claim maintenance fees, and insurance.

The Company’s plan to do 2,000 feet of surface drilling early in the fourth quarter of 2006 was delayed due to adverse weather conditions. The Company has not yet rescheduled the drilling program. Total spending for the drilling is estimated to be $108,000.

Cimarron Mining Corp

As of August 23, 2006, the Company and Brancote US, owner of the majority of the Cimarron claims, have allowed the option agreement for the property to expire.

Corcoran Canyon Mining Corp

Current status and Proposed Exploration

The Company does not claim to have any ores or reserves whatsoever at this time on the Corcoran Canyon Property.

Currently, the Company has two reclamation bonds in place in the amount of $2,600 with the U.S. Forest Service and $6,700 with the Bureau of Land Management for financial assurances for completion of foreseeable reclamation related to surface exploration.

20

The option agreement expired on February 28, 2006. At that time, the Company started negotiations with the owner to purchase the property as required by the terms set forth in the original agreement. Two partial payments of $20,000 were made on February 28 and March 30, 2006. On May 19, 2006 the Company completed negotiations made the final payment of $160,000.

Expenses for the year ending December 31, 2006 totaled approximately $250,000 for the property, primarily attributable to purchase option payments, claim maintenance fees, professional fees, and insurance.

On June 16, 2006 the Company and Silver Quest Resources LTD and Silver Quest Resources (US) LTD (together “Silver Quest”) entered into a joint venture exploration agreement for the property. As of December 31, 2006, Silver Quest had made all cash payments due to the Company and has issued the 100,000 common shares of Silver Quest to stay in compliance with all of the terms of the option agreement.

Silver Quest can acquire an initial 51% interest in the property by making cash payments of $250,000, issuing 400,000 shares, and incurring $1,500,000 in exploration and development expenditures over a three year period. Silver Quest has a further option to increase its interest to 75%, by paying an additional $1.0 million, issuing an additional 500,000 shares, and incurring an additional $1.75 million (U.S.) in expenditures.

As of December 31, 2006, Silver Quest has conducted an exploration drilling program consisting of drilling three exploration holes using a Diamond drill rig. The program has been completed successfully and results have been published in the Company’s January 19, 2007 press release.

Wenban Spring Mining Corp

Current status and Proposed Exploration

The Company does not claim to have any ores or reserves whatsoever at this time on the Wenban Spring property.

The Company must conduct exploration to determine what amount of minerals, if any, exist on the Wenban Spring property and if any minerals that are found can be economically extracted and profitably processed. The exploration program is designed to economically explore and evaluate the Wenban Spring property.

Currently, the Company has a reclamation bond in place for $5,400 with the Bureau of Land Management for financial assurances for completion of foreseeable reclamation related to surface exploration.

Expenses for the year ending December 31, 2006 totaled approximately $250,000 for the property, primarily attributable to purchase option payments, professional fees, and insurance.

The Company is planning to maintain the property for future exploration but does not have any significant plans for 2007 at this time.

The Company contracted Reliance Geological Services Inc. to conduct a Technical Report of the property according to Canadian Instrument 43-101, which has been published on the Company’s website.

Painted Hills Property

As of September 1, 2006, management has decided not to pursue any additional exploration at the Painted Hills property and has chosen not to renew the mining claims.

Mission Mine Project

Location and Background

The Mission Mine property consists of 26 unpatented lode claims which are located about 58 km southeast of Twenty-Nine Palms in Riverside Co., California. The Mission Mine was originally developed between 1890 and 1930 as part of the Dale Mining District and contributed to the 17,000 oz of gold production during that time. The mine was reopened in 1981 when a production shaft was sunk to the 619 foot level and four working levels were developed along the vein for production. Underground channel sampling by TKM Corp, Asamera Minerals, USMX, and New Gold Corp. in the 1980’s and 1990’s indicated much of the Mission quartz-magnetite-specularite-pyrite vein contained between 0.25 oz/t and 2.0 oz/t Au. Recent surface sampling from the Mission vein and other surrounding veins has confirmed high gold contents from various quartz-magnetite veins in the district.

21

Since entering into the exploration agreement, the Company has located an additional 71 claims in the district to cover a series of old mines, veins, prospects, adits, and shafts. Three of the old mines, which were recently acquired by staking, had mills which produced gold from the ore.

On November 16th, 2006 the Company entered into an exploration permit with the option to purchase 34 unpatented lode mining claims from Nevada Eagle Resources LLC (NER). The 32 LA claims ( LA 1-17and 19-31) claims and the MMC 1 and 2 claims are located in the Dale Mining District of Riverside and San Bernardino counties of southern California. The claims were located in the spring of 2006 and were subsequently filed and recorded with the California BLM and the respective recorders offices in San Bernardino and Riverside counties. The Company paid $10,000 upon signing the agreement and can purchase the aforesaid unpatented mining claims from NER as per the following schedule:

$15,000 - April 27, 2007
$20,000 - April 27, 2008
$25,000 - April 27, 2009
$30,000 - April 27, 2010
$50,000 - April 27, 2011

The purchase option will be considered exercised once the payments totaling $150,000 have been made to NER. NER will retain a 3% net smelter return on the claims, of which 2% may be purchased for $1 million per percentage point by the Company.

Current status and Proposed Exploration

The Company does not claim to have any ores or reserves whatsoever at this time on the Mission Mine Claims.

The Company must conduct exploration to determine what amount of minerals, if any, exist on the Mission Mine property and if any minerals that are found can be economically extracted and profitably processed. The exploration program is designed to economically explore and evaluate the Mission Mine property.

Ground magnetometer surveys have been conducted over the most prominent veins exposed on the claim blocks and they have defined the structural zones controlling the veining. Ongoing metallurgical scoping tests are being performed to determine economically feasible processes for gold recovery. The results of these tests are being evaluated. Additional mapping and sampling of the various mines and veins found on the claims is planned in the future. The Company is also working on permitting for a core drilling program.

Expenses for the year ending December 31, 2006 totaled approximately $225,000 for the property, primarily attributable to purchase option payments, claim maintenance fees, consulting, and legal fees.

For 2007, the Company is currently in the process of permitting a plan of operations through the Barstow BLM office with the intent of improving the mine access road and starting a feasibility study for the mining district.

The Company contracted Reliance Geological Services Inc. to conduct a Technical Report of the property according to Canadian Instrument 43-101, which has been published on the Company’s website.

Results of Operations

Revenues and Cost of Sales for the year ending December 31, 2006 vs. December 31, 2005

There were no revenues or cost of sales for the year ending December 31, 2005 as the Company was still in the exploration stage. The Company remained in the exploration stage until the fourth quarter of the year ending December 31, 2006 when the Company transitioned into the production phase. At that time Management concluded that substantial testing of the mining processes and equipment at the French Gulch mine had been completed and that the Company was now operating with the intent to extract and process known mineralized deposits in order to generate revenue. For the year ending December 31, 2006 the Company generated $800,000 in revenue from the sales of precious metals. The revenue was offset with cost of sales of $2.3 million for a gross loss of $1.5 million.

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Expenses for the year ending December 31, 2006 vs. December 31, 2005

The Company’s total expenses were $14 million for the year ended December 31, 2006, an increase of $8.6 million or 159% over the year ended December 31, 2005. Of the $8.6 million increase in expenses, $7.7 million or 89% was attributed to operating expenses while the remaining $860,000 was non-operating related.

The increase in operating expenses was primarily attributable to exploration and development activities. Exploration and development expenses totaled $8.8 million for 2006 as compared to $3.3 million last year, an increase of $5.5 million or 165%. Most of this increase is related to the French Gulch operations which were limited to preparation starting the bulk sampling and site set up in 2005. Additionally, during 2006 the French Gulch mill rehabilitation and testing took place accounting for approximately $600,000 of the exploration and development variance. General and administrative expenses increased by $1.4 million, or 73%, due primarily to the increased level of support required by the activities at French Gulch. Other variances in operating expenses from last year include an increase in depreciation and accretion of $340,000 and an increase in employee stock based compensation of $560,000.

The increase in net non-operating expenses was primarily attributable to interest expense. Interest expense totaled $1.04 million for 2006 as compared to $65,000 last year, an increase of $975,000. The increase in interest expense is mainly attributable to the issuances of convertible debt in the third and fourth quarters of 2006. The increase in interest expense was offset by a net gain of $115,000 from interest income, gain on extinguishment of debt, loss on asset disposal, and other non-operating income.

Liquidity and Financial Condition

Cash and Working Capital

The Company had a cash balance of $146,509 on December 31, 2006. For the year ending December 31, 2006, the Company had a net cash inflow of $21,721 which was made up of the following:
•
The Company used $11.3 million in operating activities. This operating cash outflow represents a net loss for the period of $15.6 million; reduced by $2.7 millionof non-cash expenses; increased by a net increase in operating assets of $176,000; and reduced by an increase in operating liabilities of $1.8 million.

•	The Company had cash outflow in investment activities of $2.25 million, which represents $2.5 million used for the purchase of fixed assets offset by a $263,000 increase in lease obligations.
•
The Company had cash inflow from financing activities totaling $13.5 million from a net increase in debt of $5.5 million; a net increase in equity of $8.2 million; offset by offering costs of $117,000; and increased by an increase in unrealized holding gains of $18,000.

At December 31, 2006, the Company had a working capital deficit of $1.7 million. The decrease in working capital of $1.75 million from December 31, 2005 was due to an increase in current liabilities of $1.9 million partially offset by an increase in current assets of $178,000. The increase in current liabilities is primarily attributable to increases in accounts payable and accrued liabilities. Bullion River had an accumulated deficit of $24.1 million since inception and has a shareholder’s deficit of $1.2 million. The Company has no contingencies or long-term agreements except for its commitments under the option agreements, premises, and leases.

Internal and External Sources of Liquidity

The Company’s production operations and mineral exploration programs are limited and restricted by the amount of working capital that the Company has and is able to raise from financing and debt. The company anticipates continuing to rely on loans payable, equity sales of common shares or joint ventures with other exploration companies in order to fund further exploration and production programs. Acquiring additional financing would be subject to a number of factors, including the market prices for gold and silver, investor acceptance of the Company’s mineral claims, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to the Company.

Critical Accounting Policies

Mineral Properties

The Company confines its exploration activities to areas from which gold and silver have been previously produced, or to properties that are contiguous to such areas and have demonstrated mineralization. The costs of acquiring options on the mineral claims and exploration and development costs will be expensed until established economically recoverable reserves are found, after which, costs to develop the mineral claims will be capitalized and amortized on a unit-of-production basis. At this time it is unknown when established economically recoverable reserves will be found. Properties that do not have economically recoverable reserves will be abandoned.

Stock Options

In December 2004, the Financial Accounting Standard Board (“FASB”) issued SFAS 123R, “Share-Based Payments” (“SFAS No. 123R”), a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in their financial statements. The Company adopted this standard effective January 1, 2006 and elected the modified-prospective transition method. Under the modified-prospective transition method, awards that are granted, modified, repurchased or cancelled after the date of adoption should be measured and accounted for in accordance with SFAS No. 123R.

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Reclamation and Abandonment Costs

Adoption of SFAS 143 "Accounting for Asset Retirement Obligations" addresses financial accounting and reporting for obligations associated with the reclamation and abandonment costs. The policy requires that reclamation and closure costs including site rehabilitation costs be recorded at the estimated present value of reclamation liabilities and recorded as an asset. These reclamation costs will be allocated to expense over the life of the related options and will be adjusted for changes resulting from the passage of time and revisions to either the timing, or the amount of the original present value estimate.

Accounting for reclamation and remediation liabilities requires management to make estimates at the end of each period of the undiscounted costs expected to be incurred. Such cost estimates include, ongoing care, maintenance and monitoring costs. Changes in estimates are reflected in earnings in the period an estimate is revised.

Accounting for reclamation and remediation liabilities requires management to make estimates of the future costs we will incur to complete the reclamation and remediation work required to comply with existing laws and regulations. Actual costs incurred in future periods could differ from amounts estimated. Additionally, future changes to environmental laws and regulations could increase the amount of reclamation and remediation work required. Any such increases in future costs could materially impact the amounts charged to earnings for reclamation and remediation.

Contractual Obligations

The following is a summary of the Company’s significant contractual obligations payable for the years ended December 31:

	2007	2008	2009	2010	2011	Thereafter
Property option and purchase payments	$973,584	$213,500	$68,500	$73,500	$94,500	$93,500
Lease obligations	402,142	282,112	68,987	32,094	7,848	-
Loan obligations	580,301	6,024,751	-	-	-	-
Total commitments	$1,956,027	$6,520,363	$137,487	$105,594	$102,348	$93,500

Environmental

Our exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. We conduct our exploration activities so as to protect the public health and environment and believe our exploration activities are in compliance with all applicable laws and regulations.

Inflation

We do not believe that inflation will have a material impact on its future operations.

Uncertainties relating to Forward Looking Statements

This Form 10-KSB Annual Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by their use of words like “plans”, “expect”, “aim”, “believe”, “projects”, “anticipate”, “intend”, “estimate”, “will”, “should”, “could” and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including statements about Bullion River Gold’s exploration program, expenditures and financial results are forward-looking statements.

Item 7. Financial Statements and Supplementary Data

The Company’s audited financial statements for the years ended December 31, 2006 and 2005 are attached as Exhibit A to this Form 10-KSB.  The financial statements of the Company together with related notes were prepared by management. In the opinion of management, the financial statements fairly present the financial condition of the Company.

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

24

Bullion River’s principal independent accountant from December 1, 2003, to February 7, 2006, was Hall & Company, Certified Public Accountants Inc., 16410 Sand Canyon Avenue, Suite 100, Irvine, California, 92618. There are no disagreements with Hall & Company on accounting and financial disclosure. As of February 15, 2006, HJ & Associates have been retained as the Company’s new independent auditors and have done the audit work for the December 31, 2005 and this December 31, 2006 10-KSB year end Annual Report in addition to the review work for the March 31, 2006, June 30, 2006 and September 30, 2006 10-QSB quarterly reports. See the Company’s 8-K Current Report dated February 7, 2006, that was filed with the SEC on February 15, 2006, and which is incorporated herein by reference. See Part III, Item 13.

Item 8A. Control and Procedures

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company’s Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. Based on their most recent evaluation, which was completed within 90 days of the filing of this Form 10-KSB and as of the end of the period of this Annual Report the Company’s Chief Executive Officer and Chief Financial Officer believe that the Company’s disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) are effective to ensure that information required to be disclosed by it in this report is accumulated and communicated to its management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. Based upon the foregoing, the Company’s chief executive officer and chief financial officer concluded that the Company’s disclosure controls and procedures are effective in connection with the filing of this Annual Report on Form 10-KSB for the year ended December 31, 2006.

There were no significant changes in the Company’s internal controls or other factors that could significantly affect these controls subsequent to the date of their evaluation, including any significant deficiencies or material weaknesses of internal controls that would require corrective action.

Item 8B. Other Information

None

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Part III

Item 9. Directors and Executive Officers of the Registrant

Each director of the Company or its Subsidiaries holds office until (i) the next annual meeting of the stockholders, (ii) his or her successor has been elected and qualified, or (iii) the director resigns.

The Company’s and its subsidiaries’ management teams are listed below.

Company Name	Peter M. Kuhn	Susan Jeffs	Lester Knight	Nancy Huber	Glenn Blachford
Bullion River Gold Corp.	Director, CEO, President, Treasurer, Corporate Secretary	Director	Director	CFO	Vice-President of Engineering
Antone Canyon Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
Cimarron Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
Corcoran Canyon Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
French Gulch (Nevada) Mining Corp.	Director, CEO, President	n/a	n/a	Director, Treasurer	Director, Secretary
North Fork Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	Vice-President of Engineering
Wenban Spring Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a

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Peter M. Kuhn - Mr. Kuhn (52) has been a director and the CEO of Bullion River Gold Corp. since December 2003. Mr. Kuhn has been the sole director and officer of each of the five subsidiaries since December 2003. Mr. Kuhn received a Masters of Engineering Degree (M.E.) from Technical University of Clausthal (Germany) in 1983 and has been an engineer since 1983. Mr. Kuhn has more than 28 years experience in the mineral exploration and mining industry. Since May 2001, Mr. Kuhn has worked as a mining consultant. From November 1999 to April 2001, Mr. Kuhn was the President of BLM Service Group providing management and supervisory services. From August 1987 and October 1999 Mr. Kuhn worked for Thyssen Mining Construction of Canada providing management services, supervision and was responsible for the direction of the company.

Susan Jeffs - Ms. Jeffs (57) has been a director of Bullion River Gold Corp. since July 2005. Ms. Jeffs received her Bachelor of Laws from the University of British Columbia and practiced law for several years in Vancouver until moving to London in 2002.  Ms. Jeffs area of practice was primarily securities and finance for clients involved in natural resource exploration and development, telecommunications, technology and software, real estate, and infrastructure development.  She has been a director for a number of companies involved in mineral exploration.  Before practicing law, she organized and administered companies in the start-up phase and was involved in the administration of real estate developments in British Columbia, Alberta, Washington, California, and Hawaii.  In London, Ms. Jeffs is in-house legal consultant for an oil and gas company and for an Internet retail company.

Lester Knight - Mr. Knight (48) was appointed to the Board of Directors of Bullion River Gold Corp. in January of 2006 as a non-executive director. Additionally, Mr. Knight serves as Vice President of Finance and Chief Financial Officer for Monarch Resources Limited, an investment company registered in Bermuda. Mr. Knight is a 1985 graduate of San Diego State University and holds a B.S. degree in Finance and a Masters degree in Global Management. Mr. Knight has over 16 years experience in the gold mining industry, primarily in Nevada and California.

Nancy Huber - Ms. Huber (49) was appointed as CFO of Bullion River Gold Corp in May of 2006. She served as the Vice President of Finance for Eagle Picher Filtration and Minerals, Inc. a diatomaceous earth mining company, from 2003 through 2005. She served as the Chief Financial Officer and Vice President of Finance for Western Multiplex Corporation, a provider of wireless access systems, from 2000 through 2002. Ms. Huber served as Vice President of Finance, Western Operations for Evans & Sutherland Computer Corporation, a graphics developer, from 1998 to 1999. From 1994 to 1998, she was Vice President of Finance and Chief Financial Officer for AccelGraphics, Inc. From 1991 to 1994, she served first as MIS Manager, then Chief Financial Officer and finally Chief Executive Officer of ATG Cygnet, Inc., a mass storage robotic company. Ms. Huber received a Master of Management degree from the J.L. Kellogg Graduate School of Management and a B.S. degree in Chemical Engineering from Purdue University. On April 11, 2005, Eagle Picher Holdings, Inc., and several of its affiliates filed for Chapter 11 reorganization. Ms. Huber was the Vice President of Finance for one of the affiliates, Eagle Picher Filtration and Minerals, Inc., at that time.

Glenn Blachford, Professional Engineer. - Mr. Blachford (56) was initially retained as an independent consultant to prepare the underground rehabilitation and drilling program on the North Fork Property. Since May 1, 2004, Mr. Blachford has been a full time employee of Bullion River Gold Corp.. Since June 2004, Mr. Blachford has been the vice-president of engineering of North Fork Mining Corp. Mr. Blachford’s duties and responsibilities include preparing the underground and mill rehabilitation, and drilling program at French Gulch, as well as rehabilitating the underground for drilling at North Fork Property. Mr. Blachford was the chief estimator and chief engineer for Thyssen Mining Construction of Canada from 1996 to 2001 and has been an independent mining consultant for the past three years.

(b)	Identify Significant Employees

The Company has no significant employees other than the three discussed above.

(c)	Family Relationships

There are no family relationships among the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

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(d)	Involvement in Certain Legal Proceedings

(1)
No bankruptcy petition has been filed by or against any business of which any director was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

(2)	No director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offences).

(3)
No director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

(4)
No director has been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

(e)	Compliance with Section 16(a) of the Exchange Act.

All reports were filed with the SEC on a timely basis and the Company is not aware of any failures to file a required report during the period covered by this annual report, with the exception of the following. Blue Velvet Capital failed to file a Form 5 (Annual Statement of Beneficial Ownership).  The Company failed to file a Form 3 (Initial Statement of Beneficial Ownership) for Lester Knight, director, at the time of his appointment on January 17, 2006. The Company filed this Form 3 on February 15, 2006. Mr. Knight owns 10,000 shares of common stock. The Company failed to file a Form 3 for Nancy B. Huber, CFO, at the time of her employment in May 2006.  Ms. Huber owns no shares of common stock.  The Company filed this Form 3 on December 6, 2006.  The company was late in filing form 4’s for the issuance of stock options to Peter M. Kuhn, Nancy B. Huber, Glenn C. Blachford, Susan Jeffs and Lester Knight.  On December 20, 2006 each of the individuals was issued an option grant for 200,000 shares with vesting.  These forms will be filed by Friday, April 6, 2007.

(f)	Audit Committee Financial Expert

The Company has no financial expert. Management believes the cost related to retaining a financial expert at this time is prohibitive. Further, because of the Company’s limited operations and the financial expertise of senior staff and directors, management believes the services of a financial expert are not warranted.

(g)	Identification of Audit Committee

The Company does not have a separately-designated standing audit committee. Rather, the Company’s entire board of directors performs the required functions of an audit committee. Peter Kuhn, Susan Jeffs, and Lester Knight are the only directors of the Company and they perform audit committee functions. Susan Jeffs and Lester Knight meet the independent requirements for an audit committee member. The audit function includes: (1) selection and oversight of the Company’s independent accountant; (2) establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditors and advisors engaged by the audit function. The Company has adopted an audit committee charter. See Exhibit 99.2 - Audit Committee Charter for more information, as referenced in Part III, Item 13.

(h)	Disclosure Committee and Charter

Bullion River Gold has a disclosure committee and has adopted a disclosure committee charter. Bullion River Gold’s disclosure committee is comprised of all of its officers and directors. The purpose of the committee is to provide assistance to the chief executive officer and the chief financial officer in fulfilling their responsibilities regarding the identification and disclosure of material information about Bullion River Gold and the accuracy, completeness and timeliness of Bullion River Gold’s financial reports. See Exhibit 99.3 - Disclosure Committee Charter for more information, as referenced in Part III, Item 13.

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(i)	Code of Ethics

The Company has adopted a code of ethics that applies to all its executive officers and employees, including its CEO, CFO, and principal accountant. A copy of the Company’s adopted code of ethics is attached to this annual report. See Exhibit 99.1 - Code of Ethics for more information, as referenced in Part III, Item 13. Also, the Company’s code of ethics has been posted on its website at either www.bullionriver.com or www.bullionrivergold.com. The Company undertakes to provide any person with a copy of its code of ethics free of charge. Management believes Bullion River Gold’s code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Item 10. Executive Compensation.

Bullion River Gold has paid $596,395 in total compensation to its named executive officers during its 2006 fiscal year.

	Annual compensation			Long term compensation Awards
Name and principal position	Year	Salary	Other annual compensation	Stock Option Awards (1)	Securities underlying options	All other compensation
		($)	($)	($)	(#)	($)
Peter M. Kuhn	2006	120,000	nil	114,352	200,000	nil
CEO	2005	100,000	nil	nil	nil	nil
Dec 2003 - Present	2004	15,000	59,000	nil	nil	20,546
Nancy B. Huber	2006	77,083	nil	19,059	200,000	nil
CFO	2005	n/a	n/a	n/a	n/a	n/a
May 2006 - Present	2004	n/a	n/a	n/a	n/a	n/a
Dan Graves	2006	52,062	nil	n/a	nil	16,193
CFO	2005	99,867	nil	n/a	nil	nil
March 2005 - May 2006	2004	n/a	n/a	n/a	n/a	n/a
Glenn Blachford	2006	96,000	nil	101,646	200,000	nil
VP Engineering	2005	96,000	nil	nil	nil	nil
April 2004 - Present	2004	nil	80,000	nil	nil	34,967
Jake Margolis	2006	n/a	n/a	n/a	n/a	n/a
VP of Exploration	2005	60,800	nil	nil	nil	nil
Dec 2003 - Aug 2005	2004	nil	75,500	nil	nil	80,163

(1) The fair value of option awards was determined using the Black-Scholes Option Pricing Model, based on assumptions set out in Note 10 to the Consolidated Financial Statements.

Since the Company’s inception, no stock appreciation rights, or long-term incentive plans have been granted, exercised or re-priced.

Currently, there are no arrangements between the Company and any of its directors or between the Subsidiaries and any of its directors whereby such directors are compensated for (1) any services provided as directors except as noted below; (2) termination of employment as a result of resignation, retirement or change of control; and (3) a change of responsibilities following a change of control.

During May 2006, the board authorized the Company to pay a fee of $500 per 'in person' meeting to Lester Knight.

The Company and Centennial Development Company, a company of which Peter Kuhn owns a majority of the voting shares, verbally agreed that Mr. Kuhn would provide management services to Bullion River Gold for a management fee of $5,000 per month until April 15, 2004. At that time, the terms of the agreement were renegotiated to $7,500. Bullion River Gold was also obligated to reimburse Centennial Development Company for any reasonable business related expenses. Either party was able to terminate the agreement at anytime. The agreement did not provide for any specific compensation in the event of (1) resignation; (2) retirement; (3) other termination of the agreement; (4) a change of control of the Company; or (5) a change in Mr. Kuhn’s responsibilities following a change in control.

29

On March 16, 2005, the Company paid Golden Spike Mining $42,000 for professional services rendered on the Antone Canyon Property, the Corcoran Canyon Property, and the North Fork Property. Golden Spike Mining is owned by Peter Kuhn.

On March 21, 2005, the Company paid Victor Bradley, a former director of the Company, $75,000 for professional services related to fund raising, engineering, mineralization analysis, and investor communications for the period January 1, 2005, to March 31, 2005.

On December 1, 2003, the Company and Jacob Margolis entered into a consulting agreement that expired on May 31, 2004. Mr. Margolis was paid $6,000 per month for acting as a geological consultant to the Company and was reimbursed for all reasonable and necessary expenses incurred in the performance of his duties and as approved by the President of the Company. This agreement was renegotiated in early April 2004. As a result, Mr. Margolis was hired as the V.P. of Exploration and placed on payroll as of May 1, 2004. Mr. Margolis also received 30,000 restricted common shares and was entitled to participate in any future stock option plans of the Company and would have qualified for further bonuses such as finder’s fees. In August of 2005, Mr. Margolis resigned. See Exhibit 10.6 - Consulting Agreement for more details, as referenced in Part III, Item 13.

In late 2003, the Company and Glenn Blachford verbally agreed that Mr. Blachford would provide consulting services to prepare the underground rehabilitation and drilling program on the North Fork Property. Mr. Blachford was paid $6,000 per month through April 30, 2004, for providing the consulting services and is entitled to participate in any future stock option plans of the Company. On May 1, 2004, Mr. Blachford was hired as the V.P. of Engineering for the Company to provide engineering guidance to all of its properties. As of December 31, 2006, Mr. Blachford’s salary is $8,000 per month.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name and principal position	Number of Securities Underlying Options Granted Exercisable as of 12/31/06	Number of Securities Underlying Options Granted Un-exercisable as of 12/31/06	Exercise Price	Vesting Commencement Date	Expiration Date
	(#)	(#)	($)
Peter M. Kuhn President	200,000	-	$0.50	1/1/2004	12/20/2016
Nancy B. Huber Chief Financial Officer	-	200,000	$0.50	5/22/2006	12/20/2016
Glenn Blachford VP Engineering	177,777	22,223	$0.50	5/1/2004	12/20/2016

Options were awarded on December 20, 2006. One third of the option vests after one year from the vesting commencement date. One twenty fourth of the remaining amount of the option vests monthly thereafter. The vesting commencement dates were tied to the executives start date with the Company.

There are no other employment agreements between the Company or the Subsidiaries and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer that provide for specific compensation in the event of resignation, retirement, other termination of employment, a change of control of the Company, or from a change in a named executive officer’s responsibilities following a change in control.

The Company currently provides health insurance for the above employees, but presently does not have pension, annuity, insurance, profit sharing or similar benefit plans; however, the Company may adopt such plans in the future. There are presently no other personal benefits available to any employees.

30

DIRECTOR COMPENSATION

Name and principal position	Year	Option Awards (1)	Other annual compensation	All other compensation
		($)	($)	($)
Lester Knight, Director
January 2006 - Present	2006	38,117	Nil	4,500
Susan Jeffs, Director
August 2005 - Present	2006	54,000	nil	Nil

 (1) The fair value of option awards was determined using the Black-Scholes Option Pricing Model, based on assumptions set out in Note 10 to the Consolidated Financial Statements.

Item 11. Security Ownership of Certain Beneficial Holders and Management.

(a)	Security Ownership of Certain Beneficial Owners (more than 5%)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class
common shares	Blue Velvet Capital	5,833,326	9.84 (2)
Ellen L. Skelton Building
4th Floor, P.O. Box 3444
Roadtown, Tortola, BVI
common shares	Elton Participation Group	12,972,787 (3)	20.08 (4)
c/o Morgan & Morgan Trust Corp. Ltd
Pasea Estate, Road Town
Tortola, BVI
common shares	Peter M. Kuhn	1,215,000 (5)	2.04 (6)
3500 Lakeside Court, Suite 200
Reno, Nevada
89509

Footnotes:
(1) A person is deemed to be the beneficial owner of a security if such person has or shares power to vote or direct the voting of such security or the power to dispose or direct disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.
(2) Based on 59,282,372 common shares issued and outstanding as of December 31,2006.
(3) The listed beneficial owner has rights to 7,600,000 common share warrants, but these warrants have a restriction preventing exercise if the beneficial owner owns greater than 4.99% of the outstanding common shares of the Company, this the beneficial owner is unable to exercise them at this time, and these warrants are not included in their beneficial ownership calculation. Includes 2,666,667 shares assuming conversion of common share warrants, and 2,666,667 shares assuming conversion of a convertible debenture held by beneficial owner.
(4) Based on 59,282,372 common shares issued and outstanding as of December 31,2006 and includes 2,666,667 shares assuming conversion of common share warrants, and 2,666,667 shares assuming conversion of a convertible debenture held by beneficial owner.
(5) The listed beneficial owner includes 200,000 options to purchase Common Shares.
(6) Based on 59,282,372 common shares issued and outstanding as of December 31,2006 and includes 200,000 shares assuming exercise of option.

31

(b)	Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class(7)
common shares	Peter M. Kuhn	1,215,000 (2)	2.04%
	3500 Lakeside Ct, Suite 200
	Reno, Nevada
	89509
common shares	Nancy B. Huber	66,666 (3)	0.11%
	3500 Lakeside Ct, Suite 200
	Reno, Nevada
	89509
common shares	Glenn Blachford	230,000 (4)	0.39%
	3500 Lakeside Ct, Suite 200
	Reno, Nevada
	89509
common shares	Lester Knight	98,888 (5)	0.17%
	3500 Lakeside Ct, Suite 200
	Reno, Nevada
	89509
common shares	Susan Jeffs	316,666 (6)	0.53%
	3500 Lakeside Ct, Suite 200
	Reno, Nevada
	89509
common shares	Directors and Executive Officers (as a group)	1,927,220 (2)(3)(4)(5)(6)	3.24%

Footnotes:
(1) A person is deemed to be the beneficial owner of a security if such person has or shares power to vote or direct the voting of such security or the power to dispose or direct disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.
(2) Includes options to purchase 200,000 shares of common stock.
(3) Includes options to purchase 66,666 shares of common stock.
(4) Includes options to purchase 200,000 shares of common stock.
(5) Includes options to purchase 88,888 shares of common stock.
(6) Includes options and warrants to purchase 216,666 shares of common stock and 100,000 shares assuming conversion of convertible debenture.
(7) Based on 59,282,372 common shares issued and outstanding as of December 31,2006 and options noted in footnotes by beneficial owner.

(c)	Changes in Control

The Company is not aware of any arrangement that may result in a change in control of the Company.

32

Item 12. Certain Relationships and Related Transactions.

(a)	Relationships with Insiders

No member of management, executive officer, or security holder has had any direct or indirect interest in any transaction to which the Company or any of its subsidiaries was a party with the exception of the following:

During the first quarter of 2005, the Company paid $75,000 in professional fees to a company controlled by a director of the Company.

During the month of June 2005, the Company borrowed $15,000 from Kristi Kuhn, the spouse of the Company president. The Company paid the debt off in November.

During 2005, the Company borrowed a total of $760,000 from Centennial Development Co, a company that is controlled by Peter Kuhn, President of the Company. At 12/31/05 the Company was indebted to Centennial Development Co. in the amount of $13,453. This balance was paid in the first quarter of 2006.

On October 23, 2006, the company received $75,000 from Susan Jeffs, a company board member, for her participation in a convertible debenture the company completed November 8, 2006.

On January 18, 2007 the Company entered into 14% interest loan in the amount of $200,000 with Centennial Development Corp. This loan was paid in full on February 14, 2007.

Assignment Agreements with Golden Spike Mining

On January 9, 2004, Antone Canyon Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 60 unpatented mineral claims. Peter M. Kuhn is the President of both Bullion River and Antone Canyon Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” and Exhibit 10.1 - Assignment Agreement for more information, as referenced in Part III, Item 13.

On February 18, 2004, Corcoran Canyon Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 41 unpatented mineral claims. Peter M. Kuhn is the president of both Bullion River and Corcoran Canyon Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” and Exhibit 10.2 - Assignment Agreement for more information as referenced in Part III, Item 13.

On February 20, 2004, Thomas Creek Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 76 unpatented mineral claims. Peter M. Kuhn is the President of both Bullion River and Thomas Creek Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 23 and Exhibit 10.4 - Assignment Agreement for more information as referenced in Part III, Item 13.

On February 23, 2004, North Fork Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 42 unpatented mineral claims. Peter M. Kuhn is the President of both Bullion River and North Fork Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 22 and Exhibit 10.5 - Assignment Agreement for more information as referenced in Part III, Item 13.

(b)	Transactions with Promoters

Peter M. Kuhn is currently the only promoter of the Company. Mr. Kuhn has not received anything of value from the Company or its subsidiaries nor is Mr. Kuhn entitled to receive anything of value from the Company or its subsidiaries for services provided as a promoter of the Company or its subsidiaries.

33

Item 13. Exhibits and Reports on Form 8-K

(a)	Reports on Form 8-K.

8-K dated January 17, 2006, announcing the election of Lester Knight as a Director effective January 13, 2006.

8-K dated February 1, 2006, regarding the unregistered sale of 7,348,000 units of common stock and warrants through a private offering from December 16, 2005 and January 23, 2006.

8-K/A dated February 1, 2006, amended previous filing dated December 16, 2006 regarding: (a) the number shares of Registrant’s Common Stock to be issued pursuant to certain anti-dilution provisions, (b) the number of warrant shares issuable pursuant to certain anti-dilution provisions, (c) the investor information set forth in Exhibit 99.1, and (d) the Securities Purchase Agreements, Registration Rights Agreement and the Common Stock Purchase Warrants, filed as Exhibit 99.2 through Exhibit 99.6. The other items and exhibits to the Initial Filing and the First Amendment remain unchanged.

8-K dated February 15, 2006 announcing the resignation of Hall & Company as the Registrant’s independent registered public accounting firm for the year ending December 31, 2005.

8-K dated February 15, 2006 announcing the appointment by the Board of Directors of HJ & Associates, LLC as the Registrant’s independent registered public accounting firm.

8-K/A dated March 1, 2006 revised the disclosures in the Bullion River Gold Corp. Form 8-K filed February 1, 2006 (the “Initial Filing”) regarding the number shares of Registrant’s Common Stock to be issued to Senator Minerals, Inc. pursuant to a certain option agreement. The other items and exhibits to the Initial Filing remain unchanged.

8-K dated June 6, 2006 announcing effective May 31, 2006 the resignation of Dan Graves and the Registrant’s Chief Financial Officer and appointment by the Board of Directors of Nancy B. Huber as the Registrant’s Chief Financial Officer.

8-K dated July 13, 2006 regarding the closing of the unregistered sale of 7,069,006 units of common stock and warrants through a private placement on June 10, 2006.

8-K/A dated July 25, 2006 revised the disclosures in the Bullion River Gold Corp. Form 8-K filed July 13, 2006 (the “Initial Filing”) regarding the number of units sold in the unregistered sale of shares to 6,869,007 units of common stock and warrants.

8-K dated August 8, 2006 announcing the Registrant entered into a Securities Purchase Agreement with one investor for a $2,000,000 secured convertible note and warrants to purchase 2,666,667 shares of the Registrant’s common stock with the option to increase the note an addition $1,000,000.

8-K dated November 13, 2006 with a copy of the Registrant’s Press Release dated November 10, 2006 announcing the Registrant successfully completed it’s test mining at its French Gulch mine and is starting production.

8-K dated November 14, 2006 announcing the Registrant entered into Securities Purchase Agreements with twenty-one investors for $2,861,000 unsecured convertible notes and warrants to purchase 3,814,673 shares of the Registrant’s common stock.

8-K dated March 21, 2007 regarding the unregistered sale of 2,280,336 units of common stock and warrants through a private offering that closed on March 20, 2007.

8-K dated March 21, 2007 Securities Purchase Agreement with one investor for a $1,000,000 secured convertible note and warrants to purchase 1,333,334 shares of the Registrant’s common stock.

34

(b)	Index to and Description of Exhibits.

Exhibit	Description	Status
Exhibit A	Audited Financial Statements for the period ended December 31, 2005	Included
3.1	Articles of Incorporation filed as an Exhibit to Bullion River Gold’s registration statement on Form SB-2 filed on May 13, 2002, and incorporated herein by reference.	Filed
3.2	Bylaws filed as an Exhibit to Bullion River Gold’s registration statement on Form SB-2 filed on May 13, 2002, and incorporated herein by reference.	Filed
3.3	Certificate of Amendment to Articles of Incorporation changing the Issuer’s name to Bullion River Gold Corp.	Filed
10.1

Assignment Agreement dated January 9, 2004 between Antone Canyon Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold’s Form 8-K (Current Report) filed on January 28, 2004, and incorporated herein by reference.
Filed
10.2

Assignment Agreement dated February 18, 2004 between Corcoran Canyon Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold’s Form 8-K (Current Report) filed on March 2, 2004, and incorporated herein by reference.
Filed
10.3

Assignment Agreement dated February 19, 2004 between Cimarron Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold’s Form 8-K (Current Report) filed on March 3, 2004, and incorporated herein by reference.
Filed
10.4

Assignment Agreement dated February 20, 2004 between Thomas Creek Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold’s Form 8-K (Current Report) filed on March 8, 2004, and incorporated herein by reference.
Filed
10.5

Assignment Agreement dated February 23, 2004 between North Fork Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold’s Form 8-K (Current Report) filed on March 9, 2004, and incorporated herein by reference.
Filed
10.7

Exploration Agreement dated October 6, 2004 between French Gulch (Nevada) Mining Corp. and the Washington-Niagara Mining Partnership filed as an attached exhibit to Bullion River Gold’s Form 10-QSB (Quarterly Report) filed on November 16, 2004, and incorporated herein by reference.
Filed
23.1	Consent of Independent Public Accounting Firm	Included
31	Certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.	Included
32	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.	Included
99.1	Code of Ethics filed as an attached exhibit to Bullion River Gold’s Form 10-KSB (Annual Report) filed on April 14, 2004, and incorporated herein by reference.	Filed
99.2	Audit Committee Charter filed as an attached exhibit to Bullion River Gold’s Form 10-KSB (Annual Report) filed on April 14, 2004, and incorporated herein by reference.	Filed
99.3	Disclosure Committee Charter filed as an attached exhibit to Bullion River Gold’s Form 10-KSB (Annual Report) filed on April 14, 2004, and incorporated herein by reference.	Filed

35

Item 14. Principal Accounting Fees & Services

(a)   Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal external accountant for the Company’s audit of annual financial statements and for review of financial statements included in the Company’s Form 10-QSB’s or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were:

2006 - $60,500 - HJ & Associates, LLC
2006 - $6,476 - Hall & Company, Certified Public Accountants Inc.
2005 - $26,700 - HJ & Associates, LLC
2005 - $27,627 - Hall & Company, Certified Public Accountants Inc.

(b)   Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported in the preceding paragraph were:

2006 - $0 - HJ & Associates, LLC
2005 - $0 - HJ & Associates, LLC
2005 - $0 - Hall & Company, Certified Public Accountants Inc.

(c)   Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning were:

2006 - $2,950 - HJ & Associates, LLC
2005 - $0 - HJ & Associates, LLC
2005 - $11,394 - Hall & Company, Certified Public Accountants Inc.

(d)   All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) above were:

2006 - $0 - HJ & Associates, LLC
2005 - $0 - HJ & Associates, LLC
2005 - $0 - Hall & Company, Certified Public Accountants Inc.

(e)   The Company’s pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the audit committee pre-approved all accounting related activities prior to the performance of any services by any accountant or auditor.

(f)   The percentage of hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was nil %.

36

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned duly authorized person.

BULLION RIVER GOLD CORP.

By:	/s/ Peter M. Kuhn
Name: Peter M. Kuhn Title: Director and CEO Dated: April 4, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the following persons on behalf of Bullion River and in the capacities and on the dates indicated have signed this report below.

Signature	Title	Date

/s/ Peter M. Kuhn	President, Principal Executive Officer, Treasurer, Secretary,	April 4, 2007
and a member of the Board of Directors

/s/ Nancy Huber	Principal Financial Officer	April 4, 2007

/s/ Susan Jeffs	Member of the Board of Directors	April 4, 2007

/s/ Lester Knight	Member of the Board of Directors	April 4, 2007

37

 Exhibit A

Financial Statements and Schedules

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bullion River Gold Corporation and Subsidiaries
Reno, Nevada

We have audited the consolidated balance sheets of Bullion River Gold Corporation and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bullion River Gold Corporation and Subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 16 to the consolidated financial statements, the Company has incurred suffered losses from operations since inception and has a deficit in working capital and stockholders' equity. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 16. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ & Associates, LLC
Salt Lake City, UT
March 18, 2006

American Institute of Certified Public Accountants
Member of Public Company Accounting Oversight Board

F-2

Bullion River Gold Corp.
Consolidated Balance Sheets
As at December 31, 2006 and 2005

	2006	2005

Assets
Current Assets:
Cash	$146,509	$124,788
Inventory in process	125,065	-
Prepaids and other current assets	460,022	394,396
Supplies inventory	64,065	66,404
Total current assets	795,661	585,588

Property and equipment, net	2,556,694	484,149

Other assets:
Investment securities	63,000	-
Deposits	289,177	267,226
Restricted reclamation deposits	170,709	172,950
Total other assets	522,886	440,176

Total assets	$3,875,241	$1,509,913

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$2,144,150	$480,398
Loans from related parties	-	13,453
Current portion of capital lease obligations	226,608	63,216
Interest payable on convertible debt	118,815	-
Total current liabilities	2,489,573	557,067

Long term liabilities:
Convertible debt, net of discount	2,187,348	-
Capital lease obligations	227,732	128,281
Reclamation obligations	109,101	103,041
Total long term liabilities	2,524,181	231,322

Total liabilities	5,013,754	788,389

Shareholders’ equity (deficit):
Common stock; authorized 200,000,000 shares, $0.001 par value.
Issued and outstanding 59,282,372 and 39,243,581 respectively.	59,282	39,300
Additional paid in capital	22,836,794	8,825,523
Shares subscribed	15,244	387,500
Other comprehensive income	18,038	-
Accumulated Deficit	(24,067,871)	(8,530,799)
Total shareholders’ equity (deficit)	(1,138,513)	721,524

Total liabilities and shareholders’ equity (deficit)	$3,875,241	$1,509,913
The accompanying notes are an integral part of these consolidated financial statements.
F-3

Bullion River Gold Corp.
Consolidated Statements of Operations
For the Years Ending December 31, 2006 and 2005

	2006	2005
Revenues:
Precious metal sales	$804,190	$-

Cost of goods sold:
Direct production expenses	2,310,484	-

Gross loss	(1,506,294)	-

Operating expenses:
Exploration and development	8,755,864	3,303,527
General and administrative	3,366,503	1,968,585
Stock based compensation	556,275	-
Depreciation and accretion	433,691	91,667
Total operating expenses	13,112,333	5,363,779

Loss from operations	(14,618,627)	(5,363,779)

Other income (expense):
Interest income	20,861	19,888
Interest expense	(1,043,930)	(64,751)
Gain on debt extinguishment	-	6,496
Loss on asset disposal	(3,399)	-
Non-operating income	117,942
Other non-operating	(6,062)	(17,905)
Total other income (expense)	(914,588)	(56,272)

Net loss before income taxes	(15,533,215)	(5,420,051)
Income taxes	(3,857)	-

Net loss	(15,537,072)	(5,420,051)

Other comprehensive income:
Unrealized holding gains	18,038	-

Net comprehensive loss	$(15,519,034)	$(5,420,051)

Basic and diluted loss per share	$(0.29)	$(0.17)

Weighted average shares outstanding	53,483,241	32,281,358

The accompanying notes are an integral part of these consolidated financial statements.
F-4

Bullion River Gold Corp.
Consolidated Statement of Stockholders’ Equity (Deficit)
For the Years Ending December 31, 2006 and 2005

							Accumulated
	Common Stock Issued		Additional	Common Shares Subscribed			Compre-hensive
	Number of Shares	Amount	Paid in Capital	Number of Shares	Amount	Accumulated Deficit	Income (Loss)	Total
Balance at December 31, 2004	28,444,004	$28,444	$2,918,591	-	$-	$(3,110,748)	$(1,186)	$(164,899)
Common stock issued for cash at
$0.75 per share	4,521,577	4,578	3,386,598	-	-	-	-	3,391,176
Common stock issued for cash at
$0.50 per share	6,278,000	6,278	3,132,722	-	-	-	-	3,139,000
Common stock subscribed at $0.50
per share	-	-	-	450,000	225,000	-	-	225,000
Common stock subscribed for services
rendered at $0.50 per share	-	-	-	325,000	162,500	-	-	162,500
Share issuance costs incurred during 2005	-	-	(612,388)	-	-	-	-	(612,388)
Foreign currency translation adjustments	-	-	-	-	-	-	1,186	1,186
Net loss for the year ended
December 31, 2005	-	-	-	-	-	(5,420,051)	-	(5,420,051)
Balance at December 31, 2005	39,243,581	39,300	8,825,523	775,000	387,500	(8,530,799)	-	721,524
Common stock issued for cash at
$0.50 per share	12,741,653	12,742	6,358,085	-	-	-	-	6,370,827
Common stock issued for cash at
$0.75 per share	2,405,005	2,405	1,801,345	-	-	-	-	1,803,750
Common stock issued for shares subscribed
at $0.50 per share	775,000	775	386,725	(775,000)	(387,500)	-	-	-
Common stock issued for services
rendered at $0.50 per share	1,302,386	1,301	649,891	-	-	-	-	651,192
Common stock issued for services
rendered at $0.75 per share	850,667	851	637,149	-	-	-	-	638,000
Common stock issued related to anti-
dilution clauses in prior offerings	1,924,627	1,925	(1,925)	-	-	-	-	-
Common stock issued for interest
accrued on convertible debt	39,453	39	29,550	-	-	-	-	29,589
Warrants issued to satisfy finders’ fee
obligations	-	-	371,234	-	-	-	-	371,234
Share issue costs incurred during the year
ended December 31, 2006	-	-	(811,553)	-	-	-	-	(811,553)
Discount on convertible debt for detached
warrants and intrinsic value of
conversion benefit	-	-	4,034,439	-	-	-	-	4,034,439
Compensation expense for employee
stock option plan	-	-	556,275	-	-	-	-	556,275
Adjustment to reconcile common stock
amount with number of shares issued	-	(56)	56	-	-	-	-	-
Common stock subscribed for cash at
$0.50 per share	-	-	-	30,487	15,244	-	-	15,244
Net loss for the year ended
December 31, 2006	-	-	-	-	-	(15,537,072)	-	(15,537,072)
Unrealized holding gains at
December 31, 2006	-	-	-	-	-	-	18,038	18,038
Balance at December 31, 2006	59,282,372	$59,282	$22,836,794	30,487	$15,244	$(24,067,871)	$18,038	$(1,138,513)
The accompanying notes are an integral part of these consolidated financial statements.
F-5

Bullion River Gold Corp.
Consolidated Cash Flow Statements
For the Years Ending December 31, 2006 and 2005

	2006	2005
Cash Flows From Operating Activities
Net loss for the period	$(15,537,072)	$(5,420,051)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation expense	427,631	89,626
Accretion expense	6,060	2,041
Amortization related to convertible debt	760,840	-
Equity instruments issued for services and related expense	1,552,182	-
Net non-cash gains	(39,993)	(6,496)
Changes in operating assets and liabilities:
(Increase) decrease in:
Inventory in process	(125,065)	-
Prepaids and other current assets	(65,626)	(305,129)
Supplies inventory	2,339	(66,404)
Deposits	(19,710)	(440,176)
(Decrease) increase in:
Accounts payable and accrued liabilities	1,663,752	(135,975)
Interest on convertible debt	118,815	-
Reclamation obligation	-	101,000
Net cash used in operating activities	(11,255,847)	(6,181,564)

Cash Flows From Investing Activities
Purchase of fixed assets	(2,242,340)	(285,714)
Change in investment securities	(18,000)	-
Net cash used in investing activities	(2,260,340)	(285,714)

Cash Flows From Financing Activities
Loans from related parties	(13,453)	13,453
Loan payable	-	(100,000)
Cash proceeds from sale of convertible debt	5,460,948	-
Cash proceeds from sale of common shares	8,189,821	6,917,676
Offering costs	(117,446)	(513,580)
Change in unrealized holding gain	18,038	-
Net cash received from financing activities	13,537,908	6,317,549

Effect of exchange rate changes on cash	-	1,186
Increase (decrease) in cash	21,721	(148,543)

Cash, beginning of the period	124,788	273,331

Cash, end of period	$146,509	$124,788

The accompanying notes are an integral part of these consolidated financial statements.
F-6

Bullion River Gold Corp
Notes to the Consolidated Financial Statements
December 31, 2006 and 2005

NOTE 1 - ORGANIZATION AND NATURE OF OPERATION

NATURE OF OPERATIONS
Bullion River Gold Corp (“the Company”) was incorporated under the laws of the State of Nevada on June 29, 2001 under the original name “Dynasty International Corporation”. The company was a specialty retailer of home water quality testing kits and water purification devices until December 9, 2003 when it changed its business direction to the exploration of gold and silver in the western United States. On January 20, 2004, the Company changed its name to “Bullion River Gold Corp.”

On December 9, 2003, five current Nevada subsidiaries of Bullion River Gold were incorporated and sold to Bullion River Gold. These subsidiaries are Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp., and Thomas Creek Mining Corp. On September 30, 2004 the Company acquired all of the issued and outstanding shares of French Gulch (Nevada) Mining Corporation, which was incorporated in the State of Nevada on September 30, 2004. These subsidiaries are collectively referred to as the “Subsidiaries”.

Bullion River Gold Corp has an authorized capital of 200,000,000 common shares with a par value of $0.001. As of December 31, 2006 and 2005 there were 59,282,372 and 39,243,581 common shares issued and outstanding.

The Company was in the exploration stage through the third quarter ending September 30, 2006. In November 2006, the Company officially exited the exploration stage and became an operating mining company when the French Gulch mine completed its test mining phase and began production mining. The Company’s first sale of gold from its production occurred in late October 2006.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Certain balances in the 2005 consolidated financial statements have been reclassified to conform to the 2006 consolidated financial statement presentation.

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

PRODUCTION AND DEVELOPMENT COST ACCOUNTING
Production costs are direct costs associated with the extraction and processing of ore grade material in order to produce sellable precious metals and are used to compute inventory valuation and cost of sales expense. Development costs are all costs associated with the advancement and support of the mine operating infrastructure and are expensed in the period incurred due to the inability of the Company to establish a proven and probable reserve because of the vein hosted mineralization of the French Gulch mine.

INVENTORY FOR SALE
Ounces of precious metals in inventory are stated at the lower of cost or market value.

SUPPLY INVENTORIES
Materials and supplies related to underground mine development are stated at cost (first-in, first-out).

ACCOUNTING ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, contingent liabilities, revenues and expenses at the date and for the periods that the financial statements are prepared. Actual results could differ from those estimates.

F-7

CONCENTRATIONS
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and certificates of deposit held in U.S. banks that have deposit insurance thus limiting the amount of credit exposure.

During 2006, 100% of revenues consisted of sales to one company.

REVENUE RECOGNITION
Precious metal sales are recognized when the title passes to the purchaser and delivery occurs.

INCOME TAXES
Income tax expense is based on pre-tax financial accounting income. The Company will recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and the laws that are expected to be in effect when the differences are expected to be recovered.

BASIC AND DILUTED NET LOSS PER COMMON SHARE
Basic loss per share includes no dilution and is computed by dividing net loss by the weighted average number of outstanding common shares during the year. Diluted earnings per share reflect the potential dilution of securities that would occur if securities or other contracts (such as stock options and warrants) to issue common stock were exercised or converted into common stock. At December 31, 2006, the Company had 1,840,000 options outstanding and 39,854,666 warrants outstanding. At December 31, 2005, the Company had no options outstanding and 9,576,925 warrants outstanding.

LEASES
Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Payments made under operating leases, net of any incentives received by the Company from the leasing company, are charged to the statement of operations and comprehensive loss on a straight-line basis over the period. Other leases are accounted for as capital leases.

FIXED ASSETS
All assets are stated at historical cost. Depreciation is computed over the estimated useful life of the depreciable assets using the straight-line method. The useful lives for fixed assets are estimated as follows with no salvage value:

Furniture            3 to 5 years
Equipment                 2 to 7 years
Computer Hardware         3 years
Computer Software      2 years
Buildings           10 years
On-Road Vehicles            5 years

The fixed assets are reviewed each year to determine whether any events or circumstances indicate that the carrying amount of the assets may not be recoverable. Such review is performed based on estimated undiscounted cash flows compared with the carrying value of the assets. If the future cash flows (undiscounted and without interest charges) are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

As of July 1, 2006 the cost threshold for a purchase to be considered for capitalization was raised from $1,000 to $2,500. All items capitalized prior to July 1, 2006 will remain capitalized until they are fully depreciated or have been subject to a write-down due to impairment.

COMPREHENSIVE INCOME
Comprehensive income reflects changes in equity that result from transactions and economic events from non-owner sources. Comprehensive income for the current period represents unrealized holding gains associated with Company investments in available for sale securities accounted for in accordance with FASB Statement 115, Accounting for Certain Investments in Debt and Equity Securities.

MINERAL PROPERTY OPTION PAYMENTS AND EXPLORATION COSTS
The Company will expense all operating costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.

F-8

IMPAIRMENT OF LONG-LIVED ASSETS
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book value of such assets exceeds the future undiscounted cash flows attributed to such assets. No impairment of long-lived assets was recognized for the years ended December 31, 2006 and 2005.

CLOSURE, RECLAMATION AND REMEDIATION COSTS
Current laws and regulations require certain closure, reclamation and remediation work to be done on mineral properties as a result of exploration, development and operating activities. The Company periodically reviews the activities performed on its mineral properties and makes estimates of closure, reclamation and remediation work that will need to be performed as required by those laws and regulations and makes estimates of amounts that are expected to be incurred when the closure, reclamation and remediation work is expected to be performed. Future closure, reclamation and environmental related expenditures are difficult to estimate in many circumstances due to the early stages of investigation, uncertainties associated with defining the nature an extent of environmental contamination, the uncertainties relating to specific reclamation and remediation methods and costs, application and changing of environmental laws, regulations and interpretation by regulatory authorities and the possible participation of other potentially responsible parties.

The Company has estimated costs associated with the closure, reclamation and related environmental expenditures of the French Gulch and North Fork properties, which have been reflected in its financial statements in accordance with the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. See Note 9 for a summary of the Company’s reclamation obligations.

STOCK OPTIONS
In December 2004, the Financial Accounting Standard Board (“FASB”) issued SFAS 123R, “Share-Based Payments” (“SFAS No. 123R”), a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in their financial statements. The Company adopted this standard effective January 1, 2006 and elected the modified-prospective transition method. Under the modified-prospective transition method, awards that are granted, modified, repurchased or cancelled after the date of adoption should be measured and accounted for in accordance with SFAS No. 123R. The Company had 1,840,000 options outstanding as of December 31, 2006 which resulted in charges attributable to the period ended December 31, 2006 in the amount of $556,275.

CONVERTIBLE DEBT
EITF 00-27 states that the effective conversion price based on the proceeds received for or allocated to the convertible instrument should be used to compute the intrinsic value, if any, of the embedded conversion option. As a result of this consensus, an issuer should first allocate the proceeds received in a financing transaction that includes a convertible instrument to the convertible instrument and any other detachable instruments included in the exchange (such as detachable warrants) on a relative fair value basis. Then, the Issue 98-5 model should be applied to the amount allocated to the convertible instrument, and an effective conversion price should be calculated and used to measure the intrinsic value, if any, of the embedded conversion option. The Company has adopted this accounting practice for the convertible debt issued during 2006. The convertible debt and related discounts are summarized in footnote 8.

NOTE 3 - INVENTORIES

Inventories consist of the following as at December 31, 2006 and 2005:

	2006	2005
Gold bullion	$-	$-
Precious metal in process	125,065	-
Supplies	64,065	66,404
Total inventories	$189,130	$66,404

Metal-in-process inventory contained approximately 197 ounces of gold as of December 31, 2006.

F-9

NOTE 4 - PROPERTY AND EQUIPMENT

The following is a summary of the Company’s property and equipment as of December 31, 2005 and 2006:

	2006	2005

Mine equipment	$2,369,196	$539,448
Vehicles	224,158	-
Office equipment	160,258	47,377
Buildings	61,911	-
Total fixed assets	2,815,523	586,825
Accumulated depreciation	(528,946)	(102,676)
Fixed assets, net	2,286,577	484,149
Property	110,203	-
Capital in progress	159,914	-
Property and equipment, net	$2,556,694	$484,149

NOTE 5 - RESTRICTED RECLAMATION DEPOSITS

The following is a summary of the Company’s restricted reclamation deposits at December 31, 2005 and 2006:

Mineral Property	Obligee (s)	Inception Date	2005 Amount	Changes	2006 Amount
French Gulch	Bureau of Land Management	June 2005	$11,500	$-	$11,500
French Gulch	Shasta County	December 2005	71,200	3,759	74,959
French Gulch	California Regional Water Control Board	December 2005	29,900	-	29,900
North Fork	US Forest Service	March 2004	29,800	-	29,800
Antone Canyon	US Forest Service	March 2005	3,300	-	3,300
Corcoran Canyon	USDAFS	April 2004	2,600	-	2,600
Corcoran Canyon	Bureau of Land Management	April 2004	6,700	-	6,700
Wenban Spring	Bureau of Land Management	March 2005	5,400	-	5,400
Thomas Creek	Bureau of Land Management	January 2004	6,000	(6,000)	-
Painted Hills	Bureau of Land Management	August 2004	6,550	-	6,550
			$172,950	$(2,241)	$170,709

NOTE 6 - INVESTMENTS

The Company’s investments at December 31, 2006 and 2005 are summarized as follows:

Common Stock Holdings	2006	2005
Silver Quest Resources LTD.
Fair value	$63,000	$-
Cost	45,000	-
Unrealized holding gain	$18,000	$-

NOTE 7 - LOANS PAYABLE

On August 5, 2005, the Company entered into a loan agreement with Centennial Development in the amount of $500,000 due on December 31, 2005. The interest rate was 1.15% per month and there was a $25,000 loan fee. The loan principal and fees were paid in full on October 21, 2005. Accrued interest outstanding at December 31, 2005 was $13,453 and was paid on January 3, 2006.

There were no loans outstanding on December 31, 2006.

F-10

NOTE 8 - CONVERTIBLE DEBT

There was no convertible debt outstanding for the year ending December 31, 2005. The following is a summary of the Company’s convertible debt outstanding for the year ending December 31, 2006:

	Secured Debentures	Unsecured Debentures	Total

Convertible debt at December 31, 2006	$2,600,000	$2,860,948	$5,460,948

Discount on convertible debt:
Relative fair value of detached warrants	(766,049)	(856,454)	(1,622,503)
Intrinsic value of conversion benefit	(1,101,382)	(1,310,555)	(2,411,937)
Discount amortization to date	436,879	323,961	760,840
Net discount on convertible debt	(1,430,552)	(1,843,048)	(3,273,600)

Convertible debt, net of discount	$1,169,448	$1,017,900	$2,187,348

During the year ending December 31, 2006, the Company issued these convertible debt instruments (debentures) under two different agreements. One of the debentures is secured by the ownership of French Gulch Nevada Mining Corp and bears interest at a rate of 10% per annum, paid quarterly. The other debenture agreements are unsecured and bear interest at a rate of 12% per annum, paid quarterly. Interest may be paid in cash or stock at a fixed price of $0.75 per share for both of the debentures. For the secured debenture, the decision of mode of payment is made by mutual consent of the Company and the holder or its assigns. The control of settlement terms of interest for the unsecured debentures is held exclusively by the Company. Both of the debentures have a maturity date of two years from the date of the agreement and may be converted into common stock at the option of the holder any time prior to maturity at a fixed price of $0.75 per share. The conversion price is adjusted for stock splits, stock dividends, and equity issuances by the Company. The Company is required to reserve sufficient shares for the conversion of both the principal and any interest and has signed a registration agreement that it will use it’s best efforts to register those shares. The registration rights agreement does not include any penalties or other monetary remedies. The Company has sufficient authorized common shares to provide for the conversion of the debentures and any interest that may accrue.

If settlement of all of the convertible debt were to have occurred on December 31, 2006 the Company would have paid up to $5,579,763 in cash or have issued up to 7,439,686 shares of common stock which would have had a market value of $5,564,161. Over the remaining life of the outstanding convertible debt the Company may pay for settlement up to $6,637,986 in cash or issue up to 8,850,651 shares of common stock.

NOTE 9 - RECLAMATION OBLIGATIONS

The Company became subject to and adopted SFAS No. 143, Accounting for Asset Retirement Obligations, which establishes a uniform methodology for accounting for estimated reclamation and abandonment costs. At December 31, 2005, the Company recognized a reclamation liability for the estimated reclamation costs related to the French Gulch and North Fork properties. The related costs were expensed since neither of the properties were in production or had proven or probable mineral reserves at the time.

The accretion of the reclamation obligation liability is recorded as a separate operating expense in the Company's statement of operations with a corresponding increase in the reclamation liability. Below are the reclamation obligation and accretion details as of December 31, 2006.

French Gulch

In connection with the reclamation permit obtained in December 2005, the Company estimated reclamation costs to be $71,200 based on the operating plan for the French Gulch property. At an accretion rate of 6%, the Company has expensed $4,272 for the year ended December 31, 2006. The total reclamation obligation as of December 31, 2006 is $75,472.

F-11

North Fork

The Company put the initial reclamation permit in place in March 2004 with a supplemental permit in May 2005 based on its updated operating plan. In connection with these permits, the Company estimated reclamation costs to be $31,841 as of December 31, 2005 for the North Fork property. At an accretion rate of 6%, the Company has expensed $1,788 for the year ended December 31, 2006. Total reclamation obligation as of December 31, 2006 is $33,629.

The following is a description of the changes to the Company's reclamation liability and expenses as of December 31, 2006:

Estimated reclamation obligation at December 31, 2005:
French Gulch	$71,200
North Fork	31,841
Reclamation obligation before 2006 accretion	103,041

Changes in reclamation obligation for the year ending December 31, 2006:
French Gulch accretion expense	4,272
North Fork accretion expense	1,788
Increase in reclamation obligation	6,060

Total reclamation obligation at December 31, 2006	$109,101

NOTE 10 - STOCK OPTIONS AND WARRANTS

The Company had zero options outstanding on December 31, 2005.

On December 20, 2006, the Company granted 1,840,000 options exercisable for the purchase of one share of common stock each with an exercise price when vested of $0.50. At the date of issuance 794,722 options were immediately vested and the remaining 1,045,278 will vest over periods up to 33 months. These stock options have been issued under an equity compensation plan approved by the directors and the shareholders of the Company. These stock options are not yet registered but are expected to be by the end of the second quarter of 2007.

F-12

The Company estimates the fair value of options and warrants using the Black-Scholes Option Price Calculation. The Company used the following assumptions in estimating fair value: the risk-free interest rate of 4.6%, the volatility rate used is 74%; and the expected life of the options is ten years. The Company also assumed that no dividends would be paid on common stock.

At December 31, 2006, the Company had the following stock options outstanding:

	Options	Weighted Average Exercise Price
Outstanding December 31, 2005	-	$-

Granted	1,840,000	0.50
Canceled	-	-
Exercised	-	-
Outstanding on December 31, 2006	1,840,000	$0.50
Exercisable on December 31, 2006	794,722	$0.50

At December 31, 2006, the Company had the following consolidated warrants outstanding:

Period of Issuance	Period of Expiration	Total Warrants
2nd quarter - 2004	2nd quarter - 2007	975,000
3rd quarter - 2004	3rd quarter - 2007	1,343,335
4th quarter - 2004	4th quarter - 2007	859,712
1st quarter - 2005	1st quarter - 2008	846,000
2nd quarter - 2005	2nd quarter - 2008	2,846,841
4th quarter - 2005	4th quarter - 2008	1,500,000
1st quarter - 2006	1st quarter - 2007	550,800
1st quarter - 2006	1st quarter - 2008	13,014,969
1st quarter - 2006	2nd quarter - 2008	2,224,162
2nd quarter - 2006	2nd quarter - 2008	6,045,672
3rd quarter - 2006	3rd quarter - 2008	4,751,002
4th quarter - 2006	4th quarter - 2008	4,897,173
Total Warrants Outstanding		39,854,666

A summary of the Company’s stock warrants as of December 31, 2006 and changes during the year is presented below:

	Warrants	Weighted Average Exercise Price
Outstanding on December 31, 2005	9,576,925	$1.01

Granted	36,820,416	0.77
Canceled	(4,370,022)	0.96
Exercised	(2,172,653)	0.50

Outstanding on December 31, 2006	39,854,666	$0.82

NOTE 11 - SIGNIFICANT EVENTS

The following is a summary of significant events related to the Company’s properties that have transpired during the years ending December 31, 2005 and 2006.

F-13

French Gulch (Nevada) Mining Corp.

On May 19, 2005, the Company exercised it option with the Washington Niagara Mining Partnership to purchase the patented and unpatented mining claims, the mill, and other personal property included in that agreement. Upon exercise of the option French Gulch gained all rights incident to ownership of real property allowed by law, including the right to develop and mine the property. The Company was in compliance with the terms of the option agreement as of December 31, 2005. The Company has a verbal agreement with the Washington Niagara Mining Partnership to delay payments under the original terms of the option agreement. As of December 31, 2006, the Company had delayed its December 2006 option payment of $175,000.

The Company has staked 66 (sixty-six) unpatented claims in the French Gulch district to properly secure and encompass areas of known gold mineralization. The Company has named these newly staked claims, along with the Washington -Niagara property, the “French Gulch" properties. The 66 claims staked by French Gulch are 100%-owned by French Gulch. All claim maintenance fees and taxes were current as of December 31, 2005 and 2006.

On August 31, 2005, the Company entered an agreement with the Stump Family Trust (“Stump”) giving French Gulch the exclusive right to explore, develop, and mine the property. The property is located in Shasta County, California, adjacent to the French Gulch property, and consists of 1 patented lode mining claim ("Colorado Quartz Mine”). The option agreement is for an initial term of ten years and expires on July 21, 2015. The Company was in compliance with all terms of the purchase option as of December 31, 2005 and 2006.

On August 7, 2006, Bullion River Gold Corp entered into a secured convertible debenture agreement with Elton Participation Group. To secure the agreement the Company pledged 100% of its ownership, including all stock and assets, of French Gulch (Nevada) Mining Corp.

All claim maintenance fees and taxes for the property were current as of December 31, 2005 and 2006.

North Fork Mining Corp.

The Company was in compliance with the terms of the option agreements with Mugwamp Mining and Forest Mine as of December 31, 2005. The Company has a verbal agreement with owners to delay payments under the original terms of the option agreement. As of December 31, 2006, the Company had delayed its December 2006 option payments of $5,000 each.

All claim maintenance fees and taxes for the property were current as of December 31, 2005 and 2006.

Antone Canyon Property

The Company was in compliance with the terms of the option agreement with Antone Canyon LLC as of December 31, 2005 and 2006.

All claim maintenance fees for the property were current as of December 31, 2005 and 2006.

Corcoran Canyon Mining Corp.

The option agreement with Landore Resources expired on February 28, 2006. At that time, the Company started negotiations with the owner to purchase the property as required by the terms set forth in the original agreement noted above. Two partial payments of $20,000 were made on February 28 and March 30, 2006. On May 19, 2006 the Company made a final payment of $160,000 to take ownership of the property.

On June 16, 2006 the Company and Silver Quest Resources LTD and Silver Quest Resources (US) LTD (together “Silver Quest”) entered into a joint venture. Silver Quest was required to pay the Company $10,000 within five days of execution of the agreement. Within 60 days from the date of the agreement Silver Quest was to receive TSXV acceptance and at that time pay the Company $30,000 and 100,000 common shares of Silver Quest Resources LTD to keep the option in good standing.

Silver Quest can acquire an initial 51% interest in the property by making cash payments of $250,000, issuing 400,000 shares, and incurring $1,500,000 in exploration and development expenditures over a three year period. Silver Quest has a further option to increase its interest to 75%, by paying an additional $1.0 million, issuing an additional 500,000 shares, and incurring an additional $1.75 million (U.S.) in expenditures.

F-14

At December 31, 2006, Silver Quest was in compliance with all of the terms of the option agreement with the Company.

All claim maintenance fees for the property were current as of December 31, 2005 and 2006.

Cimarron Mining Corp.

As of August 23, 2006, the Company and Brancote US, owner of the majority of the Cimarron claims, have allowed the option agreement for the property to expire as of that date because both parties were unable to come to an agreement with the holder of the remaining claims in the middle of the claim block.

Wenban Spring Mining Corp.

As of December 31, 2005, the Company has paid claim maintenance fees to the BLM on 20 claims. Re-staking on the remaining 218 claims was completed on December 8, 2005. The Company filed and made payment in full to the BLM for all fees in the first quarter of 2006.

On January 19, 2006, the Company entered into an option agreement with Senator Minerals “Senator”, a Vancouver based mineral exploration company (TSX-V: SNR) for two properties, the Cortez South and the Gold Valley property, located in Lander County. These two properties are directly adjacent to the south of the Wenban Spring property. The Cortez South property consists of 30 mineral claims and the Gold Valley property consists of 24 mineral claims. The terms of the agreement include: $10,000 in cash for each property, which was paid on January 20, 2006 and 125,000 restricted shares of Bullion River common stock for each property which were issued on May 1, 2006. Bullion River is obliged to spend $150,000 in exploration including all maintenance fees over the next two years in order to obtain a 51 % ownership in the claims. By spending another $200,000. Bullion River can increase its ownership to 76%. After that, the partners have to spend on a $350,000 to $110,000 basis (Bullion River to Senator) or get diluted accordingly. Once a partner has less than 10% ownership, it can elect a three percent NSR. The properties are so-called ‘grassroots’ properties, no significant exploration has been done to this point.

All claim maintenance fees for the property were current as of December 31, 2006.

Painted Hills Claims

As of September 1, 2006, management has decided not to pursue any additional exploration at the Painted Hills property and has chosen not to renew the mining claims.

Mission Mine

On February 18, 2006, the Company entered into an exploration agreement with an option to purchase the “Mission Mine” from TKM Corporation. The property consists of 26 unpatented lode mining claims situated in Riverside County, California. In order to maintain this agreement, the Company has made the following payments to TKM Corp.
1.	Non-refundable $10,000 payment on February 18, 2006 upon entering into the agreement.
2.	$40,000 on February 24, 2006 for the right to explore the property through August 31, 2006.
3.	$50,000 on September 1, 2006 for the right to explore the property from September 1, 2006 until September 1, 2009.

TKM has granted the Company the exclusive right and option to purchase the property as follows:
1.	Option executed up until August 31, 2007 - $1.5 million.
2.	Option executed from September 1, 2007 to August 31, 2008 - $2.0 million.
3.	Option executed from September 1, 2008 to August 31, 2009 - $2.5 million.

In addition to the dollar amount defined above, the purchase price shall include a 2.5% Net Smelter Royalty for the first three years of production from the property.

All claim maintenance fees and taxes for the property were current as of December 31, 2006.

F-15

On November 16th, 2006 the Company entered into an exploration permit with the option to purchase 34 unpatented lode mining claims from Nevada Eagle Resources LLC (NER). The 32 LA claims ( LA 1-17and 19-31) claims and the MMC 1 and 2 claims are located in the Dale Mining District of Riverside and San Bernardino counties of southern California. The claims were located in the spring of 2006 and were subsequently filed and recorded with the California BLM and the respective recorders offices in San Bernardino and Riverside counties. The Company paid $10,000 upon signing the agreement and can purchase the aforesaid unpatented mining claims from NER as per the following schedule:

$15,000 - April 27, 2007
$20,000 - April 27, 2008
$25,000 - April 27, 2009
$30,000 - April 27, 2010
$50,000 - April 27, 2011

Once purchase option will be considered exercised once the payments totaling $150,000 have been made to NER. NER will retain a 3% net smelter return on the claims, of which 2% may be purchased for $1 million per percentage point by the Company.

NOTE 12 - CONTRACTUAL OBLIGATIONS/COMMITMENTS

The following is a summary of the Company’s significant contractual obligations payable for the years ended December 31:

	2007	2008	2009	2010	2011	Thereafter
Property option and purchase payments	$973,584	$213,500	$68,500	$73,500	$94,500	$93,500
Lease obligations	402,142	282,112	68,987	32,094	7,848	-
Loan obligations	580,301	6,024,751	-	-	-	-
Total commitments	$1,956,027	$6,520,363	$137,487	$105,594	$102,348	$93,500

NOTE 13 - RELATED PARTY TRANSACTIONS

No member of management, executive officer or stockholder has had any direct or indirect interest in any transaction to which Bullion River or any of its subsidiaries was a party with the exception of the following:

During the first quarter of 2005, the Company paid $75,000 in professional fees to a company controlled by a director of the Company.

During the month of June 2005, the Company borrowed $15,000 from Kristi Kuhn, the spouse of the Company president. The Company paid the debt off in November.

During 2005, the Company borrowed a total of $760,000 from Centennial Development Co, a company that is controlled by Peter Kuhn, President of the Company. At 12/31/05 the Company was indebted to Centennial Development Co. in the amount of $13,453. This balance was paid in the first quarter of 2006.

On October 23, 2006, the company received $75,000 from Susan Jeffs, a company board member, for her participation in a convertible debenture the company completed November 8, 2006.

As part of the option agreement between North Fork and a company controlled by the Bullion River president, North Fork granted a net smelter royalty of 1.5% on the 42 unpatented mineral claims to the company president. No transactions have resulted from this agreement.

F-16

NOTE 14 - FOREIGN EXCHANGE ADJUSTMENTS

At December 31, 2004, the company was carrying a debit balance $1,367 in Stockholder’s Equity for Foreign Exchange Adjustments. Most of this was related to the balance as of December 31, 2004 carried forward. Up until April 2005, much of the Company’s accounts payable were paid from the Canadian bank account via the Company’s third party accounting firm, which resulted in foreign exchange adjustments. Now that the Company is paying all accounts payable from their U.S. offices in Reno, NV and the vast majority of their accounts are U.S. based, management no longer deemed it was necessary to carry forward foreign exchange adjustments for the small balance. Accordingly, the equity balance was credited and a one time expense of $1,367 was charged to miscellaneous expense.

There were no foreign exchange adjustments in regards to equity for the year ending December 31, 2006.

NOTE 15 - PROVISION FOR INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109, “Accounting for Income Taxes.” Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

The amount of deferred income tax benefit is impacted by the difference between the estimated Federal and State statutory income tax rates used to estimate deferred tax assets and liabilities and actual rates utilized when determining incomes taxes due or the application of net operating losses which are impacted by lower rates for taxable income less than $100,000 along with differences in state tax rates. In addition, other estimates utilized in determining deferred income tax benefit resulting from anticipated timing differences may differ from amounts initially determined when the timing differences are realized.

Net deferred tax assets consist of the following components as of December 31, 2006 and 2005:

	2006	2005
Deferred tax assets:
Net operating loss carryover	$6,831,522	$2,824,086

Deferred tax liabilities:
Depreciation	(238,386)	(287,885)

Valuation allowance	(6,593,136)	(2,536,201)
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2006 and 2005 due to the following:

	2006	2005
Book loss	$(6,059,459)	$(2,107,146)
Stock compensation	605,351	-
Exploration capitalization	716,162	465,705
M & E	48,238	13,000
Reclamation obligation	-	32,860
Beneficial conversion	716,162	-
Other	-	(9,532)
Accretion	2,363	-
Penalties	14,050	-
Valuation allowance	3,957,133	1,605,113
	$-	$-

At December 31, 2006, the Company had net operating loss carryovers of approximately $17 million that may be offset against future taxable income from the year 2006 through 2026. No tax benefit has been reported in the December 31, 2006 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryovers for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryovers may be limited as to use in future years.

F-17

NOTE 16 - GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred significant operating losses since inception, and as of December 31, 2006, the Company has limited financial resources to support it until such time that it is able to generate positive cash flow from commercial operations.

The Company’s ability to implement its business plan and exploration program in the near term is dependent upon its ability to secure financing through debt, private loans, private placement of funds, and operating revenue. However, there is no assurance that the Company will be able to obtain additional financing from investors or private lenders or that operating revenues will provide sufficient positive cash flow to sustain operations.

The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to establish a profitable mineral property, generate revenues from commercial production, and control exploration costs. There is no assurance that the Company will be able to find projects meeting their specifications for mineralization or that the projects will have large enough tonnage potential or that the Company will commence commercial production should they find projects meeting their required specifications. Based upon current plans, the Company expects to incur operating losses in future periods. The financial statements do not include any adjustments that might result from the outcome of any the above uncertainties. These factors raise doubt about the Company’s ability to continue as a going concern.

Subsequent to December 31, 2006, the company raised an additional $950,000 through the issuance of common stock from warrant exercising, $1.4 million through the issuance of convertible debt, $750,000 from short term loans, and $1.7 million through the issuance of common stock. The Company is currently negotiating the raising of additional funds by means of these activities which is estimated to be sufficient to complete required capital improvements at French Gulch and provide working capital to support operations and administrative activity in the short term. If the Company does not secure this financing it will need to pursue other options in order to continue its operating plan.

NOTE 17 - SUBSEQUENT EVENTS

Subsequent to December 31, 2006, the Company raised $948,994, in cash by issuing common shares for warrant conversions.

Subsequent to December 31, 2006, the Company raised $1,710,250 in cash by issuing common shares in a private offering.

Subsequent to December 31, 2006, the Company raised $1,400,000 in cash by issuing convertible debt.

Subsequent to December 31, 2006, the Company raised $750,000 in cash from short term loans.

Subsequent to December 31, 2006, the Company issued 152,865 shares for the conversion of interest payable on convertible debt for the fourth quarter.

Subsequent to December 31, 2006, the Company entered into a non-interest bearing loan agreement with a company controlled by the Company’s president, Peter Kuhn. The principal amount of $200,000 was repaid in the same period.

F-18

Exhibit 31.1

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Peter M. Kuhn, President, Chief Executive Officer of Bullion River Gold Corp. (the "Company"), certify that:

1. I have reviewed this Annual Report on Form 10-KSB of the small business issuer;

2. Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

3. Based on my knowledge, the financial statements, and other financial information included in this Annual Report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this Annual Report;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this Annual Report is being prepared;

b)
evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Annual Report based on such evaluation; and

c)
disclosed in this Annual Report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions);

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Dated: April 4, 2007	By: /s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer and Director

Exhibit 31.2

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Nancy Huber, Chief Financial Officer of Bullion River Gold Corp. (the "Company"), certify that:

1. I have reviewed this Annual Report on Form 10-KSB of the small business issuer;

2. Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

3. Based on my knowledge, the financial statements, and other financial information included in this Annual Report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this Annual Report;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this Annual Report is being prepared;

b)
evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Annual Report based on such evaluation; and

c)
disclosed in this Annual Report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions);

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Dated: April 4, 2007	By: /s/ Nancy Huber
Nancy Huber
Chief Financial Officer and Director

Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bullion River Gold Corp. (the "Registrant") on Form 10-KSB for the year ended December 31, 2006, as filed with the Commission on the date hereof (the "Annual Report"), we, Peter M. Kuhn, Chief Executive Officer and Nancy Huber, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: April 4, 2007	/s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer
and Director

Dated: April 4, 2007	/s/ Nancy Huber
Nancy Huber
Chief Financial Officer,
and Director

U. S. Securities and Exchange Commission
Washington, D. C. 20549

FORM 10-KSB/A

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

  For the fiscal year ended December 31, 2006

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

  For the transition period from ____________ to ____________

Commission File No. 333-85414

BULLION RIVER GOLD CORP.
(Name of Small Business Issuer in its Charter)

NEVADA	98-0377992
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

3500 Lakeside Court, Suite 200
Reno, Nevada  89509
(Address of Principal Executive Offices)

Issuer's Telephone Number: (775) 324-4881

Securities Registered under Section 12(b) of the Exchange Act:  None
Name of Each Exchange on Which Registered:  None
Securities Registered under Section 12(g) of the Exchange Act:  None

Check whether the Registrant is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. ☐

Check whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1) Yes ☒ No ☐	(2) Yes ☒ No ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐  No ☒

State the Registrant's revenues for its most recent fiscal year: December 31, 2006 - $804,190.

State the aggregate market value of the voting stock of the Registrant held by non-affiliates computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of a specified date within the past 60 days: March 28, 2007 - $36,391,157. There are approximately 54,315,159 shares of common voting stock of the Registrant beneficially owned by non-affiliates. This valuation is based upon the bid price of the Company’s common as quoted on the OTCBB of the National Association of Securities Dealers, Inc. on that date ($0.67).

Issuers Involved in Bankruptcy Proceedings
During the past Five Years

Not Applicable.

Applicable Only to Corporate Issuers

Indicate the number of shares outstanding of each of the Issuer's classes of common stock, as of the latest practicable date:  March 28, 2007 - 63,079,096

Documents Incorporated by Reference

See Part III, Item 13.

Transitional Small Business Issuer Format: Yes ☐  No ☒

Explanatory Note
This amendment to Bullion River Gold Corp’s 10-KSB filing for the year ended December 31, 2006 is filed solely because an incorrect Report of Independent Registered Public Accounting Firm had been included on page F-2 of Exhibit A of the original document and with this amended filing has been replaced with the correct Report of Independent Registered Public Accounting Firm.  There are no changes to any other information from the original document.

Part I

Item 1.  Description of Business

(a) Business Development

Bullion River Gold Corp. (“the Company”) was incorporated under the laws of the State of Nevada on June 29, 2001, under the original name “Dynasty International Corporation.” The Company was a specialty retailer of home water quality testing kits and water purification devices until December 9, 2003, when it changed its business direction to the exploration of gold and silver in the western United States.

On December 9, 2003, five of the current Nevada subsidiaries of the Company were incorporated and sold to the Company. These subsidiaries are Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork (Nevada) Mining Corp. and Thomas Creek Mining Corp., which changed its name to Wenban Spring Mining Corp. on September 28, 2004. On September 30, 2004, the Company acquired all of the issued and outstanding shares of French Gulch (Nevada) Mining Corporation, which was incorporated in the State of Nevada on September 30, 2004. All of these corporations are sometimes collectively called, the “Subsidiaries”. On January 20, 2004, the Company changed its name to “Bullion River Gold Corp.”

The Company has an authorized capital of 200,000,000 common shares with a par value of $0.001. As of March 28, 2007, there were 63,079,096 common shares issued and outstanding.

In November 2006 the Company announced that it had concluded its bulk sampling and testing phase at the French Gulch mine site. At that point Management concluded that substantial testing of the mining processes and equipment had been completed and the Company was now operating with the intent to extract and process known mineralized deposits in order to generate revenue. As of December 31, 2006, the Company had produced approximately 1281 ounces of gold and 359 ounces of silver and had realized approximately $804,000 in revenue.

The Company intends to carry out exploration activities primarily in regions containing gold or silver deposits in the western United States. The Company is seeking projects that contain or have the potential to contain high grades and large deposits of gold or silver as well as projects that contain the potential for mineralization concealed under post-mineral cover. Although the Company has identified some high grade ore in the French Gulch project, this subsidiary has not yet been cash flow positive. There is no assurance that the Company will locate any additional high grade or large deposits, or locate projects that contain the potential for mineralization concealed under post-mineral cover.

Neither the Company nor any of the Subsidiaries has been involved in any bankruptcy, receivership or similar proceedings. There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of the Company’s business.

(b) Business of Bullion River Gold Corp.

Bullion River Gold Corp. is a mineral production and exploration company. The Company, through the Subsidiaries, conducts gold and silver mineral production and exploration on properties in the western United States. See “Item 2, Description of Property,” regarding the acquisition of the option agreements for more information.

The Company announced production at its French Gulch Subsidiary in November of 2006. Although we believe drilling and test mining in this location has demonstrated there is the potential for a commercially viable mine, to date French Gulch has not provided enough gold to be cash flow positive. There is no assurance that a commercially viable ore body, or reserve, exists in any of the mineral claims until sufficient exploration work is done and an evaluation of that work concludes economic and legal feasibility. The Company’s current plans are strictly limited to research and exploration at its other properties.

Based on successful test mining and drilling at its French Gulch subsidiary the Company is actively mining in this location. The property has not produced enough gold to be cash flow positive and still requires additional working capital to continue operations. There is no assurance that the Company will be able to raise additional working capital through equity or debt financing.

1

The Company intends to try to remove any mineralized material from its other subsidiaries’ properties, if economically viable. If mineralized material is found on any of the Company’s mineral exploration projects and removal is warranted, and the Company does not have the adequate working capital to do so, the Company will have to sell additional common shares or borrow money to finance the cost of removing the mineralized material. There is no assurance that the Company will have the working capital to remove the mineralized material from its mineral exploration projects, if warranted, and there is no assurance the Company will be able to raise additional working capital through equity or debt financing.

Competition

The Company competes with other mining and exploration companies possessing greater financial resources and technical facilities than the Company in connection with the acquisition of mineral exploration claims and leases on gold and other precious metals prospects and in connection with the recruitment and retention of qualified personnel. The gold mining industry is fragmented, and the Company is a relatively small participant in the gold and silver mining market. Many of the Company’s competitors have a very diverse portfolio and have not confined their market to one mineral or property, but explore a wide array of minerals and mineral exploration properties. Some of these competitors have been in business for longer than the Company and may have established more strategic partnerships and relationships than the Company.

There is significant competition for the limited number of gold acquisition opportunities and, as a result, the Company may be unable to continue to acquire an interest in attractive gold and silver mineral exploration properties on beneficial terms.

While the Company competes with other exploration companies, there is no competition for the exploration or removal of mineralized material from the Company’s properties. Readily available wholesale purchasers of gold and other precious metals exist in the United States and throughout the world. The largest are Handy & Harman, Englehard Industries and Johnson Matthey, Ltd. The wholesale purchase of precious metals is affected by a number of factors beyond the Company’s control. The factors are:

•	Fluctuations in the market price for gold

•	Fluctuating supplies of gold

•	Fluctuating demand for gold

•	Mining activities by other companies

If the Company finds gold or silver that is deemed of economic grade and in sufficient quantities to justify removal, the Company would seek additional capital through equity or debt financing to build a mine and plant. The Company would then mine the gold or silver. After mining, the Company would process the ore through a series of steps that produces a rough concentrate. This rough concentrate would then be sold to refiners and smelters for the value of the mineral contained therein, less the cost of further concentrating, refining and smelting. Refiners and smelters then sell the gold on the open markets through brokers who work for wholesalers, including the major world wholesalers set forth above.

Mining Equipment, Employee and Contractor Availability

Competitive demand for employees and contractor services and unforeseen shortages of supplies and / or equipment could result in disruption of planned exploration and mining activities.  Current demand for exploration drilling services is robust and may result in suitable equipment and trained manpower being unavailable at scheduled times in the Company's exploration schedule.  The Company will attempt to locate products, equipment and materials after sufficient funds have been raised. If the Company cannot find the products and equipment it needs for the various mineral exploration programs, the Company will have to suspend its mineral exploration and mining programs until the Company can find the employees, contractors and/or equipment it needs.

2

Government Controls and Regulations

The various levels of government controls and regulations address, among other things, the environmental impact of mineral exploration and mineral processing operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased. With respect to the regulation of mineral exploration and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards, land use standards and other design or operational requirements for various components of operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations, and may require that some former mineral exploration properties be managed for long periods of time.

The Company’s exploration and development activities are subject to various levels of federal and state laws and regulations relating to protection of the environment, including requirements for closure and reclamation of mineral exploration properties. Some of the laws and regulations include the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act, the Endangered Species Act, the Federal Land Policy and Management Act, the National Environmental Policy Act, the Resource Conservation and Recovery Act and all the related state laws in California and Nevada where the Company mineral interests are situated.

The State of Nevada adopted the Mined Land Reclamation Act (the “Nevada Act” in Nevada) in 1989 that established design, operation, monitoring and closure requirements for all mining facilities. The Nevada Act has increased the cost of designing, operating, monitoring and closing new mining facilities and could affect the cost of operating, monitoring and closing existing mining facilities. The State of Nevada has also adopted reclamation regulations pursuant to which reclamation plans have been prepared and financial assurances established for existing facilities. New facilities are also required to provide a reclamation plan and financial assurance to ensure that the reclamation plan is implemented upon completion of operations. The Nevada Act also requires reclamation plans and permits for exploration projects that will result in more than five acres of surface disturbance. The State of California has similar regulations applicable to California operations.

The Company is required to obtain work permits from the Bureau of Land Management and the U.S. Forest Service for any exploration work that results in a physical disturbance to the land. The Company is not required to obtain a work permit for any phase of its proposed mineral exploration programs that does not involve any physical disturbance to the mineral claims. The Company is required to obtain a work permit if it proceeds with the subsequent phases of its proposed mineral exploration programs. As the exploration programs proceed to the trenching, drilling and bulk-sampling stages, the Company will be required to post bonds and file statements of work with the Bureau of Land Management and with the U.S. Forest Service. The Company will be required by the Bureau of Land Management and the U.S. Forest Service to undertake remediation work on any development activities that results in physical disturbance to the mineral claims. The cost of remediation work will vary according to the degree of physical disturbance.

It is the Company’s objective to provide a safe working environment, not to disrupt archaeological sites and to conduct its activities in such a manner as to cause unnecessary damage to the mineral exploration properties.

The Company has secured and will secure all necessary permits for exploration and will file final plans of operation prior to the commencement of any mineral exploration operations. In July of 2006 the Company accidentally discharged water into an active stream. The discharge was discovered and addressed with all due haste. The Company was charged a fee for this act of $35,270, which was promptly paid by the Company . Management anticipates no additional discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation and re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to law. Any portals, adits or shafts will be sealed upon abandonment of the mineral exploration properties. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of the Company’s proposed activities cannot be determined until it commences operations and knows what that will involve from an environmental standpoint.

The Company and its Subsidiaries are in compliance with the applicable law and will act to comply with that law in the future. Management believes that such compliance will not adversely affect the Company’s business operations in the future or its competitive position. Although the Company makes every attempt to comply with the foregoing, and has put in place contingency plans, there is no guarantee that an unforeseen occurrence may cause non compliance, and the Company may face penalties if there is a non compliance situation.

3

Effect of Existing or Probable Governmental Regulations on the Company’s Business

The Company’s business is subject to various levels of governmental controls and regulations, which are supplemented and revised from time to time. The Company is unable to predict what additional legislation or revisions may be proposed that might affect its business or when any such proposals, if enacted, might become effective. Such changes, however, could require increased capital and operating expenditures and could prevent or delay certain operations by the Company or one of its Subsidiaries.

Dependence on One or a Few Major Customers

The Company currently sells 100% of its gold and silver to one customer, however, gold and silver can be readily sold on numerous markets throughout the world and it is not difficult to ascertain their market price at any particular time. Since there are a large number of available gold and silver purchasers, the Company is not dependent upon the sale of gold or silver to any one customer. Management believes that, because of the availability of alternative refiners, no material adverse effect would result if the Company lost the services of its current refiner.

Patents/Trade Marks/Licenses/Franchises/Concessions/Royalty Agreements or Labor Contracts

Neither the Company nor its subsidiaries currently owns any patents or trade marks. Also, they are not party to any license or franchise agreements, concessions, royalty agreements or labor contracts arising from any patents or trademarks.

The Company’s web sites are copyrighted upon loading. www.bullionriver.com and www.bullionrivergold.com are registered domain names of the Company. The Company and its Subsidiaries will seek further trademark protection for any associated domain names.

Number of Total Employees and Number of Full Time Employees

As of December 31, 2006, the Company had 10 full time employees in the corporate offices and 111 full time employees in the field.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained herein and in our filings with the Securities and Exchange Commission that can be viewed in the Edgar Archives at www.sec.gov before deciding whether to invest in our Company. Our business, financial condition or results of operations could be materially adversely affected by these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This Annual Report also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this Annual Report. With respect to this discussion, the terms “Bullion River,”  “Company,” "we," "us" and "our" refer to Bullion River Gold Corp., and our wholly-owned Subsidiaries.

Please consider the following risk factors before deciding to invest in Bullion River’s common shares.

Risks associated with the Company’s business and properties:

1.	The Company lacks an operating history and has losses that it expects will continue into the future. If the losses continue, the Company will have to suspend operations or cease operations.

The Company has little operating history upon which an evaluation of its future success or failure can be made. The Company has incurred significant operating losses since inception and has limited financial resources to support it until such time that it is able to generate positive cash flow from operations. The Company’s net loss since inception through December 31, 2006 is $24,100,377. For the 12 month period ended December 31, 2006, total net loss was increased by $15,569,578. See “Management Discussion and Analysis” below under Part II, Item 5, for more details.

4

The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to (1) locate a profitable mineral property, (2) generate revenues from its planned business operations, and (3) reduce exploration costs. Based upon current plans, the Company expects to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of its mineral properties and the French Gulch property is not operating profitably. The Company cannot guarantee that it will be successful in generating revenues in the future. Failure to generate revenues may cause the Company to suspend or cease operations.

2.
The Company’s auditors have issued a going concern opinion and if the company is unable to raise sufficient capital, it may not be able to achieve its objectives and may have to suspend or cease operations.

The Company’s auditors have issued a going concern opinion. This means that the auditor believes there is uncertainty that the Company can continue as an ongoing business for the next 12 months. If the Company is unable to obtain additional debt or equity funding it may have to suspend or cease operations.

3.
Although the Company identified areas of mineralization on its properties, it has no known ore reserves and cannot guarantee that it will find any ore reserves. The Company does not know if its current mineralized areas or any ore reserves it finds will be profitable. If no profitable mineralized areas or ore reserves are found, the Company may have to cease operations.

Although the Company has started production at its French Gulch property, it is not profitable. All but one of the Company’s mineral claims are in the exploration stage and none of the mineral claims has any known ore reserves or generates any cash flow. With the exception of French Gulch, the Company has not identified any mineable gold or silver reserves on any of the mineral claims and the Company cannot guarantee that it will ever find any ore reserves at its other properties. Although the Company is in production at French Gulch, this property is not cash flow positive. Even if the Company finds that there is gold or silver on any of its mineral claims, the Company cannot guarantee that it will be able to recover enough gold or silver from an ore reserve or generate enough cash flow from that ore reserve to be profitable. Even if the Company recovers gold or silver, it cannot guarantee that it will make a profit. If the Company cannot find gold or silver, or it is not economical to recover the gold or silver, the Company will have to cease operations.

4.	The Company does not have sufficient funds to complete each of the Subsidiary’s proposed mineral exploration programs and as a result may have to suspend operations.

The Company’s mineral exploration programs are limited and restricted by the amount of working capital that the Company has and is able to raise from financings. The Company does not have sufficient funds to complete each of the Subsidiary’s proposed mineral exploration programs. As a result, the particular Subsidiary may have to suspend or cease its operations on those particular mineral claims. The Company’s current operating funds are less than necessary to complete proposed mineral exploration programs of each of the Subsidiaries, and therefore the Company will need to obtain additional financing in order to complete each of the proposed mineral exploration programs. Currently the Company is focusing its development at the French Gulch property. This property is in production, but has not produced enough gold and silver to be cash flow positive. The Company may have to cease operations if it is unable to raise capital to continue operations at French Gulch before the property generates enough gold and silver to be profitable.

The Company can provide no assurance to investors that the Company will be able to find additional financing if required. Obtaining additional financing would be subject to a number of factors, including the availability of gold and silver in commercial quantities, the market prices for gold and silver, investor acceptance of the Company’s mineral claims and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to the Company. The most likely source of future funds presently available to the Company is through the sale of equity capital or debentures. Any sale of share capital will result in dilution to existing shareholders. Issuance of debentures also increases the risk to investors if the Company is unable to repay a debenture, because debt holders will likely be paid before any shareholder on liquidation. Other anticipated alternatives for the financing of further exploration would be the offering by the Company of an interest in the mineral claims to be earned by another party or parties carrying out further exploration, private loans, or bonds.

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5.	The Company’s success is dependent on good labor and employment relations.

Production at French Gulch is dependent upon the efforts of our employees. Relations between the Company and our employees may be impacted by changes in labor relations resulting from, among others, action or inaction employee groups, unions, and the governmental authorities. Adverse changes in such laws, regulations, rules or in the relationship between the Company and our employees, may have a material adverse effect on our business, results of operations, and financial condition.

6.
If the Company and its Subsidiaries do not complete the required exploration expenditures and make the required option payments mandated in the various option agreements, the Company will lose its interest in the mineral claims and the Company’s business may fail.

The Company and its Subsidiaries are obligated to incur a minimum amount of exploration expenditures on certain mineral claims in accordance with the various option agreements that the Subsidiaries are party to in order to maintain the option agreements in good standing and to be able to exercise the option and obtain a 100% interest in the mineral claims. The Company’s existing cash reserves are insufficient to enable it to incur the minimum amount of exploration expenditures required. The Company will require substantial working capital to fund the continued exploration of the mineral claims and to exercise the various options. If the Company does not incur the exploration expenditures required by the option agreements, the Company may forfeit its interest in those respective mineral claims. The Company has not raised the required additional financing and cannot provide any assurance to investors that the additional financing will be available to it on acceptable terms, or at all, to incur exploration expenditures, to make option payments, to continue operations, to fund new business opportunities or to execute its business plan. The Company is currently late in making option payments for French Gulch and North Fork properties. If the Company loses its interest in the optioned mineral claims, then there is a substantial risk that its business will fail.

7.
Adverse weather may make access to certain mineral claims impossible during the year. This will delay the Company’s proposed mineral exploration programs, which could prevent the Company from generating revenues.

The Company’s proposed exploration programs on certain mineral claims can only be performed approximately seven to nine months out of the year. This is because rain and snow cause roads leading to these mineral claims to be impassable during three to five months of the year. When roads are impassible, the Company is unable to continue with its mineral exploration programs on these mineral claims and, as a consequence, unable to generate revenues.

8.	The Company may not have access to all of the supplies and materials that it needs for exploration, which could cause the Company to delay or suspend its operations.

Competitive demand for contractor services and unforeseen shortages of supplies and / or equipment could result in disruption of planned exploration activities.  Current demand for exploration drilling services is robust and may result in suitable equipment and trained manpower being unavailable at scheduled times in the Company's exploration schedule.  The Company will attempt to locate products, equipment and materials after sufficient funds have been raised. If the Company cannot find the products and equipment it needs for the various mineral exploration programs, the Company will have to suspend its mineral exploration programs until the Company can obtain the products and equipment it needs.

9.	The Company may not be able to attract and retain qualified key personnel necessary for the implementation of its business strategy and mineral exploration programs.

The Company’s future success depends largely upon the continued service of its board members, executive officers and other key personnel. The Company’s success also depends on its ability to continue to attract, retain and motivate qualified personnel. Key personnel represent a significant asset, and the competition for these personnel is intense in the mineral exploration industry.

The Company may have particular difficulty attracting and retaining key personnel for its mineral exploration programs. The Company does not maintain key person life insurance on any of its personnel. The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact the Company’s ability to complete its mineral exploration programs.

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10.	Unforeseen title defects may result in a loss of entitlement to production and reserves.

Ownership of the Company’s properties could be subject to prior undetected claims or interests. Although we have performed title reviews of our properties, the reviews do not guarantee or certify the chain of title against all adverse claims or contingencies. If any title defect were to arise, our entitlement to the mineral rights associated with our properties could be jeopardized, and could have a material adverse effect on our financial condition, results of operations and our ability to timely execute our business plan.

Risks associated with the Company’s industry.

11.	Because of the speculative nature of exploration of mineral properties, there is a substantial risk that the Company’s business will fail.

The search for valuable minerals as a business is an extremely high risk enterprise. The Company cannot provide investors with any assurance that its interest in mineral claims that it has optioned contain commercially exploitable reserves of gold or silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by the Company in the exploration for minerals may not result in the discovery of commercial quantities of minerals. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, the Company would be unable to complete its business plan.

12.
The gold and silver markets are volatile markets that can have a direct impact on the Company’s revenues and profits, and the market conditions will effect whether the Company will be able to continue its operations.

As of March 28, 2007, the price of an ounce of gold was approximately $665 and the price of an ounce of silver was approximately $13.32. In order to maintain operations, the Company will have to sell its gold and silver for more than it costs to mine it. While the current prices are favorable, if the Company cannot make a profit, it will have to cease operations until the price of gold increases or cease operations. Because the cost to mine the gold is fixed, but subject to inflation, the lower the market price of gold, the greater the chance that the Company’s operations will not be profitable and that the Company will have to cease operations.

In recent decades, there have been periods of both worldwide overproduction and underproduction of certain mineral resources. Such conditions have resulted in periods of excess supply of, and reduced demand for, these minerals on a worldwide and domestic basis. These periods have been followed by periods of short supply of, and increased demand for, these mineral products. The excess or short supply of mineral products has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

The mining exploration and development industry may be sensitive to any general downturn in the overall economy or currencies of the countries to which the product is produced or marketed. Substantial adverse or ongoing economic, currency, government or political conditions in various world markets may have a negative impact on the Company’s ability to operate profitably.

13.	Because of the inherent dangers involved in mineral exploration, there is a risk that the Company may incur liability or damages as the Company conducts its business.

The search for valuable minerals involves numerous hazards. As a result, the Company may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which the Company cannot insure or against which the Company may elect not to insure. The payment of such liabilities may have a material adverse effect on the Company’s financial position.

14.	The Company faces significant competition in the mineral exploration industry.

The Company competes with other mining and exploration companies possessing greater financial resources and technical facilities than the Company in connection with the acquisition of mineral exploration claims and leases on gold and other precious metals prospects and in connection with the recruitment and retention of qualified personnel. There is significant competition for the limited number of gold or silver acquisition opportunities and, as a result, the Company may be unable to acquire an interest in attractive gold and silver mineral exploration properties on beneficial terms.

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15.	Governmental regulation or any change in such regulation may adversely affect the Company’s business.

There are several governmental regulations that materially restrict the use of minerals. Under the applicable laws and regulations, to engage in certain types of exploration will require work permits, the posting of bonds and the performance of remediation work for physical disturbance to the mineral claims. Also, to operate a working mine, the regulatory bodies that govern may require an environmental review process. Although the Company makes every effort to operate within government regulations, there is no guarantee against an adverse occurrence. In July 2006 the Company accidentally discharged water into a stream. The Company addressed the issue as soon at it was aware of the occurrence; however, the Company paid a fine of thirty five thousand two hundred and seventy dollars. The Company attempts to comply with the laws and regulations, and has put in place contingency plans, but there is no guarantee that another unforeseen occurrence may cause non-compliance, and the Company could face additional penalties if there is a non-compliance.

In addition, the legal and regulatory environment that pertains to the exploration of minerals is uncertain and may change. Uncertainty and new regulations could increase The Company's costs of doing business and prevent the Company from exploring for mineral deposits. The growth of demand for minerals may also be significantly slowed. This could delay growth in potential demand for and limit the Company's ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining or mineral exploration that have not yet been applied. These new laws may increase the Company’s cost of doing business with the result that its financial condition and operating results may be harmed

16.	The Company’s business and operating results will be harmed if it is unable to manage growth in its business.

The Company’s business may experience periods of rapid growth that will place significant demands on the Company’s managerial, operational and financial resources. In order to manage this growth, the Company must continue to improve and expand its management, operational and financial systems and controls, including quality control and delivery capabilities. The Company will also need to continue to expand, train and manage its employee base. The Company must carefully manage mineral exploration capabilities and production and inventory levels to meet product demand. The Company cannot assure that it will be able to timely and effectively meet that demand and maintain the quality standards required by its existing and potential clients. In addition, inaccuracies in the Company’s demand forecasts, or failure of the systems used to develop the forecasts, could quickly result in either insufficient or excessive inventories and disproportionate overhead expenses. If the Company ineffectively manages its growth or is unsuccessful in recruiting and retaining personnel, its business and operating results will be harmed.

Risks associated with the Company’s common stock.

17.	The Company’s stock price is volatile.

The stock markets in general and the stock prices of mineral exploration companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of any specific public company. The market price of the Company’s common shares has fluctuated in the past and is likely to fluctuate in the future as well. Factors that may have a significant impact on the market price of the Company’s common shares include:

a.	actual or anticipated variations in the Company’s results of operations;

b.	The Company’s ability or inability to generate new revenues;

c.	increased competition;

d.	government regulations, including mineral exploration and environmental regulations;

e.	conditions and trends in the mineral exploration industry;

f.	proprietary rights;

g.	rumors or allegations regarding the Company’s financial disclosures or practices; or

h.	the volatility of the gold and silver markets.

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The Company’s stock price may be impacted by factors that are unrelated or disproportionate to its operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of the Company’s common stock.

18.
A small number of the Company’s stockholders own a substantial amount of the Company’s common shares, and if such stockholders were to sell those shares in the public market within a short period of time, the price of the Company’s common shares could drop significantly.

Because a small number of the Company’s stockholders own a substantial amount of the Company’s common shares, those shareholders will be able to significantly decide who will be directors and any other stockholders may not be able to elect any directors. Also, sales of a large number of shares of the Company’s common shares or even the availability of a substantial number of common shares for sale could have the effect of reducing the price per share of the Company’s common shares.

19.	The Company may not be able to attract and retain qualified personnel necessary for the implementation of its business strategy and mineral exploration programs.

The Company’s future success depends largely upon the continued service of its board members, executive officers and other key personnel. The Company’s success also depends on its ability to continue to attract, retain and motivate qualified personnel. Key personnel represent a significant asset, and the competition for these personnel is intense in the mining industry.

The Company may have difficulty attracting and retaining key personnel. The Company does not maintain key person life insurance on any of its personnel. The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact the Company’s ability to complete its mining programs.

20.
Failure by the Company to achieve and maintain effective internal controls over financial reporting in accordance with the rules of the SEC could harm our business and operating results and/or result in a loss of investor confidence in our financial reports, which could have a material adverse effect on our business and stock price.

As a public company, we are required to comply with Section 404 of the Sarbanes-Oxley Act for the year ending December 31, 2007. In order to comply, management will have to assess and attest to the Company's internal controls over financial reporting, and, beginning with the year ending December 31, 2008, we will have to obtain an annual attestation from our independent auditors regarding our internal control over financial reporting and management’s assessment of internal control over financial reporting. We cannot be certain as to the timing of completion of our internal control evaluation, testing and remediation actions or of their impact on our operations. Upon completion of this process, we may identify various control deficiencies under applicable SEC and Public Company Accounting Oversight Board rules and regulations that remain unremediated. We will be required to report, among other things, control deficiencies that constitute a “material weakness” or changes in internal controls that, or that are reasonably likely to, materially affect internal controls over financial reporting. A “material weakness” is a significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. If we fail to implement the requirements of Section 404 in a timely manner, we might be subject to sanctions or investigation by regulatory authorities, including the SEC. In addition, failure to comply with Section 404 or the report by us of a material weakness may cause investors to lose confidence in our financial statements, and our stock price may be adversely affected as a result. If we fail to remedy any material weakness, our financial statements may be inaccurate, we may face restricted access to the capital markets and our stock price may be adversely affected.

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21.	The Company does not expect to pay dividends in the foreseeable future.

The Company has never paid cash dividends on its common shares and has no plans to do so in the foreseeable future. The Company intends to retain earnings, if any, to develop, carry on, and expand its business.

22.	“Penny Stock” rules may make buying or selling the Company's common shares difficult, and severely limit their market and liquidity.

Trading in the Company’s common shares is subject to certain regulations adopted by the Securities and Exchange Commission (the “SEC”) commonly known as the “penny stock” rules. The Company’s common shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which imposes additional sales practice requirements on broker/dealers who sell the common shares in the aftermarket. The “penny stock” rules govern how broker-dealers can deal with their clients and “penny stocks”. For sales of the Company’s common shares, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. The additional burdens imposed upon broker/dealers by the “penny stock” rules may discourage broker-dealers from effecting transactions in the Company’s common shares, which could severely limit their market price and liquidity of its common shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

Item 2. Description of Property

The Company operates from its principal executive office at 3500 Lakeside Court, Suite 200, Reno Nevada. The Company’s telephone number is 775-324-4881. In February 2006, the Company leased this premises for three years starting on April 1, 2006 subject to tenant improvements.  The Company sought out more office space at a reduced rate per square foot.  The new offices are 6,150 square feet with the initial lease period of 3 months at a rate of $6,000.  Months 4-12 are at $7,687 per month.  This amount will increase to $7,918 per month for the second year, and increase to $8,156 for the third year.  The additional space was required for mine engineering, geology services, and additional investor communications services.  During the fiscal year ending December 31, 2006, Bullion River Gold paid $77,517 for rent. For information about additional property or assets under contract, see the heading “Contractual Obligations” in Part II, Item 6.

1)	French Gulch (Nevada) Mining Corp.

On May 19, 2005, the Company exercised its option with the Washington Niagara Mining Partnership to purchase the patented and unpatented mining claims, the mill, and other personal property included in that agreement. Upon exercise of the option French Gulch gained all rights incident to ownership of real property allowed by law, including the right to develop and mine the property. The Company has a verbal agreement with the Washington Niagara Mining Partnership to delay payments under the original terms of the option agreement. As of December 31, 2006, the Company had delayed its December 2006 option payment of $175,000.

The Company has staked 66 (sixty-six) unpatented claims in the French Gulch district to properly secure and encompass areas of known gold mineralization. The Company has named these newly staked claims, along with the Washington -Niagara property, the “French Gulch" properties. The 66 claims staked by French Gulch are 100%-owned by French Gulch. All claim maintenance fees and taxes were current as of December 31, 2005 and 2006.

During August of 2006, the Company purchased a parcel of undeveloped land located in the township of French Gulch, CA for the sum of $110,203. The property is going to be used for mine administration office space.

On August 31, 2005, the Company entered an agreement with the Stump Family Trust (“Stump”) giving French Gulch the exclusive right to explore, develop, and mine the property. The property is located in Shasta County, California, adjacent to the French Gulch property, and consists of 1 patented lode mining claim ("Colorado Quartz Mine”). The option agreement is for an initial term of ten years and expires on July 21, 2015.

In order to maintain the Stump option in good standing, French Gulch is required to pay the owner annual payments starting July 21, 2006, in the following amounts: $2,500 per year until July 21, 2008; $3,500 per year until July 21, 2011; and $4,500 per year until July 21, 2015. French Gulch is also required to make all maintenance and lease fees as required to keep the property in good standing, and must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per personal injury occurrence and $100,000 for property damage protecting owner against any claims for injury to persons or damage to property resulting from French Gulch’s operations.

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For more information and details on the French Gulch Property, see “Management’s Discussion and Analysis or Plan of Operation” in Part II, Item 6.

2)	North Fork Mining Corp.

On February 23, 2004, the Company, through the wholly-owned subsidiary, North Fork Mining Corp. ("North Fork"), was assigned three options to acquire a 100% undivided right, title, and interest in an aggregate 42 unpatented mineral claims located in Sierra County in the State of California. The options were assigned from Golden Spike Mining, a Nevada corporation controlled by the president of the Company, for an assignment fee of $129,115. Peter M. Kuhn is a director and President of Bullion River and the sole director and officer of North Fork and a director and the President of Golden Spike Mining. As additional consideration for the assignment of the option agreements, North Fork granted Golden Spike Mining a net smelter royalty of 1.5% on the 42 unpatented mineral claims. See Exhibit 10.5 for more information as referenced in Part III, Item 13.

On February 18, 2004, all required payments under the original (3) option agreements dated July 1, 2002, July 3, 2002, and March 3, 2003, had been made and the owners of the mineral claims consented to the assignment of the option agreements to North Fork.

•
The required payments under the July 1 and July 3, 2002, option agreements were; $10,000 per agreement on the original signing dates of July 1 and 3, 2002; $150 per month for each agreement for the year ending July 3, 2003; and $250 per month for each agreement for the period ended February 23, 2004.

•	The March 3, 2003, agreement required $10,000 to be paid upon signing of a final agreement.

The original option agreements dated July 1 and 3, 2002, are for terms of 5 years. To keep these option agreements in good standing, North Fork is required to make minimum royalty payments, per agreement, of $250 per month until July 3, 2004; $500 per month until July 3, 2005; $1,000 per month until July 3, 2006; and the greater of $5,000 per month or a 5% net smelter royalty (“NSR”) until July 3, 2007. North Fork is also required to make all maintenance and lease payments to keep the mineral claims in good standing during the term of the option agreements. At the end of the five year term, after all of the royalty payments have been made, North Fork will have acquired a 100% undivided right, title and interest in 35 unpatented mineral claims subject to a 5% net smelter royalty payable, until a maximum of $750,000 in royalty payments have been made under each agreement.

The March 4, 2003, option agreement for seven unpatented claims has no term. North Fork can acquire an undivided 100% interest in these claims by paying $10,000 once North Fork has successfully completed its stage 1 drilling and exploration program and decides to continue with exploration and by paying the owner $70,000 once North Fork has successfully completed its stage 2 drilling and exploration program and decides to continue with exploration.

The Company has a verbal agreement with owners to delay payments under the original terms of the option agreement. As of December 31, 2006, the Company had delayed its December 2006 option payments of $5,000 each.

For more information and details on the North Fork Property see “Management’s Discussion and Analysis or Plan of Operations” in Part II, Item 6.

3)	Antone Canyon Property

On January 9, 2004, the Company's wholly-owned subsidiary, Antone Canyon Mining Corp. ("Antone"), was assigned an option to acquire a 100% undivided interest in 60 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from Golden Spike Mining, a Nevada corporation controlled by the president of the Company, for an assignment fee of $146,142.

See Exhibit 10.1 for more information as referenced in Part III, Item 13.

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The option agreement is for a term of ten years and expires on December 11, 2012. In order to maintain the option in good standing, Antone is required to pay the owner annual payments of $40,000 on or before December 12, commencing December 12, 2004, until the option expires or until Antone exercises the option in accordance with one of the following three exercise options, which are; payment to the owner of (1) $4,000,000, (2) $400,000 plus a 3% net smelter royalty ("NSR") granted to the owner, or (3) $2,500,000 plus a 1% NSR granted to the owner.

At December 31, 2006 all option payments have been paid and are in good standing.

For more information and details on the Antone Canyon Property see “Management’s Discussion and Analysis or Plan of Operations” in Part II, Item 6

4)	Corcoran Canyon Mining Corp.

On February 18, 2004, the Company's wholly-owned subsidiary, Corcoran Canyon Mining Corp. ("Corcoran"), was assigned an option to acquire a 100% undivided interest in 41 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from Golden Spike Mining, a Nevada corporation controlled by the President of the Company, for an assignment fee of $43,596. See Exhibit 10.2 for more information as referenced in Part III, Item 13.

In addition, Golden Spike Mining agreed to transfer all of its right, title and interest in 89 contiguous unpatented mineral claims to Corcoran.

The option agreement with Landore Resources expired on February 28, 2006. At that time, the Company started negotiations with the owner to purchase the property as required by the terms set forth in the original agreement noted above. Two partial payments of $20,000 were made on February 28 and March 30, 2006. On May 19, 2006 the Company made a final payment of $160,000 to take ownership of the property.

On June 16, 2006 the Company and Silver Quest Resources LTD and Silver Quest Resources (US) LTD (together “Silver Quest”) entered into a joint venture. Silver Quest was required to pay the Company $10,000 within five days of execution of the agreement. Within 60 days from the date of the agreement Silver Quest was to receive TSXV acceptance and at that time pay the Company $30,000 and 100,000 common shares of Silver Quest Resources LTD to keep the option in good standing.

Silver Quest can acquire an initial 51% interest in the property by making cash payments of $250,000, issuing 400,000 shares, and incurring $1,500,000 in exploration and development expenditures over a three year period. Silver Quest has a further option to increase its interest to 75%, by paying an additional $1.0 million, issuing an additional 500,000 shares, and incurring an additional $1.75 million (U.S.) in expenditures.

At December 31, 2006, Silver Quest was in compliance with all of the terms of the option agreement with the Company.

For more information and details on the Corcoran Canyon Property, see “Management’s Discussion and Analysis or Plan of Operations” in Part II, Item 6.

5)	Cimarron Mining Corp.

As of August 23, 2006, the Company and Brancote US, owner of the majority of the Cimarron claims, have allowed the option agreement for the property to expire as of that date because both parties were unable to come to an agreement with the holder of the remaining claims in the middle of the claim block.

6)	Wenban Spring Mining Corp.

On February 20, 2004, Bullion River Gold’s wholly-owned subsidiary, Thomas Creek Mining Corp. ("Thomas Creek"), was assigned an option to acquire a 100% undivided right, title and interest in 76 unpatented mineral claims located in Eureka County in the State of Nevada. The option was assigned from a company controlled by the President of Bullion River Gold for an assignment fee of $53,740. See Exhibit 10.4 for more information as referenced in Part III, Item 13.

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During the year ended December 31, 2004, the Company terminated their option on the Thomas Creek property and acquired a 100% interest in the Wenban property by staking 238 claims covering approximately 7.25 square miles in the Cortez Hills region of Nevada. On September 28, 2004, the Company changed its name from Thomas Creek Mining Corp. to Wenban Spring Mining Corp.

On January 19, 2006, the Company entered into an option agreement with Senator Minerals “Senator”, a Vancouver based mineral exploration company (TSX-V: SNR) for two properties, the Cortez South and the Gold Valley property, located in Lander County. These two properties are directly adjacent to the south of the Wenban Spring property. The Cortez South property consists of 30 mineral claims and the Gold Valley property consists of 24 mineral claims. The terms of the agreement include: $10,000 in cash for each property, which was paid on January 20, 2006 and 125,000 restricted shares of Bullion River common stock for each property which were issued on May 1, 2006. Bullion River is obliged to spend $150,000 in exploration including all maintenance fees over the next two years in order to obtain a 51 % ownership in the claims. By spending another $200,000, Bullion River can increase its ownership to 76%. After that, the partners have to spend on a $350,000 to $110,000 basis (Bullion River to Senator) or get diluted accordingly. Once a partner has less than 10% ownership, it can elect a three percent NSR. The properties are so-called ‘grassroots’ properties, no significant exploration has been done to this point.

For more information and details on the Wenban Spring Property see “Management’s Discussion and Analysis or Plan of Operations” in Part II, Item 6.

7)	Painted Hills Claims

As of September 1, 2006, management has decided not to pursue any additional exploration at the Painted Hills property and has chosen not to renew the mining claims.

8)	Mission Mine Claims

On February 18, 2006, the Company entered into an exploration agreement with an option to purchase the “Mission Mine” from TKM Corporation. The property consists of 26 unpatented lode mining claims situated in Riverside County, California. In order to maintain this agreement, the Company has made the following payments to TKM Corp.

1.	Non-refundable $10,000 payment on February 18, 2006 upon entering into the agreement.
2.	$40,000 on February 24, 2006 for the right to explore the property through August 31, 2006.
3.	$50,000 on September 1, 2006 for the right to explore the property from September 1, 2006 until September 1, 2009.

TKM has granted the Company the exclusive right and option to purchase the property as follows:

1.	Option executed up until August 31, 2007 - $1.5 million.
2.	Option executed from September 1, 2007 to August 31, 2008 - $2.0 million.
3.	Option executed from September 1, 2008 to August 31, 2009 - $2.5 million.

In addition to the dollar amount defined above, the purchase price shall include a 2.5% Net Smelter Royalty for the first three years of production from the property.

On November 16th, 2006 the Company entered into an exploration permit with the option to purchase 34 unpatented lode mining claims from Nevada Eagle Resources LLC (NER). The 32 LA claims ( LA 1-17and 19-31) claims and the MMC 1 and 2 claims are located in the Dale Mining District of Riverside and San Bernardino counties of southern California. The claims were located in the spring of 2006 and were subsequently filed and recorded with the California BLM and the respective recorders offices in San Bernardino and Riverside counties. The Company paid $10,000 upon signing the agreement and can purchase the aforesaid unpatented mining claims from NER as per the following schedule:

$15,000 - April 27, 2007
$20,000 - April 27, 2008
$25,000 - April 27, 2009
$30,000 - April 27, 2010
$50,000 - April 27, 2011

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The purchase option will be considered exercised once the payments totaling $150,000 have been made to NER. NER will retain a 3% net smelter return on the claims, of which 2% may be purchased for $1 million per percentage point by the Company.

All claim maintenance fees and taxes for the property were current as of December 31, 2006.

For more information and details on the Mission Mine project see “Management’s Discussion and Analysis or Plan of Operations” in Part II, Item 6.

9)	Company Claim Summary

The following is a summary of the claims held by the Company as of December 31, 2006 by state and subsidiary:

California:
French Gulch	121
Mission Mine	97
North Fork	42
Total California claims	260

Nevada:
Antone Canyon	60
Corcoran Canyon	130
Wenban Spring	292
Total Nevada claims	482

Total claims	742

Item 3. Legal Proceedings

The Company is not party to any pending legal proceedings and, to the best of the Company’s knowledge, none of the Company’s property or assets are the subject of any pending legal proceedings. No director or executive officer, to the knowledge of management, is a party to any action adverse to the Company.

Item 4. Submission of Matters to a Vote of Security Holders

During the fourth quarter three proposal items, detailed below, were submitted for votes to securities holders through solicitation of proxies. 31,327,828 shares cast votes of 58,142,970 eligible shares or 53.9% of eligible shares.

PROPOSAL 1 - Shall the following persons be elected to serve on the
Company's Board of Directors until the next annual meeting of common stockholders?

(1) Peter M. Kuhn had 30,129,316 votes for, or 95.5% of the vote.
(2) Susan Jeffs had 30,160,616 votes for, or 96.3% of the vote
(3) Lester Knight had 30,186,916 votes for, or 96.4% of the vote.

PROPOSAL 2 - Shall the Company engage H J & Associates as its independent auditor for the coming year? 29,917,352 votes were cast in favor or 95.5% of the vote.

PROPOSAL 3 - Shall the Company adopt the Stock Incentive Plan reserving up to four million shares of its common stock for issuance to the directors, officers, employees, and consultants of the Company? 24,088,449 shares were cast in favor or 76.9% of the vote

All three proposals were approved by the necessary majority of the shareholders.

Item 8B. Other Information

None

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Part II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchasers of Equity Securities

(a)	Market Information

The Company’s common shares have been quoted on the NASD OTC Bulletin Board since October 1, 2003, under the symbol “BLRV” (formerly “DYSI”). However, the first trade occurred in November, 2003. The table below gives the high and low bid information for each fiscal quarter since the Company’s common shares have been quoted. The bid information was obtained from OTC Bulletin Board and reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

High & Low Bids
Quarter Ended	High	Low	Source
31-Dec-06	$1.08	$0.65	Yahoo Finance
30-Sep-06	$0.92	$0.72	Yahoo Finance
30-Jun-06	$1.04	$0.44	Yahoo Finance
31-Mar-06	$0.70	$0.44	Yahoo Finance
31-Dec-05	$0.67	$0.41	Yahoo Finance
30-Sep-05	$0.86	$0.46	Yahoo Finance
30-Jun-05	$1.26	$0.75	Yahoo Finance
31-Mar-05	$1.42	$0.75	Yahoo Finance
31-Dec-04	$0.93	$0.89	OTC Bulletin Board
30-Sep-04	$0.84	$0.77	OTC Bulletin Board
30-Jun-04	$0.66	$0.60	OTC Bulletin Board
31-Mar-04	$1.37	$0.90	OTC Bulletin Board
31-Dec-03	$ -	$ -	OTC Bulletin Board

(b)	Holders of Record

As of December 31, 2006, there are approximately 2,500 holders of record of the Company’s common shares.

(c)	Dividends

The Company has declared no dividends on its common shares, with the exception of the following, and is not subject to any restrictions that limit its ability to pay dividends on its common shares. Dividends are declared at the sole discretion of the Board of Directors.

On December 9, 2003, the Board of Directors declared a stock dividend of nine common shares for every one common share issued. The stock dividend was paid out on December 22, 2003.

On January 13, 2004, the Board of Directors declared a stock dividend of one and one-half common shares for every one common share issued. The stock dividend was paid out on January 23, 2004.

(d)	Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years that would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

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On March 18, 2004, the Company issued 30,000 restricted common shares at $1.15 per share, market price for the day, to KM Exploration Ltd. pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The 30,000 restricted common shares were issued as an option payment pursuant to the terms and conditions of the option agreement for the Thomas Creek Property. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

Also, on March 18, 2004, the Company issued 55,000 restricted common shares at $1.15, market price for the day, to Jacob Margolis pursuant to Section 4(2) of the Securities Act.. 25,000 restricted common shares were issued as a finder’s fee for locating the Painted Hills Property. 30,000 restricted common shares were issued as a consultant fee pursuant to the terms and conditions of a consultant agreement between Bullion River Gold and Jacob Margolis. Jacob Margolis was in possession of all material information relating to the Company. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

The Company relied upon Section 4(2) of the Securities Act and Rule 903 of Regulation S promulgated pursuant to that Securities Act by the Securities and Exchange Commission. Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act have been fully complied with. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Bullion River Gold received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person; (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person; and (c) there was no prearrangement for the sale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares have been legended with the applicable trading restrictions.

The Company relied upon Section 4(2) of the Securities Act and Rule 506 Regulation D promulgated pursuant to Securities Act by the Securities and Exchange Commission. Specifically, the offer was made to only accredited investors, as that term is defined under applicable federal and state securities laws. The share certificates representing the shares have been legended with the applicable trading restrictions.

From March 2004 through July 2004, the Company received subscription agreements for an aggregate $1,025,000 in subscription funds for a total of 1,025,000 units at an offering price of $1.00 per unit, Reg S. Each unit consists of one restricted common share and one restricted warrant. Each restricted warrant is exercisable into one restricted common share. Each restricted warrant was exercisable for two years at an exercise price of $1.50 per warrant. The net proceeds to the Company were $1,025,000 received in April 2004.
to one subscriber.

On September 29, 2004, the Company issued, as part of the $1.00 unit offering, Reg S, 200,000 restricted units as repayment of $200,000 in loan proceeds owed to a lender.

On July 20, 2004, the Company issued 30,000 restricted common shares at $1.03, market price for the day, to Glenn Blachford pursuant to Section 4(2) of the Securities Act.. Glenn Blachford was in possession of all material information relating to Bullion River Gold. The 30,000 restricted common shares were issued as a one time consultant fee in accordance with the terms and conditions of the consultant agreement, which was approved by the directors on June 1, 2004. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

On September 8, 2004, the Company authorized the issuance of up to 5,000,000 units at an offering price of $0.75 per unit. Each unit consisted of one restricted share of common stock and one restricted warrant. Each restricted warrant is convertible into one restricted share of common stock. Each restricted warrant was exercisable for two years at an exercise price of $1.00 per warrant. The value of the units was arbitrarily set by the Company and had no relationship to its assets, book value, revenues or other established criteria of value. All the restricted units issued in this offering were issued for investment purposes in a private transaction.

From September 2004 through May 2005, the Company raised $2,447,725 in cash from the $0.75 unit offering, Reg S, and issued an aggregate 3,263,635 restricted units.

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From December 2004 through May 2005, the Company raised $ 2,449,951 in cash from the $0.75 unit offering, Reg D, and issued an aggregate 3,266,609 restricted units.

On September 29, 2004, Bullion River Gold issued, as part of the $0.75 unit offering, Reg S, 93,334 restricted units as repayment of $70,000 in loan proceeds owed to a lender.

On November 17, 2004, the Board of Directors approved the amendment to all issued and outstanding warrants by changing the term of the warrants from two years to three years and changed the terms of the $0.75 unit offering so that each new warrant issued would be for a term of three years.

On December 10, 2004, the Company issued an aggregate 2,000 restricted units, Reg D, as a finder’s fee to one finder.

In October, 2005, the Company authorized the issuance of up to 10,000,000 units at an offering price of $0.50 per unit. Each unit consisted of one restricted share of common stock and one restricted warrant. Each restricted warrant is convertible into one restricted share of common stock. The restricted warrant was exercisable for two years at an exercise price of $0.75 per warrant. The value of the units was arbitrarily set by the Company and had no relationship to its assets, book value, revenues or other established criteria of value. All the restricted units issued in this offering were issued for investment purposes in a private transaction.

From October 2005 through July 2006, the Company raised $6,918,500 in cash from the $0.50 unit offering, Reg S, and issued an aggregate 13,837,000 restricted units.

From October 2005 through July 2006, the Company raised $3,542,463 in cash from the $0.50 unit offering, Reg D, and issued an aggregate 5,519,950 restricted units.

From July 2006 through August 2006, the Company raised $361,250 in cash from the $0.75 unit offering, Reg S, and issued an aggregate 481,667 restricted units.

From June 2006 through July 2006, the Company raised $1,855,504 in cash from the $0.75 unit offering, Reg D, and issued an aggregate 2,474,005 restricted units.

From January 2006 through December 2006, the Company issued an aggregate 560,000 restricted shares, Reg S, for services.

From January 2006 through July 2006 the Company issued an aggregate 457,386 restricted shares, Reg D, for services.

During October 2006, the Company issued 39,453 restricted shares for conversion of interest payments due on convertible debt.

The Company issued these securities to persons who were either "accredited investors," or "sophisticated investors" who, by reason of education, business acumen, experience or other factors, were fully capable of evaluating the risks and merits of an investment in our Company; and each had prior access to all material information about us. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions, and with respect to the foreign investors, pursuant to Regulation S of the Securities and Exchange Commission.

There are no outstanding options or warrants to purchase, or securities convertible into, common shares in the capital of the Company at this time with the exception of the warrants discussed above.

Item 6. Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING IS A DISCUSSION AND ANALYSIS OF THE CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY FOR THE FISCAL YEARS ENDED DECEMBER 31, 2006 AND 2005. THE FOLLOWING SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE HEREIN.

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This section of the Company’s Annual Report includes a number of forward-looking statements that reflect Bullion River’s current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Annual Report. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

2006 Overview and 2007 Outlook

Summary

During the year ending December 31, 2006, the Company concentrated its activities at the French Gulch project located in northern California. At French Gulch, the Company continued work on the main decline and other access points to access the Washington and Lucky-7 veins. The Company completed excavation of the bulk sample and commenced commercial production during the fourth quarter. The Company finished mill rehabilitation in preparation for commercial production and is continuing to upgrade the facility as necessary. See the French Gulch section below for additional detail.

The Company will continue to seek projects that contain high grades and large deposits of gold or silver as well as projects that contain the potential for mineralization concealed under post-mineral cover. This focus is primarily in the Mother lode belt and Klamath Mountains in California and the Great Basin of the western United States. There is no assurance that the Company will locate high grades and sufficient deposits of mineralization, or locate projects that contain the potential for mineralization concealed under post-mineral cover, or that there is high grade or sufficient tonnage of gold or silver to make a project commercially viable.

Unless the Company’s anticipated production projects contain commercially viable sources of gold or silver and until such time as it achieves significant revenues from the sales of gold or silver, the Company will continue to incur losses. The costs associated with bringing a commercially viable mine into operation are significant and the Company cannot guarantee that it will be able to obtain the required working capital to continue current operations or bring any other mines into commercial production. As the Company proceeds with its production and exploration programs it will need to hire independent contractors as well as purchase or lease additional equipment.

During 2007, the Company plans to continue concentrating its activities at the French Gulch property focusing on production and development activities and implementing capital upgrades in accordance with the mine operating plan. Exploration activities will continue on the Corcoran Canyon property in accordance with the joint venture agreement with Silver Quest Resources Ltd., a Vancouver based mineral exploration company. Currently there is minimal activity planed for the North Fork, Mission Mine, Antone Canyon, and Wenban Spring properties in 2007. If additional funding becomes available, the Company may do some exploration work at North Fork, Antone Canyon, and Wenban Spring.

The Company anticipates continuing to rely on debt and equity sales in order to finance operations until such time that sufficient revenue is generated from precious metal extraction that the Company is capable of supporting itself with internally generated cash flow. The issuance of additional shares will result in dilution to existing shareholders of the Company.

French Gulch Nevada Mining Corp

Current status

During 2006, the Company operated in its test mining phase until November 10, 2006 when commercial production began. The new decline has advanced further towards the Lucky 7 and Washington vein systems and the explosives storage area, the water treatment cut out, and electrical power center cut out have been completed. Furthermore, a drift towards the Niagara vein system in the northwest part of the property was started. On the I-level, the drift towards the Main Decline was extended and ore from an old existing stope was extracted and processed. A new decline from the I-level drift was driven in order to access a previously explored Washington vein area below the existing stope. New stopes were started and mined, both in the Washington and the Dean vein systems. Additionally, the Company extracted ore from the Lucky 7 vein system via the Robillard level.

The Company continued to make improvements on the mill structure throughout the year improving its milling activity. More testing has been completed in order to improve functionality, gold recovery, water flows, and treatment processes. The Company has also installed an improved water treatment plant on surface and made several mechanical and equipment improvements.

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The Company has completed all 16 holes in the most resent drilling program. All assay results are being received and transferred into the company’s 3-D modeling software for further evaluation.

During the year ending December 31, 2006, the Company spent approximately $6.2 million on exploration and development and $600 thousand on mill rehabilitation at French Gulch.

Subsequent and Future Work

Advancement of the main decline is being continued in order to gain access to the Washington and the Niagara vein systems. The Lucky 7 vein has been accessed via a cross-cut from the decline and the first new stope, the 2173, started production in late January and is still being mined. An additional access ramp has been completed to the next stope level, the 2150. Production began in this stope in the mid March.

Mining of the Washington and Dean vein systems accessed via the I-level was suspended in early January due to the opening of the Lucky 7 stope 2173 which currently is less complicated logistically.

The Company is continuing to plan and prepare for expansion of the mill. SGS of Toronto, Canada has been retained to assist in the engineering work required to convert the mill from its current capacity to that of at least 500 tons per day. SGS is a renowned multi disciplined engineering group that operates internationally with its main North American metallurgical office based in Toronto, Canada.

The Company intends to proceed with engineering work focused on the completion of the mill design and other infrastructure requirements that include:
•	Foundation design for the fine ore bin
•	Design of supports / foundations for a larger ball mill.
•	Procurement of equipment.
•	Provision of structure over outdoor flotation cells and electrical equipment.
•	Revision of site electrical distribution system to reflect operational changes from previous operations.
•	Design of site offices and shop.
•	Development of new reclamation plan for the site reflecting changes in provision for waste storage and proactive reclamation proposals.
•	Design and implementation of mine backfill system.
•	Emergency spill response program.

Although the Company has proceeded into the commercial production phase, underground development will continue in an effort to open new stoping blocks in the current development area and to access the Niagara Mine to the northwest. The development program will be an ongoing activity to ensure that sufficient mining areas are available to provide ore to the mill on a continuous basis as well as to provide additional underground drill sites for further exploration

Other planned work in the mine will include the preparation of an underground equipment service and repair facility and an underground dry room for employees. These facilities will be built underground in order to reduce surface congestion as well as make it simpler to contain any possible pollutants within the mine. Engineering work has been completed for these facilities.

Furthermore, the Company contracted Reliance Geological Services Inc. to conduct a Technical Report of the property according to Canadian standard 43-101, which was published on the Company’s website in January 2007.

The Company has a verbal agreement with the Washington Niagara Mining Partnership to delay payments under the original terms of the option agreement. As of December 31, 2006, the Company had delayed its December 2006 option payment of $175,000.

North Fork Mining Corp

Current status

The Company does not claim to have any ores or reserves whatsoever at this time on the North Fork Property.

An exploration permit is in place, which has been extended until December 2008. Currently, the Company has two reclamation bonds in place totaling $29,800 with the U.S. Forest Service for financial assurances for completion of foreseeable reclamation related to underground and surface exploration.

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The Company suspended activities at North Fork in February 2006 as a result of management’s decision to concentrate manpower and equipment resources at French Gulch. The only significant activity performed at North Fork during the year was general exploration work in the first quarter.

During the year ending December 31, 2006, the Company spent approximately $470 thousand on exploration at North Fork.

The Company has a verbal agreement with owners to delay payments under the original terms of the option agreement. As of December 31, 2006, the Company had delayed its December 2006 option payments of $5,000 each.

Proposed Exploration

Decline rehabilitation at North Fork is planned to resume once the French Gulch mine is providing sufficient positive cash flows to finance the activity. The majority of the equipment required to complete the rehabilitation phase is onsite.

After the completion of the decline rehabilitation, some underground development will be required to prepare one or more diamond drilling stations. This will include:
•	Excavation and securing of the diamond drill station
•	Excavation and securing underground explosives magazines
•	Installing transformers and cable from surface to the underground drill station
•	Excavation and securing a refuge station.

Depending on the results of the early drilling program and the geological information gained from that activity, it may be necessary to advance an exploration drift into what is expected to be the hanging wall of the deposit. This will facilitate the drilling of a pattern of fanned holes back into the deposit from a more advantageous angle.

Antone Canyon Mining Corp

Current status and Proposed Exploration

The Company does not claim to have any ores or reserves whatsoever at this time on the Antone Property.

The Company must conduct exploration to determine what amount of minerals, if any, exist on the Antone Canyon property and if any minerals that are found can be economically extracted and profitably processed. The exploration program is designed to economically explore and evaluate the Antone Canyon property.

Currently, the Company has a reclamation bond in place in the amount of $3,300 with the U.S. Forest Service for financial assurances for completion of foreseeable reclamation related to surface exploration.

Expenses totaled approximately $62,000 for the Antone Canyon property during 2006, primarily attributable to consulting, claim maintenance fees, and insurance.

The Company’s plan to do 2,000 feet of surface drilling early in the fourth quarter of 2006 was delayed due to adverse weather conditions. The Company has not yet rescheduled the drilling program. Total spending for the drilling is estimated to be $108,000.

Cimarron Mining Corp

As of August 23, 2006, the Company and Brancote US, owner of the majority of the Cimarron claims, have allowed the option agreement for the property to expire.

Corcoran Canyon Mining Corp

Current status and Proposed Exploration

The Company does not claim to have any ores or reserves whatsoever at this time on the Corcoran Canyon Property.

Currently, the Company has two reclamation bonds in place in the amount of $2,600 with the U.S. Forest Service and $6,700 with the Bureau of Land Management for financial assurances for completion of foreseeable reclamation related to surface exploration.

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The option agreement expired on February 28, 2006. At that time, the Company started negotiations with the owner to purchase the property as required by the terms set forth in the original agreement. Two partial payments of $20,000 were made on February 28 and March 30, 2006. On May 19, 2006 the Company completed negotiations made the final payment of $160,000.

Expenses for the year ending December 31, 2006 totaled approximately $250,000 for the property, primarily attributable to purchase option payments, claim maintenance fees, professional fees, and insurance.

On June 16, 2006 the Company and Silver Quest Resources LTD and Silver Quest Resources (US) LTD (together “Silver Quest”) entered into a joint venture exploration agreement for the property. As of December 31, 2006, Silver Quest had made all cash payments due to the Company and has issued the 100,000 common shares of Silver Quest to stay in compliance with all of the terms of the option agreement.

Silver Quest can acquire an initial 51% interest in the property by making cash payments of $250,000, issuing 400,000 shares, and incurring $1,500,000 in exploration and development expenditures over a three year period. Silver Quest has a further option to increase its interest to 75%, by paying an additional $1.0 million, issuing an additional 500,000 shares, and incurring an additional $1.75 million (U.S.) in expenditures.

As of December 31, 2006, Silver Quest has conducted an exploration drilling program consisting of drilling three exploration holes using a Diamond drill rig. The program has been completed successfully and results have been published in the Company’s January 19, 2007 press release.

Wenban Spring Mining Corp

Current status and Proposed Exploration

The Company does not claim to have any ores or reserves whatsoever at this time on the Wenban Spring property.

The Company must conduct exploration to determine what amount of minerals, if any, exist on the Wenban Spring property and if any minerals that are found can be economically extracted and profitably processed. The exploration program is designed to economically explore and evaluate the Wenban Spring property.

Currently, the Company has a reclamation bond in place for $5,400 with the Bureau of Land Management for financial assurances for completion of foreseeable reclamation related to surface exploration.

Expenses for the year ending December 31, 2006 totaled approximately $250,000 for the property, primarily attributable to purchase option payments, professional fees, and insurance.

The Company is planning to maintain the property for future exploration but does not have any significant plans for 2007 at this time.

The Company contracted Reliance Geological Services Inc. to conduct a Technical Report of the property according to Canadian Instrument 43-101, which has been published on the Company’s website.

Painted Hills Property

As of September 1, 2006, management has decided not to pursue any additional exploration at the Painted Hills property and has chosen not to renew the mining claims.

Mission Mine Project

Location and Background

The Mission Mine property consists of 26 unpatented lode claims which are located about 58 km southeast of Twenty-Nine Palms in Riverside Co., California. The Mission Mine was originally developed between 1890 and 1930 as part of the Dale Mining District and contributed to the 17,000 oz of gold production during that time. The mine was reopened in 1981 when a production shaft was sunk to the 619 foot level and four working levels were developed along the vein for production. Underground channel sampling by TKM Corp, Asamera Minerals, USMX, and New Gold Corp. in the 1980’s and 1990’s indicated much of the Mission quartz-magnetite-specularite-pyrite vein contained between 0.25 oz/t and 2.0 oz/t Au. Recent surface sampling from the Mission vein and other surrounding veins has confirmed high gold contents from various quartz-magnetite veins in the district.

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Since entering into the exploration agreement, the Company has located an additional 71 claims in the district to cover a series of old mines, veins, prospects, adits, and shafts. Three of the old mines, which were recently acquired by staking, had mills which produced gold from the ore.

On November 16th, 2006 the Company entered into an exploration permit with the option to purchase 34 unpatented lode mining claims from Nevada Eagle Resources LLC (NER). The 32 LA claims ( LA 1-17and 19-31) claims and the MMC 1 and 2 claims are located in the Dale Mining District of Riverside and San Bernardino counties of southern California. The claims were located in the spring of 2006 and were subsequently filed and recorded with the California BLM and the respective recorders offices in San Bernardino and Riverside counties. The Company paid $10,000 upon signing the agreement and can purchase the aforesaid unpatented mining claims from NER as per the following schedule:

$15,000 - April 27, 2007
$20,000 - April 27, 2008
$25,000 - April 27, 2009
$30,000 - April 27, 2010
$50,000 - April 27, 2011

The purchase option will be considered exercised once the payments totaling $150,000 have been made to NER. NER will retain a 3% net smelter return on the claims, of which 2% may be purchased for $1 million per percentage point by the Company.

Current status and Proposed Exploration

The Company does not claim to have any ores or reserves whatsoever at this time on the Mission Mine Claims.

The Company must conduct exploration to determine what amount of minerals, if any, exist on the Mission Mine property and if any minerals that are found can be economically extracted and profitably processed. The exploration program is designed to economically explore and evaluate the Mission Mine property.

Ground magnetometer surveys have been conducted over the most prominent veins exposed on the claim blocks and they have defined the structural zones controlling the veining. Ongoing metallurgical scoping tests are being performed to determine economically feasible processes for gold recovery. The results of these tests are being evaluated. Additional mapping and sampling of the various mines and veins found on the claims is planned in the future. The Company is also working on permitting for a core drilling program.

Expenses for the year ending December 31, 2006 totaled approximately $225,000 for the property, primarily attributable to purchase option payments, claim maintenance fees, consulting, and legal fees.

For 2007, the Company is currently in the process of permitting a plan of operations through the Barstow BLM office with the intent of improving the mine access road and starting a feasibility study for the mining district.

The Company contracted Reliance Geological Services Inc. to conduct a Technical Report of the property according to Canadian Instrument 43-101, which has been published on the Company’s website.

Results of Operations

Revenues and Cost of Sales for the year ending December 31, 2006 vs. December 31, 2005

There were no revenues or cost of sales for the year ending December 31, 2005 as the Company was still in the exploration stage. The Company remained in the exploration stage until the fourth quarter of the year ending December 31, 2006 when the Company transitioned into the production phase. At that time Management concluded that substantial testing of the mining processes and equipment at the French Gulch mine had been completed and that the Company was now operating with the intent to extract and process known mineralized deposits in order to generate revenue. For the year ending December 31, 2006 the Company generated $800,000 in revenue from the sales of precious metals. The revenue was offset with cost of sales of $2.3 million for a gross loss of $1.5 million.

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Expenses for the year ending December 31, 2006 vs. December 31, 2005

The Company’s total expenses were $14 million for the year ended December 31, 2006, an increase of $8.6 million or 159% over the year ended December 31, 2005. Of the $8.6 million increase in expenses, $7.7 million or 89% was attributed to operating expenses while the remaining $860,000 was non-operating related.

The increase in operating expenses was primarily attributable to exploration and development activities. Exploration and development expenses totaled $8.8 million for 2006 as compared to $3.3 million last year, an increase of $5.5 million or 165%. Most of this increase is related to the French Gulch operations which were limited to preparation starting the bulk sampling and site set up in 2005. Additionally, during 2006 the French Gulch mill rehabilitation and testing took place accounting for approximately $600,000 of the exploration and development variance. General and administrative expenses increased by $1.4 million, or 73%, due primarily to the increased level of support required by the activities at French Gulch. Other variances in operating expenses from last year include an increase in depreciation and accretion of $340,000 and an increase in employee stock based compensation of $560,000.

The increase in net non-operating expenses was primarily attributable to interest expense. Interest expense totaled $1.04 million for 2006 as compared to $65,000 last year, an increase of $975,000. The increase in interest expense is mainly attributable to the issuances of convertible debt in the third and fourth quarters of 2006. The increase in interest expense was offset by a net gain of $115,000 from interest income, gain on extinguishment of debt, loss on asset disposal, and other non-operating income.

Liquidity and Financial Condition

Cash and Working Capital

The Company had a cash balance of $146,509 on December 31, 2006. For the year ending December 31, 2006, the Company had a net cash inflow of $21,721 which was made up of the following:
•
The Company used $11.3 million in operating activities. This operating cash outflow represents a net loss for the period of $15.6 million; reduced by $2.7 millionof non-cash expenses; increased by a net increase in operating assets of $176,000; and reduced by an increase in operating liabilities of $1.8 million.

•	The Company had cash outflow in investment activities of $2.25 million, which represents $2.5 million used for the purchase of fixed assets offset by a $263,000 increase in lease obligations.
•
The Company had cash inflow from financing activities totaling $13.5 million from a net increase in debt of $5.5 million; a net increase in equity of $8.2 million; offset by offering costs of $117,000; and increased by an increase in unrealized holding gains of $18,000.

At December 31, 2006, the Company had a working capital deficit of $1.7 million. The decrease in working capital of $1.75 million from December 31, 2005 was due to an increase in current liabilities of $1.9 million partially offset by an increase in current assets of $178,000. The increase in current liabilities is primarily attributable to increases in accounts payable and accrued liabilities. Bullion River had an accumulated deficit of $24.1 million since inception and has a shareholder’s deficit of $1.2 million. The Company has no contingencies or long-term agreements except for its commitments under the option agreements, premises, and leases.

Internal and External Sources of Liquidity

The Company’s production operations and mineral exploration programs are limited and restricted by the amount of working capital that the Company has and is able to raise from financing and debt. The company anticipates continuing to rely on loans payable, equity sales of common shares or joint ventures with other exploration companies in order to fund further exploration and production programs. Acquiring additional financing would be subject to a number of factors, including the market prices for gold and silver, investor acceptance of the Company’s mineral claims, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to the Company.

Critical Accounting Policies

Mineral Properties

The Company confines its exploration activities to areas from which gold and silver have been previously produced, or to properties that are contiguous to such areas and have demonstrated mineralization. The costs of acquiring options on the mineral claims and exploration and development costs will be expensed until established economically recoverable reserves are found, after which, costs to develop the mineral claims will be capitalized and amortized on a unit-of-production basis. At this time it is unknown when established economically recoverable reserves will be found. Properties that do not have economically recoverable reserves will be abandoned.

Stock Options

In December 2004, the Financial Accounting Standard Board (“FASB”) issued SFAS 123R, “Share-Based Payments” (“SFAS No. 123R”), a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in their financial statements. The Company adopted this standard effective January 1, 2006 and elected the modified-prospective transition method. Under the modified-prospective transition method, awards that are granted, modified, repurchased or cancelled after the date of adoption should be measured and accounted for in accordance with SFAS No. 123R.

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Reclamation and Abandonment Costs

Adoption of SFAS 143 "Accounting for Asset Retirement Obligations" addresses financial accounting and reporting for obligations associated with the reclamation and abandonment costs. The policy requires that reclamation and closure costs including site rehabilitation costs be recorded at the estimated present value of reclamation liabilities and recorded as an asset. These reclamation costs will be allocated to expense over the life of the related options and will be adjusted for changes resulting from the passage of time and revisions to either the timing, or the amount of the original present value estimate.

Accounting for reclamation and remediation liabilities requires management to make estimates at the end of each period of the undiscounted costs expected to be incurred. Such cost estimates include, ongoing care, maintenance and monitoring costs. Changes in estimates are reflected in earnings in the period an estimate is revised.

Accounting for reclamation and remediation liabilities requires management to make estimates of the future costs we will incur to complete the reclamation and remediation work required to comply with existing laws and regulations. Actual costs incurred in future periods could differ from amounts estimated. Additionally, future changes to environmental laws and regulations could increase the amount of reclamation and remediation work required. Any such increases in future costs could materially impact the amounts charged to earnings for reclamation and remediation.

Contractual Obligations

The following is a summary of the Company’s significant contractual obligations payable for the years ended December 31:

	2007	2008	2009	2010	2011	Thereafter
Property option and purchase payments	$973,584	$213,500	$68,500	$73,500	$94,500	$93,500
Lease obligations	402,142	282,112	68,987	32,094	7,848	-
Loan obligations	580,301	6,024,751	-	-	-	-
Total commitments	$1,956,027	$6,520,363	$137,487	$105,594	$102,348	$93,500

Environmental

Our exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. We conduct our exploration activities so as to protect the public health and environment and believe our exploration activities are in compliance with all applicable laws and regulations.

Inflation

We do not believe that inflation will have a material impact on its future operations.

Uncertainties relating to Forward Looking Statements

This Form 10-KSB Annual Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by their use of words like “plans”, “expect”, “aim”, “believe”, “projects”, “anticipate”, “intend”, “estimate”, “will”, “should”, “could” and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including statements about Bullion River Gold’s exploration program, expenditures and financial results are forward-looking statements.

Item 7. Financial Statements and Supplementary Data

The Company’s audited financial statements for the years ended December 31, 2006 and 2005 are attached as Exhibit A to this Form 10-KSB.  The financial statements of the Company together with related notes were prepared by management. In the opinion of management, the financial statements fairly present the financial condition of the Company.

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

24

Bullion River’s principal independent accountant from December 1, 2003, to February 7, 2006, was Hall & Company, Certified Public Accountants Inc., 16410 Sand Canyon Avenue, Suite 100, Irvine, California, 92618. There are no disagreements with Hall & Company on accounting and financial disclosure. As of February 15, 2006, HJ & Associates have been retained as the Company’s new independent auditors and have done the audit work for the December 31, 2005 and this December 31, 2006 10-KSB year end Annual Report in addition to the review work for the March 31, 2006, June 30, 2006 and September 30, 2006 10-QSB quarterly reports. See the Company’s 8-K Current Report dated February 7, 2006, that was filed with the SEC on February 15, 2006, and which is incorporated herein by reference. See Part III, Item 13.

Item 8A. Control and Procedures

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company’s Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. Based on their most recent evaluation, which was completed within 90 days of the filing of this Form 10-KSB and as of the end of the period of this Annual Report the Company’s Chief Executive Officer and Chief Financial Officer believe that the Company’s disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) are effective to ensure that information required to be disclosed by it in this report is accumulated and communicated to its management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. Based upon the foregoing, the Company’s chief executive officer and chief financial officer concluded that the Company’s disclosure controls and procedures are effective in connection with the filing of this Annual Report on Form 10-KSB for the year ended December 31, 2006.

There were no significant changes in the Company’s internal controls or other factors that could significantly affect these controls subsequent to the date of their evaluation, including any significant deficiencies or material weaknesses of internal controls that would require corrective action.

Item 8B. Other Information

None

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Part III

Item 9. Directors and Executive Officers of the Registrant

Each director of the Company or its Subsidiaries holds office until (i) the next annual meeting of the stockholders, (ii) his or her successor has been elected and qualified, or (iii) the director resigns.

The Company’s and its subsidiaries’ management teams are listed below.

Company Name	Peter M. Kuhn	Susan Jeffs	Lester Knight	Nancy Huber	Glenn Blachford
Bullion River Gold Corp.	Director, CEO, President, Treasurer, Corporate Secretary	Director	Director	CFO	Vice-President of Engineering
Antone Canyon Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
Cimarron Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
Corcoran Canyon Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
French Gulch (Nevada) Mining Corp.	Director, CEO, President	n/a	n/a	Director, Treasurer	Director, Secretary
North Fork Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	Vice-President of Engineering
Wenban Spring Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a

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Peter M. Kuhn - Mr. Kuhn (52) has been a director and the CEO of Bullion River Gold Corp. since December 2003. Mr. Kuhn has been the sole director and officer of each of the five subsidiaries since December 2003. Mr. Kuhn received a Masters of Engineering Degree (M.E.) from Technical University of Clausthal (Germany) in 1983 and has been an engineer since 1983. Mr. Kuhn has more than 28 years experience in the mineral exploration and mining industry. Since May 2001, Mr. Kuhn has worked as a mining consultant. From November 1999 to April 2001, Mr. Kuhn was the President of BLM Service Group providing management and supervisory services. From August 1987 and October 1999 Mr. Kuhn worked for Thyssen Mining Construction of Canada providing management services, supervision and was responsible for the direction of the company.

Susan Jeffs - Ms. Jeffs (57) has been a director of Bullion River Gold Corp. since July 2005. Ms. Jeffs received her Bachelor of Laws from the University of British Columbia and practiced law for several years in Vancouver until moving to London in 2002.  Ms. Jeffs area of practice was primarily securities and finance for clients involved in natural resource exploration and development, telecommunications, technology and software, real estate, and infrastructure development.  She has been a director for a number of companies involved in mineral exploration.  Before practicing law, she organized and administered companies in the start-up phase and was involved in the administration of real estate developments in British Columbia, Alberta, Washington, California, and Hawaii.  In London, Ms. Jeffs is in-house legal consultant for an oil and gas company and for an Internet retail company.

Lester Knight - Mr. Knight (48) was appointed to the Board of Directors of Bullion River Gold Corp. in January of 2006 as a non-executive director. Additionally, Mr. Knight serves as Vice President of Finance and Chief Financial Officer for Monarch Resources Limited, an investment company registered in Bermuda. Mr. Knight is a 1985 graduate of San Diego State University and holds a B.S. degree in Finance and a Masters degree in Global Management. Mr. Knight has over 16 years experience in the gold mining industry, primarily in Nevada and California.

Nancy Huber - Ms. Huber (49) was appointed as CFO of Bullion River Gold Corp in May of 2006. She served as the Vice President of Finance for Eagle Picher Filtration and Minerals, Inc. a diatomaceous earth mining company, from 2003 through 2005. She served as the Chief Financial Officer and Vice President of Finance for Western Multiplex Corporation, a provider of wireless access systems, from 2000 through 2002. Ms. Huber served as Vice President of Finance, Western Operations for Evans & Sutherland Computer Corporation, a graphics developer, from 1998 to 1999. From 1994 to 1998, she was Vice President of Finance and Chief Financial Officer for AccelGraphics, Inc. From 1991 to 1994, she served first as MIS Manager, then Chief Financial Officer and finally Chief Executive Officer of ATG Cygnet, Inc., a mass storage robotic company. Ms. Huber received a Master of Management degree from the J.L. Kellogg Graduate School of Management and a B.S. degree in Chemical Engineering from Purdue University. On April 11, 2005, Eagle Picher Holdings, Inc., and several of its affiliates filed for Chapter 11 reorganization. Ms. Huber was the Vice President of Finance for one of the affiliates, Eagle Picher Filtration and Minerals, Inc., at that time.

Glenn Blachford, Professional Engineer. - Mr. Blachford (56) was initially retained as an independent consultant to prepare the underground rehabilitation and drilling program on the North Fork Property. Since May 1, 2004, Mr. Blachford has been a full time employee of Bullion River Gold Corp.. Since June 2004, Mr. Blachford has been the vice-president of engineering of North Fork Mining Corp. Mr. Blachford’s duties and responsibilities include preparing the underground and mill rehabilitation, and drilling program at French Gulch, as well as rehabilitating the underground for drilling at North Fork Property. Mr. Blachford was the chief estimator and chief engineer for Thyssen Mining Construction of Canada from 1996 to 2001 and has been an independent mining consultant for the past three years.

(b)	Identify Significant Employees

The Company has no significant employees other than the three discussed above.

(c)	Family Relationships

There are no family relationships among the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

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(d)	Involvement in Certain Legal Proceedings

(1)
No bankruptcy petition has been filed by or against any business of which any director was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

(2)	No director has been convicted in a criminal proceeding and is not subject to a pending criminal proceeding (excluding traffic violations and other minor offences).

(3)
No director has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

(4)
No director has been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated.

(e)	Compliance with Section 16(a) of the Exchange Act.

All reports were filed with the SEC on a timely basis and the Company is not aware of any failures to file a required report during the period covered by this annual report, with the exception of the following. Blue Velvet Capital failed to file a Form 5 (Annual Statement of Beneficial Ownership).  The Company failed to file a Form 3 (Initial Statement of Beneficial Ownership) for Lester Knight, director, at the time of his appointment on January 17, 2006. The Company filed this Form 3 on February 15, 2006. Mr. Knight owns 10,000 shares of common stock. The Company failed to file a Form 3 for Nancy B. Huber, CFO, at the time of her employment in May 2006.  Ms. Huber owns no shares of common stock.  The Company filed this Form 3 on December 6, 2006.  The company was late in filing form 4’s for the issuance of stock options to Peter M. Kuhn, Nancy B. Huber, Glenn C. Blachford, Susan Jeffs and Lester Knight.  On December 20, 2006 each of the individuals was issued an option grant for 200,000 shares with vesting.  These forms will be filed by Friday, April 6, 2007.

(f)	Audit Committee Financial Expert

The Company has no financial expert. Management believes the cost related to retaining a financial expert at this time is prohibitive. Further, because of the Company’s limited operations and the financial expertise of senior staff and directors, management believes the services of a financial expert are not warranted.

(g)	Identification of Audit Committee

The Company does not have a separately-designated standing audit committee. Rather, the Company’s entire board of directors performs the required functions of an audit committee. Peter Kuhn, Susan Jeffs, and Lester Knight are the only directors of the Company and they perform audit committee functions. Susan Jeffs and Lester Knight meet the independent requirements for an audit committee member. The audit function includes: (1) selection and oversight of the Company’s independent accountant; (2) establishing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditors and advisors engaged by the audit function. The Company has adopted an audit committee charter. See Exhibit 99.2 - Audit Committee Charter for more information, as referenced in Part III, Item 13.

(h)	Disclosure Committee and Charter

Bullion River Gold has a disclosure committee and has adopted a disclosure committee charter. Bullion River Gold’s disclosure committee is comprised of all of its officers and directors. The purpose of the committee is to provide assistance to the chief executive officer and the chief financial officer in fulfilling their responsibilities regarding the identification and disclosure of material information about Bullion River Gold and the accuracy, completeness and timeliness of Bullion River Gold’s financial reports. See Exhibit 99.3 - Disclosure Committee Charter for more information, as referenced in Part III, Item 13.

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(i)	Code of Ethics

The Company has adopted a code of ethics that applies to all its executive officers and employees, including its CEO, CFO, and principal accountant. A copy of the Company’s adopted code of ethics is attached to this annual report. See Exhibit 99.1 - Code of Ethics for more information, as referenced in Part III, Item 13. Also, the Company’s code of ethics has been posted on its website at either www.bullionriver.com or www.bullionrivergold.com. The Company undertakes to provide any person with a copy of its code of ethics free of charge. Management believes Bullion River Gold’s code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Item 10. Executive Compensation.

Bullion River Gold has paid $596,395 in total compensation to its named executive officers during its 2006 fiscal year.

	Annual compensation			Long term compensation Awards
Name and principal position	Year	Salary	Other annual compensation	Stock Option Awards (1)	Securities underlying options	All other compensation
		($)	($)	($)	(#)	($)
Peter M. Kuhn	2006	120,000	nil	114,352	200,000	nil
CEO	2005	100,000	nil	nil	nil	nil
Dec 2003 - Present	2004	15,000	59,000	nil	nil	20,546
Nancy B. Huber	2006	77,083	nil	19,059	200,000	nil
CFO	2005	n/a	n/a	n/a	n/a	n/a
May 2006 - Present	2004	n/a	n/a	n/a	n/a	n/a
Dan Graves	2006	52,062	nil	n/a	nil	16,193
CFO	2005	99,867	nil	n/a	nil	nil
March 2005 - May 2006	2004	n/a	n/a	n/a	n/a	n/a
Glenn Blachford	2006	96,000	nil	101,646	200,000	nil
VP Engineering	2005	96,000	nil	nil	nil	nil
April 2004 - Present	2004	nil	80,000	nil	nil	34,967
Jake Margolis	2006	n/a	n/a	n/a	n/a	n/a
VP of Exploration	2005	60,800	nil	nil	nil	nil
Dec 2003 - Aug 2005	2004	nil	75,500	nil	nil	80,163

(1) The fair value of option awards was determined using the Black-Scholes Option Pricing Model, based on assumptions set out in Note 10 to the Consolidated Financial Statements.

Since the Company’s inception, no stock appreciation rights, or long-term incentive plans have been granted, exercised or re-priced.

Currently, there are no arrangements between the Company and any of its directors or between the Subsidiaries and any of its directors whereby such directors are compensated for (1) any services provided as directors except as noted below; (2) termination of employment as a result of resignation, retirement or change of control; and (3) a change of responsibilities following a change of control.

During May 2006, the board authorized the Company to pay a fee of $500 per 'in person' meeting to Lester Knight.

The Company and Centennial Development Company, a company of which Peter Kuhn owns a majority of the voting shares, verbally agreed that Mr. Kuhn would provide management services to Bullion River Gold for a management fee of $5,000 per month until April 15, 2004. At that time, the terms of the agreement were renegotiated to $7,500. Bullion River Gold was also obligated to reimburse Centennial Development Company for any reasonable business related expenses. Either party was able to terminate the agreement at anytime. The agreement did not provide for any specific compensation in the event of (1) resignation; (2) retirement; (3) other termination of the agreement; (4) a change of control of the Company; or (5) a change in Mr. Kuhn’s responsibilities following a change in control.

29

On March 16, 2005, the Company paid Golden Spike Mining $42,000 for professional services rendered on the Antone Canyon Property, the Corcoran Canyon Property, and the North Fork Property. Golden Spike Mining is owned by Peter Kuhn.

On March 21, 2005, the Company paid Victor Bradley, a former director of the Company, $75,000 for professional services related to fund raising, engineering, mineralization analysis, and investor communications for the period January 1, 2005, to March 31, 2005.

On December 1, 2003, the Company and Jacob Margolis entered into a consulting agreement that expired on May 31, 2004. Mr. Margolis was paid $6,000 per month for acting as a geological consultant to the Company and was reimbursed for all reasonable and necessary expenses incurred in the performance of his duties and as approved by the President of the Company. This agreement was renegotiated in early April 2004. As a result, Mr. Margolis was hired as the V.P. of Exploration and placed on payroll as of May 1, 2004. Mr. Margolis also received 30,000 restricted common shares and was entitled to participate in any future stock option plans of the Company and would have qualified for further bonuses such as finder’s fees. In August of 2005, Mr. Margolis resigned. See Exhibit 10.6 - Consulting Agreement for more details, as referenced in Part III, Item 13.

In late 2003, the Company and Glenn Blachford verbally agreed that Mr. Blachford would provide consulting services to prepare the underground rehabilitation and drilling program on the North Fork Property. Mr. Blachford was paid $6,000 per month through April 30, 2004, for providing the consulting services and is entitled to participate in any future stock option plans of the Company. On May 1, 2004, Mr. Blachford was hired as the V.P. of Engineering for the Company to provide engineering guidance to all of its properties. As of December 31, 2006, Mr. Blachford’s salary is $8,000 per month.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name and principal position	Number of Securities Underlying Options Granted Exercisable as of 12/31/06	Number of Securities Underlying Options Granted Un-exercisable as of 12/31/06	Exercise Price	Vesting Commencement Date	Expiration Date
	(#)	(#)	($)
Peter M. Kuhn President	200,000	-	$0.50	1/1/2004	12/20/2016
Nancy B. Huber Chief Financial Officer	-	200,000	$0.50	5/22/2006	12/20/2016
Glenn Blachford VP Engineering	177,777	22,223	$0.50	5/1/2004	12/20/2016

Options were awarded on December 20, 2006. One third of the option vests after one year from the vesting commencement date. One twenty fourth of the remaining amount of the option vests monthly thereafter. The vesting commencement dates were tied to the executives start date with the Company.

There are no other employment agreements between the Company or the Subsidiaries and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer that provide for specific compensation in the event of resignation, retirement, other termination of employment, a change of control of the Company, or from a change in a named executive officer’s responsibilities following a change in control.

The Company currently provides health insurance for the above employees, but presently does not have pension, annuity, insurance, profit sharing or similar benefit plans; however, the Company may adopt such plans in the future. There are presently no other personal benefits available to any employees.

30

DIRECTOR COMPENSATION

Name and principal position	Year	Option Awards (1)	Other annual compensation	All other compensation
		($)	($)	($)
Lester Knight, Director
January 2006 - Present	2006	38,117	Nil	4,500
Susan Jeffs, Director
August 2005 - Present	2006	54,000	nil	Nil

 (1) The fair value of option awards was determined using the Black-Scholes Option Pricing Model, based on assumptions set out in Note 10 to the Consolidated Financial Statements.

Item 11. Security Ownership of Certain Beneficial Holders and Management.

(a)	Security Ownership of Certain Beneficial Owners (more than 5%)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class
common shares	Blue Velvet Capital	5,833,326	9.84 (2)
Ellen L. Skelton Building
4th Floor, P.O. Box 3444
Roadtown, Tortola, BVI
common shares	Elton Participation Group	12,972,787 (3)	20.08 (4)
c/o Morgan & Morgan Trust Corp. Ltd
Pasea Estate, Road Town
Tortola, BVI
common shares	Peter M. Kuhn	1,215,000 (5)	2.04 (6)
3500 Lakeside Court, Suite 200
Reno, Nevada
89509

Footnotes:
(1) A person is deemed to be the beneficial owner of a security if such person has or shares power to vote or direct the voting of such security or the power to dispose or direct disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.
(2) Based on 59,282,372 common shares issued and outstanding as of December 31,2006.
(3) The listed beneficial owner has rights to 7,600,000 common share warrants, but these warrants have a restriction preventing exercise if the beneficial owner owns greater than 4.99% of the outstanding common shares of the Company, this the beneficial owner is unable to exercise them at this time, and these warrants are not included in their beneficial ownership calculation. Includes 2,666,667 shares assuming conversion of common share warrants, and 2,666,667 shares assuming conversion of a convertible debenture held by beneficial owner.
(4) Based on 59,282,372 common shares issued and outstanding as of December 31,2006 and includes 2,666,667 shares assuming conversion of common share warrants, and 2,666,667 shares assuming conversion of a convertible debenture held by beneficial owner.
(5) The listed beneficial owner includes 200,000 options to purchase Common Shares.
(6) Based on 59,282,372 common shares issued and outstanding as of December 31,2006 and includes 200,000 shares assuming exercise of option.

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(b)	Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Class(7)
common shares	Peter M. Kuhn	1,215,000 (2)	2.04%
	3500 Lakeside Ct, Suite 200
	Reno, Nevada
	89509
common shares	Nancy B. Huber	66,666 (3)	0.11%
	3500 Lakeside Ct, Suite 200
	Reno, Nevada
	89509
common shares	Glenn Blachford	230,000 (4)	0.39%
	3500 Lakeside Ct, Suite 200
	Reno, Nevada
	89509
common shares	Lester Knight	98,888 (5)	0.17%
	3500 Lakeside Ct, Suite 200
	Reno, Nevada
	89509
common shares	Susan Jeffs	316,666 (6)	0.53%
	3500 Lakeside Ct, Suite 200
	Reno, Nevada
	89509
common shares	Directors and Executive Officers (as a group)	1,927,220 (2)(3)(4)(5)(6)	3.24%

Footnotes:
(1) A person is deemed to be the beneficial owner of a security if such person has or shares power to vote or direct the voting of such security or the power to dispose or direct disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.
(2) Includes options to purchase 200,000 shares of common stock.
(3) Includes options to purchase 66,666 shares of common stock.
(4) Includes options to purchase 200,000 shares of common stock.
(5) Includes options to purchase 88,888 shares of common stock.
(6) Includes options and warrants to purchase 216,666 shares of common stock and 100,000 shares assuming conversion of convertible debenture.
(7) Based on 59,282,372 common shares issued and outstanding as of December 31,2006 and options noted in footnotes by beneficial owner.

(c)	Changes in Control

The Company is not aware of any arrangement that may result in a change in control of the Company.

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Item 12. Certain Relationships and Related Transactions.

(a)	Relationships with Insiders

No member of management, executive officer, or security holder has had any direct or indirect interest in any transaction to which the Company or any of its subsidiaries was a party with the exception of the following:

During the first quarter of 2005, the Company paid $75,000 in professional fees to a company controlled by a director of the Company.

During the month of June 2005, the Company borrowed $15,000 from Kristi Kuhn, the spouse of the Company president. The Company paid the debt off in November.

During 2005, the Company borrowed a total of $760,000 from Centennial Development Co, a company that is controlled by Peter Kuhn, President of the Company. At 12/31/05 the Company was indebted to Centennial Development Co. in the amount of $13,453. This balance was paid in the first quarter of 2006.

On October 23, 2006, the company received $75,000 from Susan Jeffs, a company board member, for her participation in a convertible debenture the company completed November 8, 2006.

On January 18, 2007 the Company entered into 14% interest loan in the amount of $200,000 with Centennial Development Corp. This loan was paid in full on February 14, 2007.

Assignment Agreements with Golden Spike Mining

On January 9, 2004, Antone Canyon Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 60 unpatented mineral claims. Peter M. Kuhn is the President of both Bullion River and Antone Canyon Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” and Exhibit 10.1 - Assignment Agreement for more information, as referenced in Part III, Item 13.

On February 18, 2004, Corcoran Canyon Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 41 unpatented mineral claims. Peter M. Kuhn is the president of both Bullion River and Corcoran Canyon Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” and Exhibit 10.2 - Assignment Agreement for more information as referenced in Part III, Item 13.

On February 20, 2004, Thomas Creek Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 76 unpatented mineral claims. Peter M. Kuhn is the President of both Bullion River and Thomas Creek Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 23 and Exhibit 10.4 - Assignment Agreement for more information as referenced in Part III, Item 13.

On February 23, 2004, North Fork Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 42 unpatented mineral claims. Peter M. Kuhn is the President of both Bullion River and North Fork Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 22 and Exhibit 10.5 - Assignment Agreement for more information as referenced in Part III, Item 13.

(b)	Transactions with Promoters

Peter M. Kuhn is currently the only promoter of the Company. Mr. Kuhn has not received anything of value from the Company or its subsidiaries nor is Mr. Kuhn entitled to receive anything of value from the Company or its subsidiaries for services provided as a promoter of the Company or its subsidiaries.

33

Item 13. Exhibits and Reports on Form 8-K

(a)	Reports on Form 8-K.

8-K dated January 17, 2006, announcing the election of Lester Knight as a Director effective January 13, 2006.

8-K dated February 1, 2006, regarding the unregistered sale of 7,348,000 units of common stock and warrants through a private offering from December 16, 2005 and January 23, 2006.

8-K/A dated February 1, 2006, amended previous filing dated December 16, 2006 regarding: (a) the number shares of Registrant’s Common Stock to be issued pursuant to certain anti-dilution provisions, (b) the number of warrant shares issuable pursuant to certain anti-dilution provisions, (c) the investor information set forth in Exhibit 99.1, and (d) the Securities Purchase Agreements, Registration Rights Agreement and the Common Stock Purchase Warrants, filed as Exhibit 99.2 through Exhibit 99.6. The other items and exhibits to the Initial Filing and the First Amendment remain unchanged.

8-K dated February 15, 2006 announcing the resignation of Hall & Company as the Registrant’s independent registered public accounting firm for the year ending December 31, 2005.

8-K dated February 15, 2006 announcing the appointment by the Board of Directors of HJ & Associates, LLC as the Registrant’s independent registered public accounting firm.

8-K/A dated March 1, 2006 revised the disclosures in the Bullion River Gold Corp. Form 8-K filed February 1, 2006 (the “Initial Filing”) regarding the number shares of Registrant’s Common Stock to be issued to Senator Minerals, Inc. pursuant to a certain option agreement. The other items and exhibits to the Initial Filing remain unchanged.

8-K dated June 6, 2006 announcing effective May 31, 2006 the resignation of Dan Graves and the Registrant’s Chief Financial Officer and appointment by the Board of Directors of Nancy B. Huber as the Registrant’s Chief Financial Officer.

8-K dated July 13, 2006 regarding the closing of the unregistered sale of 7,069,006 units of common stock and warrants through a private placement on June 10, 2006.

8-K/A dated July 25, 2006 revised the disclosures in the Bullion River Gold Corp. Form 8-K filed July 13, 2006 (the “Initial Filing”) regarding the number of units sold in the unregistered sale of shares to 6,869,007 units of common stock and warrants.

8-K dated August 8, 2006 announcing the Registrant entered into a Securities Purchase Agreement with one investor for a $2,000,000 secured convertible note and warrants to purchase 2,666,667 shares of the Registrant’s common stock with the option to increase the note an addition $1,000,000.

8-K dated November 13, 2006 with a copy of the Registrant’s Press Release dated November 10, 2006 announcing the Registrant successfully completed it’s test mining at its French Gulch mine and is starting production.

8-K dated November 14, 2006 announcing the Registrant entered into Securities Purchase Agreements with twenty-one investors for $2,861,000 unsecured convertible notes and warrants to purchase 3,814,673 shares of the Registrant’s common stock.

8-K dated March 21, 2007 regarding the unregistered sale of 2,280,336 units of common stock and warrants through a private offering that closed on March 20, 2007.

8-K dated March 21, 2007 Securities Purchase Agreement with one investor for a $1,000,000 secured convertible note and warrants to purchase 1,333,334 shares of the Registrant’s common stock.

34

(b)	Index to and Description of Exhibits.

Exhibit	Description	Status
Exhibit A	Audited Financial Statements for the period ended December 31, 2005	Included
3.1	Articles of Incorporation filed as an Exhibit to Bullion River Gold’s registration statement on Form SB-2 filed on May 13, 2002, and incorporated herein by reference.	Filed
3.2	Bylaws filed as an Exhibit to Bullion River Gold’s registration statement on Form SB-2 filed on May 13, 2002, and incorporated herein by reference.	Filed
3.3	Certificate of Amendment to Articles of Incorporation changing the Issuer’s name to Bullion River Gold Corp.	Filed
10.1

Assignment Agreement dated January 9, 2004 between Antone Canyon Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold’s Form 8-K (Current Report) filed on January 28, 2004, and incorporated herein by reference.
Filed
10.2

Assignment Agreement dated February 18, 2004 between Corcoran Canyon Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold’s Form 8-K (Current Report) filed on March 2, 2004, and incorporated herein by reference.
Filed
10.3

Assignment Agreement dated February 19, 2004 between Cimarron Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold’s Form 8-K (Current Report) filed on March 3, 2004, and incorporated herein by reference.
Filed
10.4

Assignment Agreement dated February 20, 2004 between Thomas Creek Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold’s Form 8-K (Current Report) filed on March 8, 2004, and incorporated herein by reference.
Filed
10.5

Assignment Agreement dated February 23, 2004 between North Fork Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold’s Form 8-K (Current Report) filed on March 9, 2004, and incorporated herein by reference.
Filed
10.7

Exploration Agreement dated October 6, 2004 between French Gulch (Nevada) Mining Corp. and the Washington-Niagara Mining Partnership filed as an attached exhibit to Bullion River Gold’s Form 10-QSB (Quarterly Report) filed on November 16, 2004, and incorporated herein by reference.
Filed
23.1	Consent of Independent Public Accounting Firm	Included
31	Certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.	Included
32	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.	Included
99.1	Code of Ethics filed as an attached exhibit to Bullion River Gold’s Form 10-KSB (Annual Report) filed on April 14, 2004, and incorporated herein by reference.	Filed
99.2	Audit Committee Charter filed as an attached exhibit to Bullion River Gold’s Form 10-KSB (Annual Report) filed on April 14, 2004, and incorporated herein by reference.	Filed
99.3	Disclosure Committee Charter filed as an attached exhibit to Bullion River Gold’s Form 10-KSB (Annual Report) filed on April 14, 2004, and incorporated herein by reference.	Filed

35

Item 14. Principal Accounting Fees & Services

(a)   Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal external accountant for the Company’s audit of annual financial statements and for review of financial statements included in the Company’s Form 10-QSB’s or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were:

2006 - $60,500 - HJ & Associates, LLC
2006 - $6,476 - Hall & Company, Certified Public Accountants Inc.
2005 - $26,700 - HJ & Associates, LLC
2005 - $27,627 - Hall & Company, Certified Public Accountants Inc.

(b)   Audit-Related Fees

The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported in the preceding paragraph were:

2006 - $0 - HJ & Associates, LLC
2005 - $0 - HJ & Associates, LLC
2005 - $0 - Hall & Company, Certified Public Accountants Inc.

(c)   Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning were:

2006 - $2,950 - HJ & Associates, LLC
2005 - $0 - HJ & Associates, LLC
2005 - $11,394 - Hall & Company, Certified Public Accountants Inc.

(d)   All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) above were:

2006 - $0 - HJ & Associates, LLC
2005 - $0 - HJ & Associates, LLC
2005 - $0 - Hall & Company, Certified Public Accountants Inc.

(e)   The Company’s pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the audit committee pre-approved all accounting related activities prior to the performance of any services by any accountant or auditor.

(f)   The percentage of hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full time, permanent employees was nil %.

36

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned duly authorized person.

BULLION RIVER GOLD CORP.

By:	/s/ Peter M. Kuhn
Name: Peter M. Kuhn Title: Director and CEO Dated: April 4, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the following persons on behalf of Bullion River and in the capacities and on the dates indicated have signed this report below.

Signature	Title	Date

/s/ Peter M. Kuhn	President, Principal Executive Officer, Treasurer, Secretary,	April 4, 2007
and a member of the Board of Directors

/s/ Nancy Huber	Principal Financial Officer	April 4, 2007

/s/ Susan Jeffs	Member of the Board of Directors	April 4, 2007

/s/ Lester Knight	Member of the Board of Directors	April 4, 2007

37

 Exhibit A

Financial Statements and Schedules

[LETTERHEAD OF HJ & ASSOCIATES, L.L.C.]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bullion River Gold Corporation and Subsidiaries
Reno, Nevada

We have audited the consolidated balance sheets of Bullion River Gold Corporation and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income and cash flows for years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bullion River Gold Corporation and Subsidiaries as of December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 16 to the consolidated financial statements, the Company has incurred significant losses from operations since inception and has a deficit in working capital and stockholders’ equity. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 16. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
April 2, 2007

Bullion River Gold Corp.
Consolidated Balance Sheets
As at December 31, 2006 and 2005

	2006	2005

Assets
Current Assets:
Cash	$146,509	$124,788
Inventory in process	125,065	-
Prepaids and other current assets	460,022	394,396
Supplies inventory	64,065	66,404
Total current assets	795,661	585,588

Property and equipment, net	2,556,694	484,149

Other assets:
Investment securities	63,000	-
Deposits	289,177	267,226
Restricted reclamation deposits	170,709	172,950
Total other assets	522,886	440,176

Total assets	$3,875,241	$1,509,913

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$2,144,150	$480,398
Loans from related parties	-	13,453
Current portion of capital lease obligations	226,608	63,216
Interest payable on convertible debt	118,815	-
Total current liabilities	2,489,573	557,067

Long term liabilities:
Convertible debt, net of discount	2,187,348	-
Capital lease obligations	227,732	128,281
Reclamation obligations	109,101	103,041
Total long term liabilities	2,524,181	231,322

Total liabilities	5,013,754	788,389

Shareholders’ equity (deficit):
Common stock; authorized 200,000,000 shares, $0.001 par value.
Issued and outstanding 59,282,372 and 39,243,581 respectively.	59,282	39,300
Additional paid in capital	22,836,794	8,825,523
Shares subscribed	15,244	387,500
Other comprehensive income	18,038	-
Accumulated Deficit	(24,067,871)	(8,530,799)
Total shareholders’ equity (deficit)	(1,138,513)	721,524

Total liabilities and shareholders’ equity (deficit)	$3,875,241	$1,509,913
The accompanying notes are an integral part of these consolidated financial statements.

Bullion River Gold Corp.
Consolidated Statements of Operations
For the Years Ending December 31, 2006 and 2005

	2006	2005
Revenues:
Precious metal sales	$804,190	$-

Cost of goods sold:
Direct production expenses	2,310,484	-

Gross loss	(1,506,294)	-

Operating expenses:
Exploration and development	8,755,864	3,303,527
General and administrative	3,366,503	1,968,585
Stock based compensation	556,275	-
Depreciation and accretion	433,691	91,667
Total operating expenses	13,112,333	5,363,779

Loss from operations	(14,618,627)	(5,363,779)

Other income (expense):
Interest income	20,861	19,888
Interest expense	(1,043,930)	(64,751)
Gain on debt extinguishment	-	6,496
Loss on asset disposal	(3,399)	-
Non-operating income	117,942
Other non-operating	(6,062)	(17,905)
Total other income (expense)	(914,588)	(56,272)

Net loss before income taxes	(15,533,215)	(5,420,051)
Income taxes	(3,857)	-

Net loss	(15,537,072)	(5,420,051)

Other comprehensive income:
Unrealized holding gains	18,038	-

Net comprehensive loss	$(15,519,034)	$(5,420,051)

Basic and diluted loss per share	$(0.29)	$(0.17)

Weighted average shares outstanding	53,483,241	32,281,358

The accompanying notes are an integral part of these consolidated financial statements.

Bullion River Gold Corp.
Consolidated Statement of Stockholders’ Equity (Deficit)
For the Years Ending December 31, 2006 and 2005

							Accumulated
	Common Stock Issued		Additional	Common Shares Subscribed			Compre-hensive
	Number of Shares	Amount	Paid in Capital	Number of Shares	Amount	Accumulated Deficit	Income (Loss)	Total
Balance at December 31, 2004	28,444,004	$28,444	$2,918,591	-	$-	$(3,110,748)	$(1,186)	$(164,899)
Common stock issued for cash at
$0.75 per share	4,521,577	4,578	3,386,598	-	-	-	-	3,391,176
Common stock issued for cash at
$0.50 per share	6,278,000	6,278	3,132,722	-	-	-	-	3,139,000
Common stock subscribed at $0.50
per share	-	-	-	450,000	225,000	-	-	225,000
Common stock subscribed for services
rendered at $0.50 per share	-	-	-	325,000	162,500	-	-	162,500
Share issuance costs incurred during 2005	-	-	(612,388)	-	-	-	-	(612,388)
Foreign currency translation adjustments	-	-	-	-	-	-	1,186	1,186
Net loss for the year ended
December 31, 2005	-	-	-	-	-	(5,420,051)	-	(5,420,051)
Balance at December 31, 2005	39,243,581	39,300	8,825,523	775,000	387,500	(8,530,799)	-	721,524
Common stock issued for cash at
$0.50 per share	12,741,653	12,742	6,358,085	-	-	-	-	6,370,827
Common stock issued for cash at
$0.75 per share	2,405,005	2,405	1,801,345	-	-	-	-	1,803,750
Common stock issued for shares subscribed
at $0.50 per share	775,000	775	386,725	(775,000)	(387,500)	-	-	-
Common stock issued for services
rendered at $0.50 per share	1,302,386	1,301	649,891	-	-	-	-	651,192
Common stock issued for services
rendered at $0.75 per share	850,667	851	637,149	-	-	-	-	638,000
Common stock issued related to anti-
dilution clauses in prior offerings	1,924,627	1,925	(1,925)	-	-	-	-	-
Common stock issued for interest
accrued on convertible debt	39,453	39	29,550	-	-	-	-	29,589
Warrants issued to satisfy finders’ fee
obligations	-	-	371,234	-	-	-	-	371,234
Share issue costs incurred during the year
ended December 31, 2006	-	-	(811,553)	-	-	-	-	(811,553)
Discount on convertible debt for detached
warrants and intrinsic value of
conversion benefit	-	-	4,034,439	-	-	-	-	4,034,439
Compensation expense for employee
stock option plan	-	-	556,275	-	-	-	-	556,275
Adjustment to reconcile common stock
amount with number of shares issued	-	(56)	56	-	-	-	-	-
Common stock subscribed for cash at
$0.50 per share	-	-	-	30,487	15,244	-	-	15,244
Net loss for the year ended
December 31, 2006	-	-	-	-	-	(15,537,072)	-	(15,537,072)
Unrealized holding gains at
December 31, 2006	-	-	-	-	-	-	18,038	18,038
Balance at December 31, 2006	59,282,372	$59,282	$22,836,794	30,487	$15,244	$(24,067,871)	$18,038	$(1,138,513)
The accompanying notes are an integral part of these consolidated financial statements.

Bullion River Gold Corp.
Consolidated Cash Flow Statements
For the Years Ending December 31, 2006 and 2005

	2006	2005
Cash Flows From Operating Activities
Net loss for the period	$(15,537,072)	$(5,420,051)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation expense	427,631	89,626
Accretion expense	6,060	2,041
Amortization related to convertible debt	760,840	-
Equity instruments issued for services and related expense	1,552,182	-
Net non-cash gains	(39,993)	(6,496)
Changes in operating assets and liabilities:
(Increase) decrease in:
Inventory in process	(125,065)	-
Prepaids and other current assets	(65,626)	(305,129)
Supplies inventory	2,339	(66,404)
Deposits	(19,710)	(440,176)
(Decrease) increase in:
Accounts payable and accrued liabilities	1,663,752	(135,975)
Interest on convertible debt	118,815	-
Reclamation obligation	-	101,000
Net cash used in operating activities	(11,255,847)	(6,181,564)

Cash Flows From Investing Activities
Purchase of fixed assets	(2,242,340)	(285,714)
Change in investment securities	(18,000)	-
Net cash used in investing activities	(2,260,340)	(285,714)

Cash Flows From Financing Activities
Loans from related parties	(13,453)	13,453
Loan payable	-	(100,000)
Cash proceeds from sale of convertible debt	5,460,948	-
Cash proceeds from sale of common shares	8,189,821	6,917,676
Offering costs	(117,446)	(513,580)
Change in unrealized holding gain	18,038	-
Net cash received from financing activities	13,537,908	6,317,549

Effect of exchange rate changes on cash	-	1,186
Increase (decrease) in cash	21,721	(148,543)

Cash, beginning of the period	124,788	273,331

Cash, end of period	$146,509	$124,788

The accompanying notes are an integral part of these consolidated financial statements.

Bullion River Gold Corp
Notes to the Consolidated Financial Statements
December 31, 2006 and 2005

NOTE 1 - ORGANIZATION AND NATURE OF OPERATION

NATURE OF OPERATIONS
Bullion River Gold Corp (“the Company”) was incorporated under the laws of the State of Nevada on June 29, 2001 under the original name “Dynasty International Corporation”. The company was a specialty retailer of home water quality testing kits and water purification devices until December 9, 2003 when it changed its business direction to the exploration of gold and silver in the western United States. On January 20, 2004, the Company changed its name to “Bullion River Gold Corp.”

On December 9, 2003, five current Nevada subsidiaries of Bullion River Gold were incorporated and sold to Bullion River Gold. These subsidiaries are Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp., and Thomas Creek Mining Corp. On September 30, 2004 the Company acquired all of the issued and outstanding shares of French Gulch (Nevada) Mining Corporation, which was incorporated in the State of Nevada on September 30, 2004. These subsidiaries are collectively referred to as the “Subsidiaries”.

Bullion River Gold Corp has an authorized capital of 200,000,000 common shares with a par value of $0.001. As of December 31, 2006 and 2005 there were 59,282,372 and 39,243,581 common shares issued and outstanding.

The Company was in the exploration stage through the third quarter ending September 30, 2006. In November 2006, the Company officially exited the exploration stage and became an operating mining company when the French Gulch mine completed its test mining phase and began production mining. The Company’s first sale of gold from its production occurred in late October 2006.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Certain balances in the 2005 consolidated financial statements have been reclassified to conform to the 2006 consolidated financial statement presentation.

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

PRODUCTION AND DEVELOPMENT COST ACCOUNTING
Production costs are direct costs associated with the extraction and processing of ore grade material in order to produce sellable precious metals and are used to compute inventory valuation and cost of sales expense. Development costs are all costs associated with the advancement and support of the mine operating infrastructure and are expensed in the period incurred due to the inability of the Company to establish a proven and probable reserve because of the vein hosted mineralization of the French Gulch mine.

INVENTORY FOR SALE
Ounces of precious metals in inventory are stated at the lower of cost or market value.

SUPPLY INVENTORIES
Materials and supplies related to underground mine development are stated at cost (first-in, first-out).

ACCOUNTING ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, contingent liabilities, revenues and expenses at the date and for the periods that the financial statements are prepared. Actual results could differ from those estimates.

CONCENTRATIONS
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and certificates of deposit held in U.S. banks that have deposit insurance thus limiting the amount of credit exposure.

During 2006, 100% of revenues consisted of sales to one company.

REVENUE RECOGNITION
Precious metal sales are recognized when the title passes to the purchaser and delivery occurs.

INCOME TAXES
Income tax expense is based on pre-tax financial accounting income. The Company will recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and the laws that are expected to be in effect when the differences are expected to be recovered.

BASIC AND DILUTED NET LOSS PER COMMON SHARE
Basic loss per share includes no dilution and is computed by dividing net loss by the weighted average number of outstanding common shares during the year. Diluted earnings per share reflect the potential dilution of securities that would occur if securities or other contracts (such as stock options and warrants) to issue common stock were exercised or converted into common stock. At December 31, 2006, the Company had 1,840,000 options outstanding and 39,854,666 warrants outstanding. At December 31, 2005, the Company had no options outstanding and 9,576,925 warrants outstanding.

LEASES
Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Payments made under operating leases, net of any incentives received by the Company from the leasing company, are charged to the statement of operations and comprehensive loss on a straight-line basis over the period. Other leases are accounted for as capital leases.

FIXED ASSETS
All assets are stated at historical cost. Depreciation is computed over the estimated useful life of the depreciable assets using the straight-line method. The useful lives for fixed assets are estimated as follows with no salvage value:

Furniture            3 to 5 years
Equipment                 2 to 7 years
Computer Hardware         3 years
Computer Software      2 years
Buildings           10 years
On-Road Vehicles            5 years

The fixed assets are reviewed each year to determine whether any events or circumstances indicate that the carrying amount of the assets may not be recoverable. Such review is performed based on estimated undiscounted cash flows compared with the carrying value of the assets. If the future cash flows (undiscounted and without interest charges) are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

As of July 1, 2006 the cost threshold for a purchase to be considered for capitalization was raised from $1,000 to $2,500. All items capitalized prior to July 1, 2006 will remain capitalized until they are fully depreciated or have been subject to a write-down due to impairment.

COMPREHENSIVE INCOME
Comprehensive income reflects changes in equity that result from transactions and economic events from non-owner sources. Comprehensive income for the current period represents unrealized holding gains associated with Company investments in available for sale securities accounted for in accordance with FASB Statement 115, Accounting for Certain Investments in Debt and Equity Securities.

MINERAL PROPERTY OPTION PAYMENTS AND EXPLORATION COSTS
The Company will expense all operating costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.

IMPAIRMENT OF LONG-LIVED ASSETS
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book value of such assets exceeds the future undiscounted cash flows attributed to such assets. No impairment of long-lived assets was recognized for the years ended December 31, 2006 and 2005.

CLOSURE, RECLAMATION AND REMEDIATION COSTS
Current laws and regulations require certain closure, reclamation and remediation work to be done on mineral properties as a result of exploration, development and operating activities. The Company periodically reviews the activities performed on its mineral properties and makes estimates of closure, reclamation and remediation work that will need to be performed as required by those laws and regulations and makes estimates of amounts that are expected to be incurred when the closure, reclamation and remediation work is expected to be performed. Future closure, reclamation and environmental related expenditures are difficult to estimate in many circumstances due to the early stages of investigation, uncertainties associated with defining the nature an extent of environmental contamination, the uncertainties relating to specific reclamation and remediation methods and costs, application and changing of environmental laws, regulations and interpretation by regulatory authorities and the possible participation of other potentially responsible parties.

The Company has estimated costs associated with the closure, reclamation and related environmental expenditures of the French Gulch and North Fork properties, which have been reflected in its financial statements in accordance with the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. See Note 9 for a summary of the Company’s reclamation obligations.

STOCK OPTIONS
In December 2004, the Financial Accounting Standard Board (“FASB”) issued SFAS 123R, “Share-Based Payments” (“SFAS No. 123R”), a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in their financial statements. The Company adopted this standard effective January 1, 2006 and elected the modified-prospective transition method. Under the modified-prospective transition method, awards that are granted, modified, repurchased or cancelled after the date of adoption should be measured and accounted for in accordance with SFAS No. 123R. The Company had 1,840,000 options outstanding as of December 31, 2006 which resulted in charges attributable to the period ended December 31, 2006 in the amount of $556,275.

CONVERTIBLE DEBT
EITF 00-27 states that the effective conversion price based on the proceeds received for or allocated to the convertible instrument should be used to compute the intrinsic value, if any, of the embedded conversion option. As a result of this consensus, an issuer should first allocate the proceeds received in a financing transaction that includes a convertible instrument to the convertible instrument and any other detachable instruments included in the exchange (such as detachable warrants) on a relative fair value basis. Then, the Issue 98-5 model should be applied to the amount allocated to the convertible instrument, and an effective conversion price should be calculated and used to measure the intrinsic value, if any, of the embedded conversion option. The Company has adopted this accounting practice for the convertible debt issued during 2006. The convertible debt and related discounts are summarized in footnote 8.

NOTE 3 - INVENTORIES

Inventories consist of the following as at December 31, 2006 and 2005:

	2006	2005
Gold bullion	$-	$-
Precious metal in process	125,065	-
Supplies	64,065	66,404
Total inventories	$189,130	$66,404

Metal-in-process inventory contained approximately 197 ounces of gold as of December 31, 2006.

NOTE 4 - PROPERTY AND EQUIPMENT

The following is a summary of the Company’s property and equipment as of December 31, 2005 and 2006:

	2006	2005

Mine equipment	$2,369,196	$539,448
Vehicles	224,158	-
Office equipment	160,258	47,377
Buildings	61,911	-
Total fixed assets	2,815,523	586,825
Accumulated depreciation	(528,946)	(102,676)
Fixed assets, net	2,286,577	484,149
Property	110,203	-
Capital in progress	159,914	-
Property and equipment, net	$2,556,694	$484,149

NOTE 5 - RESTRICTED RECLAMATION DEPOSITS

The following is a summary of the Company’s restricted reclamation deposits at December 31, 2005 and 2006:

Mineral Property	Obligee (s)	Inception Date	2005 Amount	Changes	2006 Amount
French Gulch	Bureau of Land Management	June 2005	$11,500	$-	$11,500
French Gulch	Shasta County	December 2005	71,200	3,759	74,959
French Gulch	California Regional Water Control Board	December 2005	29,900	-	29,900
North Fork	US Forest Service	March 2004	29,800	-	29,800
Antone Canyon	US Forest Service	March 2005	3,300	-	3,300
Corcoran Canyon	USDAFS	April 2004	2,600	-	2,600
Corcoran Canyon	Bureau of Land Management	April 2004	6,700	-	6,700
Wenban Spring	Bureau of Land Management	March 2005	5,400	-	5,400
Thomas Creek	Bureau of Land Management	January 2004	6,000	(6,000)	-
Painted Hills	Bureau of Land Management	August 2004	6,550	-	6,550
			$172,950	$(2,241)	$170,709

NOTE 6 - INVESTMENTS

The Company’s investments at December 31, 2006 and 2005 are summarized as follows:

Common Stock Holdings	2006	2005
Silver Quest Resources LTD.
Fair value	$63,000	$-
Cost	45,000	-
Unrealized holding gain	$18,000	$-

NOTE 7 - LOANS PAYABLE

On August 5, 2005, the Company entered into a loan agreement with Centennial Development in the amount of $500,000 due on December 31, 2005. The interest rate was 1.15% per month and there was a $25,000 loan fee. The loan principal and fees were paid in full on October 21, 2005. Accrued interest outstanding at December 31, 2005 was $13,453 and was paid on January 3, 2006.

There were no loans outstanding on December 31, 2006.

NOTE 8 - CONVERTIBLE DEBT

There was no convertible debt outstanding for the year ending December 31, 2005. The following is a summary of the Company’s convertible debt outstanding for the year ending December 31, 2006:

	Secured Debentures	Unsecured Debentures	Total

Convertible debt at December 31, 2006	$2,600,000	$2,860,948	$5,460,948

Discount on convertible debt:
Relative fair value of detached warrants	(766,049)	(856,454)	(1,622,503)
Intrinsic value of conversion benefit	(1,101,382)	(1,310,555)	(2,411,937)
Discount amortization to date	436,879	323,961	760,840
Net discount on convertible debt	(1,430,552)	(1,843,048)	(3,273,600)

Convertible debt, net of discount	$1,169,448	$1,017,900	$2,187,348

During the year ending December 31, 2006, the Company issued these convertible debt instruments (debentures) under two different agreements. One of the debentures is secured by the ownership of French Gulch Nevada Mining Corp and bears interest at a rate of 10% per annum, paid quarterly. The other debenture agreements are unsecured and bear interest at a rate of 12% per annum, paid quarterly. Interest may be paid in cash or stock at a fixed price of $0.75 per share for both of the debentures. For the secured debenture, the decision of mode of payment is made by mutual consent of the Company and the holder or its assigns. The control of settlement terms of interest for the unsecured debentures is held exclusively by the Company. Both of the debentures have a maturity date of two years from the date of the agreement and may be converted into common stock at the option of the holder any time prior to maturity at a fixed price of $0.75 per share. The conversion price is adjusted for stock splits, stock dividends, and equity issuances by the Company. The Company is required to reserve sufficient shares for the conversion of both the principal and any interest and has signed a registration agreement that it will use it’s best efforts to register those shares. The registration rights agreement does not include any penalties or other monetary remedies. The Company has sufficient authorized common shares to provide for the conversion of the debentures and any interest that may accrue.

If settlement of all of the convertible debt were to have occurred on December 31, 2006 the Company would have paid up to $5,579,763 in cash or have issued up to 7,439,686 shares of common stock which would have had a market value of $5,564,161. Over the remaining life of the outstanding convertible debt the Company may pay for settlement up to $6,637,986 in cash or issue up to 8,850,651 shares of common stock.

NOTE 9 - RECLAMATION OBLIGATIONS

The Company became subject to and adopted SFAS No. 143, Accounting for Asset Retirement Obligations, which establishes a uniform methodology for accounting for estimated reclamation and abandonment costs. At December 31, 2005, the Company recognized a reclamation liability for the estimated reclamation costs related to the French Gulch and North Fork properties. The related costs were expensed since neither of the properties were in production or had proven or probable mineral reserves at the time.

The accretion of the reclamation obligation liability is recorded as a separate operating expense in the Company's statement of operations with a corresponding increase in the reclamation liability. Below are the reclamation obligation and accretion details as of December 31, 2006.

French Gulch

In connection with the reclamation permit obtained in December 2005, the Company estimated reclamation costs to be $71,200 based on the operating plan for the French Gulch property. At an accretion rate of 6%, the Company has expensed $4,272 for the year ended December 31, 2006. The total reclamation obligation as of December 31, 2006 is $75,472.

North Fork

The Company put the initial reclamation permit in place in March 2004 with a supplemental permit in May 2005 based on its updated operating plan. In connection with these permits, the Company estimated reclamation costs to be $31,841 as of December 31, 2005 for the North Fork property. At an accretion rate of 6%, the Company has expensed $1,788 for the year ended December 31, 2006. Total reclamation obligation as of December 31, 2006 is $33,629.

The following is a description of the changes to the Company's reclamation liability and expenses as of December 31, 2006:

Estimated reclamation obligation at December 31, 2005:
French Gulch	$71,200
North Fork	31,841
Reclamation obligation before 2006 accretion	103,041

Changes in reclamation obligation for the year ending December 31, 2006:
French Gulch accretion expense	4,272
North Fork accretion expense	1,788
Increase in reclamation obligation	6,060

Total reclamation obligation at December 31, 2006	$109,101

NOTE 10 - STOCK OPTIONS AND WARRANTS

The Company had zero options outstanding on December 31, 2005.

On December 20, 2006, the Company granted 1,840,000 options exercisable for the purchase of one share of common stock each with an exercise price when vested of $0.50. At the date of issuance 794,722 options were immediately vested and the remaining 1,045,278 will vest over periods up to 33 months. These stock options have been issued under an equity compensation plan approved by the directors and the shareholders of the Company. These stock options are not yet registered but are expected to be by the end of the second quarter of 2007.

The Company estimates the fair value of options and warrants using the Black-Scholes Option Price Calculation. The Company used the following assumptions in estimating fair value: the risk-free interest rate of 4.6%, the volatility rate used is 74%; and the expected life of the options is ten years. The Company also assumed that no dividends would be paid on common stock.

At December 31, 2006, the Company had the following stock options outstanding:

	Options	Weighted Average Exercise Price
Outstanding December 31, 2005	-	$-

Granted	1,840,000	0.50
Canceled	-	-
Exercised	-	-
Outstanding on December 31, 2006	1,840,000	$0.50
Exercisable on December 31, 2006	794,722	$0.50

At December 31, 2006, the Company had the following consolidated warrants outstanding:

Period of Issuance	Period of Expiration	Total Warrants
2nd quarter - 2004	2nd quarter - 2007	975,000
3rd quarter - 2004	3rd quarter - 2007	1,343,335
4th quarter - 2004	4th quarter - 2007	859,712
1st quarter - 2005	1st quarter - 2008	846,000
2nd quarter - 2005	2nd quarter - 2008	2,846,841
4th quarter - 2005	4th quarter - 2008	1,500,000
1st quarter - 2006	1st quarter - 2007	550,800
1st quarter - 2006	1st quarter - 2008	13,014,969
1st quarter - 2006	2nd quarter - 2008	2,224,162
2nd quarter - 2006	2nd quarter - 2008	6,045,672
3rd quarter - 2006	3rd quarter - 2008	4,751,002
4th quarter - 2006	4th quarter - 2008	4,897,173
Total Warrants Outstanding		39,854,666

A summary of the Company’s stock warrants as of December 31, 2006 and changes during the year is presented below:

	Warrants	Weighted Average Exercise Price
Outstanding on December 31, 2005	9,576,925	$1.01

Granted	36,820,416	0.77
Canceled	(4,370,022)	0.96
Exercised	(2,172,653)	0.50

Outstanding on December 31, 2006	39,854,666	$0.82

NOTE 11 - SIGNIFICANT EVENTS

The following is a summary of significant events related to the Company’s properties that have transpired during the years ending December 31, 2005 and 2006.

French Gulch (Nevada) Mining Corp.

On May 19, 2005, the Company exercised it option with the Washington Niagara Mining Partnership to purchase the patented and unpatented mining claims, the mill, and other personal property included in that agreement. Upon exercise of the option French Gulch gained all rights incident to ownership of real property allowed by law, including the right to develop and mine the property. The Company was in compliance with the terms of the option agreement as of December 31, 2005. The Company has a verbal agreement with the Washington Niagara Mining Partnership to delay payments under the original terms of the option agreement. As of December 31, 2006, the Company had delayed its December 2006 option payment of $175,000.

The Company has staked 66 (sixty-six) unpatented claims in the French Gulch district to properly secure and encompass areas of known gold mineralization. The Company has named these newly staked claims, along with the Washington -Niagara property, the “French Gulch" properties. The 66 claims staked by French Gulch are 100%-owned by French Gulch. All claim maintenance fees and taxes were current as of December 31, 2005 and 2006.

On August 31, 2005, the Company entered an agreement with the Stump Family Trust (“Stump”) giving French Gulch the exclusive right to explore, develop, and mine the property. The property is located in Shasta County, California, adjacent to the French Gulch property, and consists of 1 patented lode mining claim ("Colorado Quartz Mine”). The option agreement is for an initial term of ten years and expires on July 21, 2015. The Company was in compliance with all terms of the purchase option as of December 31, 2005 and 2006.

On August 7, 2006, Bullion River Gold Corp entered into a secured convertible debenture agreement with Elton Participation Group. To secure the agreement the Company pledged 100% of its ownership, including all stock and assets, of French Gulch (Nevada) Mining Corp.

All claim maintenance fees and taxes for the property were current as of December 31, 2005 and 2006.

North Fork Mining Corp.

The Company was in compliance with the terms of the option agreements with Mugwamp Mining and Forest Mine as of December 31, 2005. The Company has a verbal agreement with owners to delay payments under the original terms of the option agreement. As of December 31, 2006, the Company had delayed its December 2006 option payments of $5,000 each.

All claim maintenance fees and taxes for the property were current as of December 31, 2005 and 2006.

Antone Canyon Property

The Company was in compliance with the terms of the option agreement with Antone Canyon LLC as of December 31, 2005 and 2006.

All claim maintenance fees for the property were current as of December 31, 2005 and 2006.

Corcoran Canyon Mining Corp.

The option agreement with Landore Resources expired on February 28, 2006. At that time, the Company started negotiations with the owner to purchase the property as required by the terms set forth in the original agreement noted above. Two partial payments of $20,000 were made on February 28 and March 30, 2006. On May 19, 2006 the Company made a final payment of $160,000 to take ownership of the property.

On June 16, 2006 the Company and Silver Quest Resources LTD and Silver Quest Resources (US) LTD (together “Silver Quest”) entered into a joint venture. Silver Quest was required to pay the Company $10,000 within five days of execution of the agreement. Within 60 days from the date of the agreement Silver Quest was to receive TSXV acceptance and at that time pay the Company $30,000 and 100,000 common shares of Silver Quest Resources LTD to keep the option in good standing.

Silver Quest can acquire an initial 51% interest in the property by making cash payments of $250,000, issuing 400,000 shares, and incurring $1,500,000 in exploration and development expenditures over a three year period. Silver Quest has a further option to increase its interest to 75%, by paying an additional $1.0 million, issuing an additional 500,000 shares, and incurring an additional $1.75 million (U.S.) in expenditures.

At December 31, 2006, Silver Quest was in compliance with all of the terms of the option agreement with the Company.

All claim maintenance fees for the property were current as of December 31, 2005 and 2006.

Cimarron Mining Corp.

As of August 23, 2006, the Company and Brancote US, owner of the majority of the Cimarron claims, have allowed the option agreement for the property to expire as of that date because both parties were unable to come to an agreement with the holder of the remaining claims in the middle of the claim block.

Wenban Spring Mining Corp.

As of December 31, 2005, the Company has paid claim maintenance fees to the BLM on 20 claims. Re-staking on the remaining 218 claims was completed on December 8, 2005. The Company filed and made payment in full to the BLM for all fees in the first quarter of 2006.

On January 19, 2006, the Company entered into an option agreement with Senator Minerals “Senator”, a Vancouver based mineral exploration company (TSX-V: SNR) for two properties, the Cortez South and the Gold Valley property, located in Lander County. These two properties are directly adjacent to the south of the Wenban Spring property. The Cortez South property consists of 30 mineral claims and the Gold Valley property consists of 24 mineral claims. The terms of the agreement include: $10,000 in cash for each property, which was paid on January 20, 2006 and 125,000 restricted shares of Bullion River common stock for each property which were issued on May 1, 2006. Bullion River is obliged to spend $150,000 in exploration including all maintenance fees over the next two years in order to obtain a 51 % ownership in the claims. By spending another $200,000. Bullion River can increase its ownership to 76%. After that, the partners have to spend on a $350,000 to $110,000 basis (Bullion River to Senator) or get diluted accordingly. Once a partner has less than 10% ownership, it can elect a three percent NSR. The properties are so-called ‘grassroots’ properties, no significant exploration has been done to this point.

All claim maintenance fees for the property were current as of December 31, 2006.

Painted Hills Claims

As of September 1, 2006, management has decided not to pursue any additional exploration at the Painted Hills property and has chosen not to renew the mining claims.

Mission Mine

On February 18, 2006, the Company entered into an exploration agreement with an option to purchase the “Mission Mine” from TKM Corporation. The property consists of 26 unpatented lode mining claims situated in Riverside County, California. In order to maintain this agreement, the Company has made the following payments to TKM Corp.
1.	Non-refundable $10,000 payment on February 18, 2006 upon entering into the agreement.
2.	$40,000 on February 24, 2006 for the right to explore the property through August 31, 2006.
3.	$50,000 on September 1, 2006 for the right to explore the property from September 1, 2006 until September 1, 2009.

TKM has granted the Company the exclusive right and option to purchase the property as follows:
1.	Option executed up until August 31, 2007 - $1.5 million.
2.	Option executed from September 1, 2007 to August 31, 2008 - $2.0 million.
3.	Option executed from September 1, 2008 to August 31, 2009 - $2.5 million.

In addition to the dollar amount defined above, the purchase price shall include a 2.5% Net Smelter Royalty for the first three years of production from the property.

All claim maintenance fees and taxes for the property were current as of December 31, 2006.

On November 16th, 2006 the Company entered into an exploration permit with the option to purchase 34 unpatented lode mining claims from Nevada Eagle Resources LLC (NER). The 32 LA claims ( LA 1-17and 19-31) claims and the MMC 1 and 2 claims are located in the Dale Mining District of Riverside and San Bernardino counties of southern California. The claims were located in the spring of 2006 and were subsequently filed and recorded with the California BLM and the respective recorders offices in San Bernardino and Riverside counties. The Company paid $10,000 upon signing the agreement and can purchase the aforesaid unpatented mining claims from NER as per the following schedule:

$15,000 - April 27, 2007
$20,000 - April 27, 2008
$25,000 - April 27, 2009
$30,000 - April 27, 2010
$50,000 - April 27, 2011

Once purchase option will be considered exercised once the payments totaling $150,000 have been made to NER. NER will retain a 3% net smelter return on the claims, of which 2% may be purchased for $1 million per percentage point by the Company.

NOTE 12 - CONTRACTUAL OBLIGATIONS/COMMITMENTS

The following is a summary of the Company’s significant contractual obligations payable for the years ended December 31:

	2007	2008	2009	2010	2011	Thereafter
Property option and purchase payments	$973,584	$213,500	$68,500	$73,500	$94,500	$93,500
Lease obligations	402,142	282,112	68,987	32,094	7,848	-
Loan obligations	580,301	6,024,751	-	-	-	-
Total commitments	$1,956,027	$6,520,363	$137,487	$105,594	$102,348	$93,500

NOTE 13 - RELATED PARTY TRANSACTIONS

No member of management, executive officer or stockholder has had any direct or indirect interest in any transaction to which Bullion River or any of its subsidiaries was a party with the exception of the following:

During the first quarter of 2005, the Company paid $75,000 in professional fees to a company controlled by a director of the Company.

During the month of June 2005, the Company borrowed $15,000 from Kristi Kuhn, the spouse of the Company president. The Company paid the debt off in November.

During 2005, the Company borrowed a total of $760,000 from Centennial Development Co, a company that is controlled by Peter Kuhn, President of the Company. At 12/31/05 the Company was indebted to Centennial Development Co. in the amount of $13,453. This balance was paid in the first quarter of 2006.

On October 23, 2006, the company received $75,000 from Susan Jeffs, a company board member, for her participation in a convertible debenture the company completed November 8, 2006.

As part of the option agreement between North Fork and a company controlled by the Bullion River president, North Fork granted a net smelter royalty of 1.5% on the 42 unpatented mineral claims to the company president. No transactions have resulted from this agreement.

NOTE 14 - FOREIGN EXCHANGE ADJUSTMENTS

At December 31, 2004, the company was carrying a debit balance $1,367 in Stockholder’s Equity for Foreign Exchange Adjustments. Most of this was related to the balance as of December 31, 2004 carried forward. Up until April 2005, much of the Company’s accounts payable were paid from the Canadian bank account via the Company’s third party accounting firm, which resulted in foreign exchange adjustments. Now that the Company is paying all accounts payable from their U.S. offices in Reno, NV and the vast majority of their accounts are U.S. based, management no longer deemed it was necessary to carry forward foreign exchange adjustments for the small balance. Accordingly, the equity balance was credited and a one time expense of $1,367 was charged to miscellaneous expense.

There were no foreign exchange adjustments in regards to equity for the year ending December 31, 2006.

NOTE 15 - PROVISION FOR INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109, “Accounting for Income Taxes.” Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by SFAS No. 109 to allow recognition of such an asset.

The amount of deferred income tax benefit is impacted by the difference between the estimated Federal and State statutory income tax rates used to estimate deferred tax assets and liabilities and actual rates utilized when determining incomes taxes due or the application of net operating losses which are impacted by lower rates for taxable income less than $100,000 along with differences in state tax rates. In addition, other estimates utilized in determining deferred income tax benefit resulting from anticipated timing differences may differ from amounts initially determined when the timing differences are realized.

Net deferred tax assets consist of the following components as of December 31, 2006 and 2005:

	2006	2005
Deferred tax assets:
Net operating loss carryover	$6,831,522	$2,824,086

Deferred tax liabilities:
Depreciation	(238,386)	(287,885)

Valuation allowance	(6,593,136)	(2,536,201)
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2006 and 2005 due to the following:

	2006	2005
Book loss	$(6,059,459)	$(2,107,146)
Stock compensation	605,351	-
Exploration capitalization	716,162	465,705
M & E	48,238	13,000
Reclamation obligation	-	32,860
Beneficial conversion	716,162	-
Other	-	(9,532)
Accretion	2,363	-
Penalties	14,050	-
Valuation allowance	3,957,133	1,605,113
	$-	$-

At December 31, 2006, the Company had net operating loss carryovers of approximately $17 million that may be offset against future taxable income from the year 2006 through 2026. No tax benefit has been reported in the December 31, 2006 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryovers for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryovers may be limited as to use in future years.

NOTE 16 - GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred significant operating losses since inception, and as of December 31, 2006, the Company has limited financial resources to support it until such time that it is able to generate positive cash flow from commercial operations.

The Company’s ability to implement its business plan and exploration program in the near term is dependent upon its ability to secure financing through debt, private loans, private placement of funds, and operating revenue. However, there is no assurance that the Company will be able to obtain additional financing from investors or private lenders or that operating revenues will provide sufficient positive cash flow to sustain operations.

The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to establish a profitable mineral property, generate revenues from commercial production, and control exploration costs. There is no assurance that the Company will be able to find projects meeting their specifications for mineralization or that the projects will have large enough tonnage potential or that the Company will commence commercial production should they find projects meeting their required specifications. Based upon current plans, the Company expects to incur operating losses in future periods. The financial statements do not include any adjustments that might result from the outcome of any the above uncertainties. These factors raise doubt about the Company’s ability to continue as a going concern.

Subsequent to December 31, 2006, the company raised an additional $950,000 through the issuance of common stock from warrant exercising, $1.4 million through the issuance of convertible debt, $750,000 from short term loans, and $1.7 million through the issuance of common stock. The Company is currently negotiating the raising of additional funds by means of these activities which is estimated to be sufficient to complete required capital improvements at French Gulch and provide working capital to support operations and administrative activity in the short term. If the Company does not secure this financing it will need to pursue other options in order to continue its operating plan.

NOTE 17 - SUBSEQUENT EVENTS

Subsequent to December 31, 2006, the Company raised $948,994, in cash by issuing common shares for warrant conversions.

Subsequent to December 31, 2006, the Company raised $1,710,250 in cash by issuing common shares in a private offering.

Subsequent to December 31, 2006, the Company raised $1,400,000 in cash by issuing convertible debt.

Subsequent to December 31, 2006, the Company raised $750,000 in cash from short term loans.

Subsequent to December 31, 2006, the Company issued 152,865 shares for the conversion of interest payable on convertible debt for the fourth quarter.

Subsequent to December 31, 2006, the Company entered into a non-interest bearing loan agreement with a company controlled by the Company’s president, Peter Kuhn. The principal amount of $200,000 was repaid in the same period.

Exhibit 31.1

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Peter M. Kuhn, President, Chief Executive Officer of Bullion River Gold Corp. (the "Company"), certify that:

1. I have reviewed this Annual Report on Form 10-KSB/A of the small business issuer;

2. Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

3. Based on my knowledge, the financial statements, and other financial information included in this Annual Report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this Annual Report;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this Annual Report is being prepared;

b)
evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Annual Report based on such evaluation; and

c)
disclosed in this Annual Report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions);

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Dated: April 4, 2007	By: /s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer and Director

Exhibit 31.2

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Nancy Huber, Chief Financial Officer of Bullion River Gold Corp. (the "Company"), certify that:

1. I have reviewed this Annual Report on Form 10-KSB/A of the small business issuer;

2. Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

3. Based on my knowledge, the financial statements, and other financial information included in this Annual Report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this Annual Report;

4. The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a)
designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this Annual Report is being prepared;

b)
evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Annual Report based on such evaluation; and

c)
disclosed in this Annual Report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5. The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions);

a)
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Dated: April 4, 2007	By: /s/ Nancy Huber
Nancy Huber
Chief Financial Officer and Director

Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bullion River Gold Corp. (the "Registrant") on Form 10-KSB/A for the year ended December 31, 2006, as filed with the Commission on the date hereof (the "Annual Report"), we, Peter M. Kuhn, Chief Executive Officer and Nancy Huber, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: April 4, 2007	/s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer
and Director

Dated: April 4, 2007	/s/ Nancy Huber
Nancy Huber
Chief Financial Officer,
and Director

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 7, 2007

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

333-85414 COMMISSION FILE NUMBER 3500 Lakeside Court, Suite 200 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	98-0377992 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89509 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

FORM 8-K

BULLION RIVER GOLD CORP.

May 4, 2007

Item 1.01 Entry Into a Material Definitive Agreement

On April 7, 2007, and April 12, 2007, Bullion River Gold Corporation (the "Company") entered into Agreements, Including Promissory Notes, with three different individual investors [Adler, Haber and Young: the "Investor(s)"]. In addition to the Agreements, Including Promissory Notes, those transactions include Common Stock Purchase Warrants and Registration Rights Agreements (all, the "Documents"). The Documents are, in all respects except for the named parties and dollar amounts, the same as the SEC Form 8-K Exhibits 1, 2, and 3 filed on April 3, 2007, and having SEC Accession Number 001019687-07-000949. Those documents are incorporated herein by reference. The Documents include the following terms and conditions material to the Company:

Investors transferred three separate principal amounts of $300,000.00, $300,000.00 and $300,000.00 (a total of $900,000.00) to Company, which will all be due and payable on or before June 30, 2007. The principal amounts individually and collectively bear an interest rate of zero (0) percent.

From March 30, 2007, to close of business March 30, 2009, Investors may each subscribe for and purchase up to 300,000 warrant shares of Company common stock for $1.00 per share. Provided, the warrant price may be adjusted in light of circumstances specified in the Warrants, such as the payment of dividends, combining or dividing Company stock into greater or lesser numbers, or acting in a manner to dilute the selling Investors' interest in the Company.

As of this filing, Investors have not elected to purchase warrant shares under these reported transactions.

Investors may invest or reinvest under the same terms and conditions as those offered to other participants, if any, in any transaction that provides financing to Company.

Investors are granted security interests in French Gulch (Nevada) Mining Corporation common stock that are junior to the security interest in the same stock held by Elton Corporation, a British Virgin Islands Corporation or its assigns.

Legal actions regarding the transactions are subject to Nevada law and the state or federal courts in Reno, Nevada, having jurisdiction of the parties and issues raised.

Company is required to file a registration statement pertaining to this transaction.

Item 2.03 Creation of a Direct Financial Obligation

As specified under Item 1.01, above.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

Substantially the same information required by this Form 8-K was previously reported and incorporated herein by reference under 1.01, above. Financial Statement and Pro Forma Financial Information is not applicable.

Exhibits:
10.1	Agreement, Including Promissory Note dated March 30, 2007 as an attached exhibit to Bullion River Gold Corp. Form 8K (Current Report) filed on April 3, 2007, and incorporated herein by reference.

10.2	Common Stock Purchase Warrant dated March 30, 2007 as an attached exhibit to Bullion River Gold Corp. Form 8K (Current Report) filed on April 3, 2007, and incorporated herein by reference.

10.3	Registration Rights Agreement dated March 30, 2007 as an attached exhibit to Bullion River Gold Corp. Form 8K (Current Report) filed on April 3, 2007, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 4, 2007

Bullion River Gold Corp.

/s/ Peter M. Kuhn
Peter M. Kuhn
Chief Executive Officer